UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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NetApp

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2021 Proxy Statement and Notice of Meeting

Friday, September 10, 2021 at 3:30 p.m. Pacific time

About NetApp

NetApp is a global cloud-led, data-centric software company. Building on a rich history of software innovation, we bring enterprise grade data services to the leading clouds, and the simple flexibility of cloud to the data center. We empower organizations to lead with data in the age of accelerated digital transformations. Our strategy is to apply our rich data-centric software innovation to enable customers to thrive in a hybrid cloud world and build data fabrics to accelerate data-driven digital transformations. A data fabric simplifies the integration and orchestration of data services across clouds and on-premises to accelerate digital transformation. We help organizations to get the most out of their cloud experience – whether public, private or hybrid – by enabling IT to discover, integrate, automate, optimize, protect, and secure data and applications. NetApp delivers the full range of capabilities organizations need for their data fabrics, enabling the business to deliver the data and applications to the right place at the right time with the right capabilities to fuel innovation.

1992	~ 11,000	$5.74
year incorporated	employees	billion in FY21 revenue

Our Values

The values we share at NetApp define who we are as a company and what we can expect from each other. We strive to create a model company by living our values and honoring our commitments to our stakeholders.

Trust & Integrity	Leadership	Simplicity
We are committed to earning the trust and confidence of our teammates and to always acting for the absolute good of the whole.	We transform individual effort into high- performance teams that are prepared for expanding roles and challenges.	We maintain simplicity in our internal processes and structures with objectives that are succinct, quantitative, and time bound.

Adaptability	Teamwork	Go Beyond
We remain agile, flexible, and nimble to thrive in an evolving business environment.	Through collaboration, we strive for win/ win solutions to issues and problems. Personal success is realized through team achievements.	We embrace creativity, risk taking, and continuous improvement, enabling us to make and meet aggressive commitments.

 Our Business Partnerships

Our partnerships with the industry’s leading cloud, infrastructure, consulting, application, and reseller partners are created with one goal in mind: the success of our customers. Global enterprises, local businesses, and government installations look to NetApp and our ecosystem of partners to help maximize the business value of their IT investments.

Industry-leading solutions with an open ecosystem of partners

2

About NetApp

Fiscal 2021(1) Business Highlights

$5.74B NET REVENUES	$733M GAAP NET INCOME $1.33B CASH FLOWS FROM OPERATIONS	EARNINGS PER SHARE GAAP(4) $3.23 NON-GAAP(5) $4.06

CLOUD ARR(2) INCREASED 171% Y/Y

ALL FLASH ARRAY ANNUALIZED REVENUE RUN RATE(3) INCREASED 11% Y/Y
(1)	Our fiscal year is reported on a 52- or 53-week year that ends on the last Friday in April, and our 2021 fiscal year began on April 25, 2020 and ended on April 30, 2021 (“fiscal 2021”).
(2)	Cloud services annualized revenue run-rate is calculated as the annualized value of all Public Cloud Services customer commitments as of the last day of the quarter, with the assumption that any commitment expiring during the next 12 months will be renewed with its existing term.
(3)	All flash array annualized net revenue run-rate is determined by products and services revenue for the current period, multiplied by 4.
(4)	GAAP earnings per share is calculated using the diluted number of shares for the period presented.
(5)	Non-GAAP earnings per share is calculated using the diluted number of shares for the period presented. A reconciliation of non-GAAP to GAAP results can be found in Annex A.

In fiscal 2021, NetApp generated $5.74 billion in net revenues. GAAP net income for fiscal 2021 was $733 million, or $3.23 per share. Non-GAAP net income in fiscal 2021 was $917 million, or $4.06 per share (a reconciliation of non-GAAP to GAAP results can be found in Annex A). Over the course of the year, we generated $1.33 billion in cash flows from operations and returned approximately $552 million to stockholders. In fiscal 2021, NetApp continued to advance its Data Fabric strategy. NetApp helps customers move from building data centers to building data fabrics that achieve business objectives. A data fabric simplifies the integration and orchestration of data services across clouds and on-premises to accelerate digital transformation. We help organizations to get the most out of their cloud experience – whether private, public, or hybrid – by enabling IT to discover, integrate, automate, optimize, protect, and secure data and applications. NetApp delivers the full range of capabilities organizations need for their data fabrics, enabling the business to deliver the right data and applications to the right place at the right time with the right capabilities to fuel innovation. NetApp can help a company wherever it is on its hybrid cloud journey.

Cloud and digital transformation initiatives have been accelerated by the global COVID-19 pandemic. Digital transformation is now a necessity requiring speed and agility to respond to changing business conditions. Hybrid cloud is the de facto IT architecture at digitally transformed enterprises for the foreseeable future. Having an integrated, flexible data management foundation is critical to the success of digital transformation efforts. Because of this, data is growing in scale and importance. We believe that NetApp is a beneficiary of this trend. We are uniquely positioned to address customers’ requirements for workloads that move to the cloud, as well as those that maintain and modernize on premises. We focus on delivering an exceptional customer experience to become our customers’ preferred data partner. NetApp’s unique approach to data enables organizations to create new customer experiences, seize every opportunity to innovate, and optimize operations for cost, scale, speed, and agility – all while thriving in a multi-cloud world.

Our rapidly growing public cloud services and all-flash array solutions fuel the momentum in our high-margin software, cloud services and recurring support revenue streams. We believe that this growth, coupled with our disciplined operating expense management, balanced approach to investing in the business, and sustained capital returns will create significant long-term stockholder value.

See also the section entitled “Our Fiscal 2021 Company Performance” on page 29 of this Proxy Statement. Detailed information on our products and our financial performance can be found in our Annual Report on 10-K for the year ended April 30, 2021 (the “Annual Report”).

2021 Proxy Statement	3

Meeting Notice and
Voting Roadmap

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of NetApp, Inc. (the “Annual Meeting”). To facilitate greater stockholder attendance, the meeting will be held virtually on Friday, September 10, 2021 at 3:30 p.m. Pacific time, with no physical in-person meeting. The health and safety of our various stakeholders is our highest priority. You may attend the Annual Meeting and vote via the Internet at www.virtualshareholdermeeting.com/NTAP2021. The agenda for the meeting and the recommendation of the Board of Directors (the “Board”) with respect to each agenda item are set below.

George Kurian
Chief Executive Officer
Sunnyvale, California
July 30, 2021

Date	Time	Location
Friday, September 10, 2021	3:30 p.m. Pacific time	On the Internet at www.virtualshare holdermeeting.com/ NTAP2021

Voting
Who Can Vote	Stockholders as of July 16, 2021, are entitled to notice of and to vote at the Annual Meeting.
Internet	www.proxyvote.com
Phone	1-800-690-6903
Mail	Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on September 10, 2021. The proxy statement and the annual report are available at http://investors.netapp.com.

Agenda

This summary highlights information contained within this Proxy Statement. It does not contain all the information found in this Proxy Statement and is qualified in its entirety by the remainder of this Proxy Statement. You should read the entire Proxy Statement carefully and consider all information before voting. Page references are supplied to help you find further information in this Proxy Statement.

Proposal 1
Election of Directors
Board Demographics
Gender	33.3% Female
Age	59.7 years Nominee average age
Tenure	6.7 years Nominee average tenure
Independence	●8 of 9 nominees are independent ●All members of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating are independent
Highly Engaged Board	●100% overall attendance rate at Board and Board committee meetings ●8 Board and 21 Board committee meetings during fiscal 2021
Relevant Skills and Experience
7/9	9/9	9/9

Financial	Executive Level Leadership	Strategy
7/9	9/9	6/9

Sales & Marketing	Technology	Risk Management
The Board recommends a vote FOR each director nominee.	See page 9 for further details

4

Meeting Notice and Voting Roadmap

Proposal 2
Advisory Vote to Approve Named Executive Officer Compensation

Executive Compensation Objectives

The Board believes that executive compensation is a meaningful tool to communicate, align and reinforce business priorities that support our stockholders’ interests. We also believe it is an important element in the attraction, retention and recognition of our leadership and key talent – a strong competitive advantage for NetApp. In designing an effective structure, the Compensation Committee follows the certain principles:

●Pay for performance – aligning pay with a balanced view of performance across leadership priorities to support stockholders’ interest in sustainable results;
●Appropriate pay levels – ensuring targets are reasonable based on the position, performance and market context; and
●Strong governance – structuring our program with a balanced incentive design to promote the successful execution of our strategic objectives and dutifully manage risk.

Our Fiscal 2021 Compensation Highlights and Target Pay Mix

In line with our compensation objectives and as noted in our pay mix summaries below, the pay mix for our chief executive officer and other Named Executive Officers (‘NEOs”) for fiscal 2021 is largely performance based with a significant percentage provided in at-risk pay. As described further in our Compensation Discussion & Analysis (“CD&A”), our financial operating performance in fiscal 2021 exceeded plan, thereby resulting in above-target annual bonuses. However, we did not achieve the long-term incentive performance target under our Performance-based Restricted Stock Units (“PBRSUs”), based on three-year profitability and total shareholder return performance for the fiscal 2019 – 2021 performance period. Accordingly, the payout for PBRSUs was below target.

With our demonstrated pay alignment, continued focus on evolving our compensation programs in support of business objectives, commitment to stockholder engagement and history of strong Say-on-Pay results, the Board recommends voting for this proposal.

Pay Mix of CEO(1)	Average Pay Mix of other NEOs(1)

(1) Charts reflect target Annual ICP value and ongoing target equity award value and excluding the one-time awards to Mr. Cernuda. Amounts reflected in these charts may differ from the amounts in the Summary Compensation Table because the values in the Summary Compensation Table are based on accounting standards and reflect actual bonus payouts, not targets.

The Board recommends a vote FOR this proposal.	See page 28 for further details

2021 Proxy Statement	5

Meeting Notice and Voting Roadmap

Proposal 3
Ratification of Deloitte & Touche LLP as the Independent Registered Public Accounting firm
The Company is asking the stockholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 29, 2022.
The Board recommends a vote FOR this proposal.	See page 65 for further details

Proposal 4
Approval of the NetApp, Inc. 2021 Equity Incentive Plan

We are asking our stockholders to approve a new 2021 Equity Incentive Plan (the “Plan”). Our Board has adopted the Plan, subject to approval from our stockholders at the Annual Meeting. If our stockholders approve the Plan, it will replace our 1999 Stock Option Plan (the “1999 Plan”). If so approved, the 1999 Plan will terminate on the day following the date of the Annual Meeting, and no further awards will be granted under the 1999 Plan, but the 1999 Plan will continue to govern awards previously granted under it. If our stockholders do not approve the Plan, the 1999 Plan will remain in effect. Our Board has determined that it is in the best interests of the Company to adopt the Plan and is asking our stockholders to approve the Plan. The Company’s named executive officers, directors and director nominees have an interest in this proposal as they are eligible to receive equity awards under the Plan.

The Plan is intended to increase incentives and to encourage stock ownership on the part of eligible employees, directors and consultants who provide significant services to the Company and its affiliates. We believe strongly that the approval of the Plan will enable the Company to continue to use equity awards to achieve our goals in attracting and retaining our most valuable asset: our employees. Offering a broad-based equity compensation program is vital to attracting and retaining highly skilled people in our industry. The Company believes that employees who have a stake in the future success of our business become highly motivated to achieve our long-term business goals and increase stockholder value. Our employees’ innovation and productivity are critical to our success in a highly competitive and fast-paced industry. The Plan is designed to assist in recruiting, motivating and retaining talented employees who help achieve our business goals, including creating long-term value for stockholders.

The Board recommends a vote FOR this proposal.	See page 67 for further details

Proposal 5
Amendment of the Employee Stock Purchase Plan

The Company is asking the stockholders to approve an amendment to the Company’s Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares authorized for issuance under the Purchase Plan by an additional 3,000,000 shares of common stock. The requested increase of 3,000,000 shares represents approximately 1% of the outstanding shares of the Company’s common stock as of July 16, 2021. The Company’s NEOs have an interest in this Proposal Number 5 due to their ability to participate in the Purchase Plan.

We are asking our stockholders to increase the number of shares authorized for issuance under the Purchase Plan to ensure that the Company can maintain a sufficient reserve of shares of the Company’s common stock available under the Purchase Plan. A sufficient reserve will ensure that the Purchase Plan continues to provide eligible employees of the Company and its participating affiliates (whether now existing or subsequently established) with the opportunity to purchase shares at semiannual intervals through their accumulated periodic payroll deductions.

Our Board believes that it is in the best interests of the Company and its stockholders to continue to provide employees with the opportunity to acquire an ownership interest in the Company through their participation in the Purchase Plan and thereby encourage them to remain in the Company’s employ and more closely align their interests with those of our stockholders.

The Board recommends a vote FOR this proposal.	See page 77 for further details

6

Meeting Notice and Voting Roadmap

Proposal 6
Management Proposal for Stockholder Action by Written Consent

The Company is asking the stockholders to approve amendments to our charter and bylaws to allow stockholders to act by written consent. A stockholder proposal making a similar request, which is non-binding, is included in this proxy statement as Proposal Number 7. The Board has carefully considered the implications of each of these proposals. Based on this review, and after considering numerous factors, including the ones discussed below, the Board has unanimously adopted a resolution approving, declaring the advisability of and recommending that stockholders approve amendments to the charter and bylaws to allow stockholders to act by written consent. Currently, Article VIII of the charter and Section 2.13 of the bylaws provide that stockholders of the Company may only act at a duly called annual or special meeting and may not act by written consent.

At our 2020 annual meeting, we received a stockholder proposal (the “2020 Proposal”) requesting that the Board take the necessary steps to allow stockholders to act by written consent. The 2020 Proposal was approved by 50.3% of the shares present and entitled to vote on the proposal, which constituted 42.1% of our shares outstanding. In light of this vote, the Board has adopted resolutions approving, and has recommended that stockholders vote to approve, amendments to Article VIII of the charter and Section 2.13 of the bylaws to permit stockholders who comply with specified procedures to act by written consent.

The Board recommends a vote FOR this proposal.	See page 83 for further details

Proposal 7
Stockholder Proposal for Stockholder Action by Written Consent

The Board recommends a vote AGAINST this proposal.	See page 85 for further details

2021 Proxy Statement	7

Index of Frequently Requested Information
Auditor Fees	66
Beneficial Ownership Table	88
Board Leadership	20
CEO Pay Ratio	63
Clawback Policies	50
Code of Conduct	24
Compensation Consultant	38
Corporate Governance Guidelines	19
Director Attendance	17
Director Independence	17
Director Biographies	12
Director Skills Matrix	16
Financial Performance	29
Peer Group	38
Related Party Transactions	89
Stock Ownership Guidelines	50
Succession Planning	21
Summary Compensation Table	52

Cautionary Statement Regarding Forward-Looking Statements
This Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are all statements (and their underlying assumptions) included in this Proxy Statement that refer, directly or indirectly, to future events or outcomes and, as such, are inherently not factual, but rather reflect only our current projections for the future. Consequently, forward-looking statements usually include words such as “estimate,” “intend,” “plan,” “predict,” “seek,” “may,” “will,” “should,” “would,” “could,” “anticipate,” “expect,” “believe,” or similar words, in each case, intended to refer to future events or circumstances. Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including, but not limited to, those described in Item 1A (Risk Factors) of Part I of our Annual Report on Form 10-K and any additional risk factors disclosed in Item 1A (Risk Factors) of Part II of our Quarterly Report on Form 10-Q for the quarter ended July 30, 2021. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based upon information available to us at this time. These statements are not guarantees of future performance. We disclaim any obligation to update information in any forward-looking statement. Actual results could vary from our forward-looking statements due to the factors described in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as other important factors.

8

Corporate Governance Matters

Proposal 1
Election of Directors

Introduction
At the Annual Meeting, nine (9) directors will be elected to serve until the 2022 Annual Meeting or until successors for such directors are elected and qualified, or until the death, resignation or removal of such directors.

The Board has nominated for re-election nine (9) of the Company’s current directors, as listed below:

●T. Michael Nevens
●Deepak Ahuja
●Gerald Held
●Kathryn M. Hill
●Deborah L. Kerr
●George Kurian
●Carrie Palin
●Scott F. Schenkel
●George T. Shaheen

Each person nominated has consented to being named in this Proxy Statement and has agreed to serve as a director, if elected. The Board has no reason to believe that any nominee will be unavailable or will decline to serve as a director. In the event, however, that any nominee is unable or declines to serve as a director, the proxies will be voted for any nominee who is designated by our Board to fill the vacancy and following appropriate disclosure of the identity of that individual. The proxies solicited by this Proxy Statement may not be voted for more than nine (9) nominees.

Information Regarding the Nominees
Information regarding the qualifications and experience of each of the nominees may be found in the sections of this proxy titled “Director Nominees” and “Our Board of Directors.”

Vote Required
In an uncontested election, to be elected to our Board, each director nominee must receive the affirmative vote of shares representing a majority of the votes cast, meaning that the number of votes “FOR” such director nominee must exceed the number of votes “AGAINST” such director nominee. Under our Corporate Governance Guidelines, each director is required to submit in advance an irrevocable, conditional resignation that will be effective only upon both (1) the failure to receive the required vote at the next stockholders’ meeting at which the director faces reelection; and (2) our Board’s acceptance of such resignation. If an incumbent director fails to receive the required vote for reelection, the Corporate Governance and Nominating Committee will act to determine whether to accept the director’s irrevocable, conditional resignation and will submit its recommendation to our Board for consideration.

Recommendation of the Board
Our Board of Directors Unanimously Recommends That Stockholders Vote FOR Proposal Number 1.

2021 Proxy Statement	9

Corporate Governance Matters

Our Board of Directors

Director Nominees

			Director Since	Committee Membership			Other Current Public Directorships
Name and Principal Occupation	Independent	Age		A	CGN	C
T. Michael Nevens, Chair Senior Advisor, Permira Funds		71	2009				Ciena Corporation
Deepak Ahuja Chief Financial Officer, Verily		58	2020	*
Gerald Held Chief Executive Officer, Held Consulting, LLC		73	2009
Kathryn M. Hill		64	2013				Moody’s Corporation Celanese Corporation
Deborah L. Kerr Managing Partner, Warburg Pincus		49	2017				Chico’s FAS, Inc.
George Kurian Chief Executive Officer, NetApp		54	2015				Cigna Corporation
Carrie Palin SVP and Chief Marketing Officer, Cisco Systems, Inc.		49	2021
Scott F. Schenkel		53	2017	*
George T. Shaheen		77	2004				Marcus & Millichap Inc. Green Dot Corporation Korn/Ferry International
A – Audit	C – Compensation	CGN – Corporate Governance and Nominating	Chair	Member
* Audit Committee Financial Expert

Board Snapshot

10

Corporate Governance Matters

Skills and Qualifications

FINANCIAL	SALES & MARKETING

Experience in accounting and audit functions and the ability to analyze financial statements and oversee budgets are key to supporting the Board’s oversight of our financial reporting and functions.	Experience as sales or marketing executives or other leadership positions is critical to the effective oversight of management.

EXECUTIVE LEVEL LEADERSHIP	TECHNOLOGY

Experience in executive positions in the particular technology industries in which we compete is key to the effective oversight of management.	Experience in researching or developing leading-edge technologies, such as software/hardware development, high-tech manufacturing, and cloud computing is core to understanding our R&D, manufacturing, supply chain, and markets.

STRATEGY	RISK MANAGEMENT

Experience in setting and executing corporate strategy is critical to the successful planning and execution of our long-term vision.	Experience identifying, mitigating, and managing risk helps our directors effectively oversee our risk management program.

2021 Proxy Statement	11

Corporate Governance Matters

Director Biographies

The name, age and position of each of the Company’s directors as of July 16, 2021 are set forth below. Except as described below, each director has been engaged in his or her principal occupation during the past five years. There are no family relationships among any of our directors, director nominees or executive officers.

T. Michael Nevens Chairman of the Board	Age	71
Independent	Director Since	2009

Biography
Mr. Nevens has been a senior advisor to Permira Funds, an international private equity fund, since May 2006. Prior to his position with Permira Funds, Mr. Nevens spent 23 years advising technology companies with McKinsey & Co., where he managed the firm’s Global High Tech Practice and chaired the firm’s IT vendor relations committee. Mr. Nevens has served as the Chairman of the Board since June 2015.

Other Public Company Directorships (past 5 years)
● Ciena Corporation (2014 – present)
● Altera Semiconductors, Inc. (2009 – 2015)
Education
● University of Notre Dame (B.S., Physics)
● Purdue University (M.S., Industrial Administration)
	Committees ●Audit ●Corporate Governance and Nominating (Chair)

Qualifications
As an investor in, advisor to and as a current or former member of the board of directors of public and private technology companies, Mr. Nevens brings to the Board extensive expertise and insight into growth, management and governance, as well as expert knowledge of enterprise technology.

Deepak Ahuja	Age	58
Independent	Director Since	2020

Biography
Mr. Ahuja joined Verily in 2020 as Chief Financial Officer (CFO). Previously, he served as CFO of Tesla from 2008 to 2015 and from 2017 to 2019. Prior to Tesla, Mr. Ahuja was at Ford Motor Company for 15 years in a variety of finance roles, which provided him experiences in manufacturing, marketing and sales, product development, treasury, and acquisitions/divestitures.

Other Public Company Directorships (past 5 years)
● FireEye, Inc. (2015 – 2017)
Education
● Carnegie Mellon University (M.S., Industrial Administration)
● Northwestern University Pennsylvania (M.S., Materials Engineering)
● Banaras Hindu University (B.Tech, Ceramic Engineering)
	Committees ●Audit
Qualifications Mr. Ahuja brings to the Board substantive experience in finance management and leadership acquired over 15 years in a variety of finance roles at Verily, Tesla and Ford.

12

Corporate Governance Matters

Gerald Held	Age	73
Independent	Director Since	2009

Biography
Dr. Held has been Chief Executive Officer of Held Consulting, LLC, a strategic consulting firm, since 1999. From 2006 to 2010, he was the Executive Chairman of Vertica Systems, an analytic database company that was acquired by Hewlett-Packard Company. Dr. Held served in director and executive roles at a variety of technology companies, including Business Objects SA, Tandem Computers, Inc., Oracle Corporation, Microplace, Inc., and Bella Pictures, Inc. Dr. Held currently serves on the board of several private companies, including Tamr Inc., Madaket Inc. and Informatica Corporation, a formerly public technology company.

Education ● Purdue University (B.S., Electrical Engineering) ● University of Pennsylvania (M.S., Systems Engineering) ● UC Berkeley (Ph.D., Computer Science)	Committees ●Compensation
Qualifications Dr. Held brings to the Board a strong technical background and over 40 years of experience in developing, managing and advising technology organizations through periods of growth.

Kathryn M. Hill	Age	64
Independent	Director Since	2013

Biography
Ms. Hill served in a number of leadership positions in engineering and operations at Cisco Systems, Inc., a communications company, from 1997 to 2013, including, Executive Advisor from 2011 to 2013, Senior Vice President, Development Strategy and Operations from 2009 to 2011, Senior Vice President, Access Networking and Services Group from 2008 to 2009 and Senior Vice President, Ethernet Systems and Wireless Technology Group from 2005 to 2008. Prior to Cisco, Ms. Hill held a number of engineering roles at various technology companies.

Other Public Company Directorships (past 5 years)
● Moody’s Corporation (2011 – present)
● Celanese Corporation (2015 – present)
Education
● Rochester Institute of Technology (B.S., Computational Mathematics)
	Committees ●Compensation (Chair) ●Corporate Governance and Nominating

Qualifications
Ms. Hill brings to the Board substantive experience in management and leadership of global engineering and operations teams acquired over her 16 years at Cisco and in her previous roles at other technology companies.

2021 Proxy Statement	13

Corporate Governance Matters

Deborah L. Kerr	Age	49
Independent	Director Since	2017

Biography
Ms. Kerr has served as a Managing Partner of Warburg Pincus since January 2019 and as a Senior Advisor from October 2017 to December 2018. Previously, Ms. Kerr served as Executive Vice President and Chief Product and Technology Officer at Sabre Corporation from 2013 to 2017 and as Executive Vice President, Chief Product and Technology Officer at FICO from 2009 until 2012. Prior to her time at Sabre Corporation and FICO, Ms. Kerr held senior leadership roles at Hewlett-Packard, Peregrine Systems and NASA’s Jet Propulsion Laboratory.

Other Public Company Directorships (past 5 years)
●International Airline Group (2018 – 2020)
●Chico’s FAS, Inc. (2017 – present)
●EXLService Holdings (2015 – 2021)
●DH Corporation (2013 – 2017)
Education
●Cal State University, Northridge
●Azusa Pacific University (M.S., Computer Science)
	Committees ●Audit

Qualifications
With over 25 years of diverse experience leading product and technology organizations, Ms. Kerr is a proven technology leader in the software industry who brings extensive leadership, product and technology experience, expertise in cloud and digital, and significant public company board experience to the Board.

George Kurian	Age	54
Chief Executive Officer	Director Since	2015

Biography
Mr. Kurian has served as our Chief Executive Officer since June 1, 2015 and served as our President from May 20, 2016 until Cesar Cernuda’s appointment as President on July 1, 2020. Mr. Kurian joined NetApp in 2011 and has served in a variety of senior leadership roles, including Executive Vice President of Product Operations, Senior Vice President of the Data ONTAP group and Senior Vice President of the Storage Solutions Group. Prior to NetApp, Mr. Kurian held leadership positions at Cisco Systems, Akamai Technologies, McKinsey & Company, and Oracle Corporation.

Other Public Company Directorships (past 5 years) ● Cigna Corporation (January 2021-Present) Education ●Princeton University (B.S., Electrical Engineering) ●Stanford University (M.B.A.)

Qualifications
As the Company’s Chief Executive Officer, Mr. Kurian brings exceptional leadership skills, extensive experience and knowledge of the Company’s business, operations and strategy, which enable him to keep the Board apprised of significant developments impacting the Company and the industry and to guide the Board’s discussion and review of the Company’s strategy.

14

Corporate Governance Matters

Carrie Palin	Age	49
Independent	Director Since	2021

Biography
Ms. Palin joined Cisco Systems, Inc. in June 2021 as Senior Vice President (SVP) and Chief Marketing Officer (CMO). Previously, she served as SVP and CMO of Splunk Inc. from February 2019 to April 2021. Prior to Splunk, she served as SVP and CMO of both Box, Inc. and SendGrid, Inc. (which was acquired by Twilio, Inc.) from 2016 to 2018 and 2018 to 2019, respectively. Previously, she served as Vice President of Marketing for IBM’s Cloud Data Services and held myriad marketing leadership roles during her 16-year career at Dell.

Education ● Texas Christian University (B.S., Communications)	Committees ●Compensation

Qualifications
With over 20 years of experience leading sales and marketing organizations, Ms. Palin is a proven leader in the software industry who brings to the Board extensive leadership, sales and marketing experience, and expertise in the cloud.

Scott F. Schenkel	Age	53
Independent	Director Since	2017

Biography
Mr. Schenkel served as the interim Chief Executive Officer of eBay, Inc. from September 2019 to April 2020. He joined eBay, Inc. in 2007 and served as Senior Vice President and Chief Financial Officer from 2015 to 2019, leading finance, analytics and information technology. He also served as Senior Vice President and Chief Financial Officer of eBay Marketplace from 2009 to 2015 and as Vice President of Global Financial Planning and Analytics. Previously, Mr. Schenkel spent nearly 17 years at General Electric Company in a variety of finance roles.

Education ● Virginia Polytechnic Institute and State University (B.S., Finance)	Committees ●Audit (Chair)

Qualifications
Mr. Schenkel brings to the Board more than 25 years of extensive corporate and financial leadership, and operational expertise across technology and commerce industries. Mr. Schenkel has deep knowledge of financial and accounting issues, and a wealth of experience with financial planning and analytics, strategy, audit, mergers and acquisitions, Six Sigma and process improvement. Mr. Schenkel qualifies as an “audit committee financial expert” under the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

2021 Proxy Statement	15

Corporate Governance Matters

George T. Shaheen	Age	77
Independent	Director Since	2004

Biography
Mr. Shaheen has served in a variety of senior leadership roles, including Chief Executive Officer and Chairman of the Board of Directors of Entity Labs, Ltd., a technology company in the data collection, storage and analytics space, Chief Executive Officer of Siebel Systems, Inc., a customer relationship management software company, Chairman of the Board of Webvan Group, Inc. and Global Managing Partner of Andersen Consulting, which later became Accenture. In addition to his public and private board service, Mr. Shaheen has also served as an IT Governor of the World Economic Forum and on the Board of Advisors of Northwestern University Kellogg Graduate School of Management and the Board of Trustees of Bradley University.

Other Public Company Directorships (past 5 years)
●Marcus & Millichap Inc. (2013 – present)
●Green Dot Corporation (2013 – present)
●Korn/Ferry International (2007 – present)
Education
●Bradley University (B.S., Business)
●Bradley University (M.B.A.)
	Committees ●Compensation ●Corporate Governance and Nominating

Qualifications
Mr. Shaheen brings to the Board significant experience leading, managing and advising companies and expertise in compliance matters as a result of his service on public and private company boards and their audit and compensation committees. His consulting background gives him keen insight into sales and the customer-based service aspect of the Company’s operations.

Skills Matrix

The following chart summarizes the key qualifications and skills our director nominees bring to the Board and that the Board considers important in light of our businesses and industry.

	Financial	Executive Level Leadership	Strategy	Sales & Marketing	Technology	Risk Management
T. Michael Nevens	✓	✓	✓		✓	✓
Deepak Ahuja	✓	✓	✓	✓	✓	✓
Gerald Held		✓	✓	✓	✓
Kathryn M. Hill	✓	✓	✓		✓	✓
Deborah L. Kerr	✓	✓	✓	✓	✓	✓
George Kurian	✓	✓	✓	✓	✓	✓
Carrie Palin		✓	✓	✓	✓
Scott F. Schenkel	✓	✓	✓	✓	✓	✓
George T. Shaheen	✓	✓	✓	✓	✓

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Corporate Governance Matters

Independent Directors

A majority of our Board of Directors and director nominees are “independent,” as defined in the applicable laws and regulations of the SEC and the listing standards of the Nasdaq Stock Market, LLC (“Nasdaq”). The independent directors regularly meet in executive session, without management, as part of the normal agenda of our Board meetings. Our Chairman, Mr. Nevens, is a non-employee director and is independent (as defined by the Nasdaq Listing Rules).

Director Attendance

Average director attendance at fiscal 2021 Board and committee meetings

Board	Audit Committee	Corporate Governance & Nominating Committee	Compensation Committee

At least 75% Board and committee meeting aggregate attendance in fiscal 2021.

Director Selection

Our Board has adopted guidelines for the identification, evaluation and nomination of candidates for director.

To assist with director nominations, our Board has assigned the Corporate Governance and Nominating Committee responsibility for reviewing and recommending nominees to our Board. Although there are no specific minimum qualifications for director nominees, the ideal candidate should have the highest professional and personal ethics and values, and broad experience at the policy-making level in business, government, education, technology, or public service. In evaluating the suitability of a particular director nominee, our Board considers a broad range of factors, including, without limitation, diversity of business experience, professional expertise, length of service, character, integrity, judgment, independence, diversity with respect to race, gender and ethnicity, age, skills, education, understanding of the Company’s business, and other commitments. In addition, our Corporate Governance and Nominating Committee may consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

The Corporate Governance and Nominating Committee works to ensure that our Board’s composition reflects a broad diversity of experience, professions, skills, viewpoints, geographic representation, personal traits and backgrounds. Additionally, although we have no formal policy with respect to diversity, due to the global and complex nature of our business, our Board believes it is important to identify otherwise qualified candidates who would increase our Board’s racial, ethnic, gender and/or cultural diversity. No specific weights are assigned to particular criteria, and the Corporate Governance and Nominating Committee does not believe that any specific criterion is necessarily applicable to all prospective nominees. When the Corporate Governance and Nominating Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of our Board at that time, given the then-current mix of director attributes. With respect to the nomination of continuing directors for re-election, each continuing director’s past contributions to our Board are also considered.

When considering new director candidates, the Corporate Governance and Nominating Committee reviews whether the nominee is independent for Nasdaq purposes and recommends a determination to the Board, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Corporate Governance and Nominating Committee generally relies on a variety of resources to compile a list of potential candidates, including, among other things and depending upon the circumstances, its network of contacts, searches of corporate, academic and government environments and resources, and third party executive search firms. The use of third party executive search firms has increased in recent years. We believe utilizing such a broad variety of resources furthers our Board’s goal of ensuring the identification and consideration of a diverse range of qualified candidates, including, without limitation, women and minority candidates.

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Corporate Governance Matters

After considering the function and needs of our Board, the Corporate Governance and Nominating Committee conducts appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates. The Corporate Governance and Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board by majority vote.

1	Reviewing and recommendation	The Corporate Governance and Nominating Committee reviews whether the nominee is independent for Nasdaq purposes and recommends a determination to the Board, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.

2	Background check	After considering the function and needs of our Board, the Corporate Governance and Nominating Committee conducts appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates.

3	Meeting	The Corporate Governance and Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board by majority vote.

If the Corporate Governance and Nominating Committee determines to identify new independent director candidates for Board membership, it is authorized to retain and to approve the fees of third-party executive search firms to help determine the skills and qualifications that would best complement our Board and identify prospective director nominees.

The Corporate Governance and Nominating Committee uses the same process for evaluating all nominees, regardless of the source of the nomination. The Corporate Governance and Nominating Committee has periodically retained the services of an executive search firm to assist it in identifying new candidates to join the Board, as it did in the case of director nominee Carrie Palin. At the outset of the search, the Board identified the qualifications, experience and skill set it believed most appropriate to augment the current mix of director qualifications and attributes. This specification was provided to the executive search firm, which then used the specification to identify a select number of candidates for consideration by the Corporate Governance and Nominating Committee. Thereafter, members of the Corporate Governance and Nominating Committee interviewed a subset of the potential candidates and selected Ms. Palin as the finalist for consideration by the full Board.

A stockholder meeting the ownership requirements in our bylaws, including our proxy access bylaw, who desires to include in the Company’s proxy materials a candidate for election to our Board must direct the nomination in writing to NetApp, Inc., 3060 Olsen Drive, San Jose, California 95128, Attention: Corporate Secretary in the time periods prescribed by the Company’s bylaws. The nomination must include the same information required by the Company’s bylaws in connection with the nomination of a director of our Board, including, without limitation, the candidate’s name and age; home and business contact information; principal occupation or employment and the name, type of business and address of the nominee’s employer; information regarding the nominee’s and the nominating person’s ownership of Company stock; a description of any arrangement or understanding of the nominee and the nominating person with each other or any other person regarding future employment or any future transaction to which the Company will or may be a party; and a written consent to be nominated and written statement that, if nominated, such candidate will tender an irrevocable advance resignation in accordance with the Company’s Corporate Governance Guidelines. As detailed in the Company’s bylaws, every nominee, whether nominated by the Board or a stockholder, must also deliver to the Company’s Corporate Secretary certain written representations and agreements, including a representation and agreement regarding such person’s agreement, arrangements or understandings with any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question.

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Corporate Governance Matters

Corporate Governance

Our Board has adopted policies and procedures that our Board believes are in the best interests of the Company and its stockholders while being compliant with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC and the Nasdaq.

Our Board leadership structure reflects our Company leadership needs and provides effective oversight of Company management and risk management. Eight of our nine directors are independent, including our Chairman of the Board. Within the last five years, the Company has added three new independent directors to our Board and increased our Board’s gender, racial and ethnic diversity.

The operation and functions of the Board are governed by our Corporate Governance Guidelines. In addition, all of the Company’s directors, officers and employees are subject to our Code of Conduct.

Further details on our governance practices are provided in the following sections.

Corporate Governance Highlights

We are committed to strong corporate governance, which promotes the long-term interests of our stockholders and strengthens our Board of Directors (the “Board”) and management accountability. Since the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”), in response to feedback from our stockholders, we have adopted proxy access bylaws and agreed to share diversity data on our website, which we update annually. We have also adopted bylaw provisions providing qualifying stockholders holding at least 25% of the outstanding stock of the Company the right to request special stockholder meetings, subject to the applicable terms of our bylaws. As described below in Proposal Number 6, we have proposed certain amendments to the Company’s certificate of incorporation and bylaws, subject to stockholders’ approval, that would grant stockholders the right act by written consent.

Governance highlights include:

✓Other than the Chief Executive Officer, our Board is composed of all independent directors (i.e., eight out of nine directors are independent)
✓Separation of the roles of Chair of the Board and Chief Executive Officer
✓Board refreshment
✓Increased board diversity
✓Majority voting in the uncontested election of directors
✓Each director is required to submit an irrevocable, conditional resignation effective only upon both (1) the failure to receive the required vote for reelection and (2) our Board’s acceptance of such resignation
✓Three active standing Board committees with 100% independent members

✓Proxy access bylaws
✓Stockholder right to call special meeting
✓Annual Say-on-Pay vote
✓Director and executive stock ownership guidelines
✓Diversity data posted on Company website
✓Board involvement in setting long-term corporate strategy
✓Board oversight of risk management, including financial, operational, human capital, strategic, data privacy, cybersecurity, legal and regulatory risks
✓Board oversight of human capital management, including workforce diversity and inclusion
✓Annual Board and Board committee self-evaluations
✓Annual assessment of director compensation
✓Robust Code of Conduct

Our Board has adopted a formal set of Corporate Governance Guidelines concerning various issues related to Board membership, structure, function and processes; Board committees; leadership development, including succession planning; oversight of risk management; and our ethics helpline. A copy of the Corporate Governance Guidelines is available on our website at http://investors.netapp.com/corporate-governance.

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Corporate Governance Matters

Board Structure and Responsibilities

Board Leadership Structure

Our Board does not view any particular leadership structure as preferred and routinely considers the appropriate leadership structure. This consideration includes the pros and cons of alternative leadership structures in light of the Company’s operating and governance environment at the time, with the goal of achieving the optimal model for Board leadership and effective oversight of management by our Board.

Our Board consists of nine directors, eight of whom are independent. Our only management director is Mr. Kurian, our Chief Executive Officer.

Mr. Nevens, an independent director, holds the role of Chairman of the Board. The Board believes this structure benefits the Board and the Company by enabling the Chief Executive Officer to focus on operational and strategic matters while enabling the Chairman to focus on Board and governance matters, including, among other things, the creation of long-term stockholder value and long-range strategic planning.

As described in more detail below, our Board of Directors has three standing committees, each of which is composed solely of independent directors and chaired by an independent director. Our Board delegates substantial responsibility to each Board committee, which regularly reports its activities and actions back to the Board. We believe that our independent Board committees and their respective chairs are an important aspect of our Board leadership structure.

Board Oversight

Our Board oversees and contributes to the formation of the Company’s strategy and provides oversight of management’s execution and refinement of our strategic plans. The Board engages in discussions regarding our corporate strategy at every Board meeting and, at least annually, receives a formal update on the company’s short- and long-term objectives, including the company’s operating plan and long-term strategic plan.

Our Board, as a whole and through its committees, also has responsibility for the oversight of risk management.

Board

In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by our executive officers are adequate and functioning as designed. The involvement of our Board in setting our long-term business strategy is a key part of our Board’s oversight of risk management and allows our Board to assess and determine what constitutes an appropriate level of risk for the Company and review and consider management’s role in risk management. Our Board regularly receives updates from management and outside advisors regarding material risks the Company faces.

Committees Each committee of our Board oversees specific aspects of risk management. Our committees regularly report their findings to our Board.
Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Oversees overall integrity of our financial statements, accounting and auditing matters, our compliance with legal, regulatory and public disclosure requirements, our enterprise risk management program, and our initiatives related to cybersecurity, including prevention and monitoring	Oversees the design of our incentive systems and reviews risks associated with our compensation policies and programs; reviews human capital updates to assist in understanding our employee environment and association with compensation plans	Oversees the management of risks associated with director independence, conflicts of interest, board composition and organization, and director succession planning

Management

With the oversight of our Board, our executive officers are responsible for the day-to-day management of the material risks the Company faces.

Other than when our Board or a committee of our Board meets in executive session, senior management attends all meetings of our Board and its committees and is available to address questions raised by directors with respect to risk management and other matters.

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Corporate Governance Matters

Succession Planning
The Board plans for succession to the position of CEO and other senior management positions to help ensure continuity of leadership. To assist the Board in this effort, the CEO provides the Board with an assessment of other executives and their potential as a suitable successor. The CEO also provides the Board with an assessment of individuals considered to be potential successors to certain other senior management positions. The Board discusses and evaluates these assessments, including in private sessions, and provides feedback to the CEO. Management is responsible for developing retention and development plans for potential successors and periodic progress reports and reviews are provided to the Board.

Committees of The Board of Directors

Our Board currently has three standing committees, each of which is composed entirely of independent directors, and each of which operates under a charter approved by our Board: the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation Committee.

Corporate Governance and Nominating Committee

Members T. Michael Nevens (Chair) Kathryn M. Hill George T. Shaheen	Meetings The Corporate Governance and Nominating Committee held four meetings during fiscal 2021.

Responsibilities

●Review of matters concerning corporate governance and providing recommendations to the Board.
●Review of composition of the Board and its committees and providing recommendations to the Board.
●Evaluation and recommendation of candidates for Board membership and consideration of nominees recommended by stockholders who satisfy the conditions described above under “Director Selection.”
●Evaluation of the performance of the Board.
●Review of conflicts of interest of members of the Board and corporate officers.
●Review and approval of related person transactions.
●Oversight and management of risks associated with director independence, conflicts of interest, board composition and organization, and director succession planning.
●Development and recommendation of corporate governance policies and other governance guidelines and procedures to our Board.

All members of the Corporate Governance and Nominating Committee are independent in accordance with the applicable laws and regulations of the SEC and the Listing Rules of Nasdaq.

The functions of the Corporate Governance and Nominating Committee are detailed in the Corporate Governance and Nominating Committee Charter, which can be found on the Company’s website at http://investors.netapp.com/corporate-governance.

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Corporate Governance Matters

Compensation Committee

Members Kathryn M. Hill (Chair) Gerald Held Carrie Palin George T. Shaheen	Meetings The Compensation Committee held six meetings during fiscal 2021.

Responsibilities

●Review of the Company’s overall compensation and benefits philosophy and strategy and advising the Company’s management.
●Assist the Board in completing its responsibilities relating to oversight, evaluation and approval of the compensation of the Company’s Chief Executive Officer, all executive vice presidents, all senior vice presidents, other executive officers and non-employee directors.
●Review of the corporate goals relevant to compensation, and our executive and leadership development policies.
●Review and approval of the Company’s compensation and benefits plans and programs in accordance with the Compensation Committee charter.
●Creation of the compensation guidelines under which management establishes salaries for non-officers and other employees of the Company.
●Administration of the compensation and benefit plans of the Company.
●Establishment of salaries, incentive and equity compensation programs, and other forms of compensation for our officers and non-employee directors.
●Oversight of the management of risks associated with the Company’s compensation policies and programs.
●In accordance with Nasdaq rules, review and assessment of the independence of any compensation consultant, legal counsel or other advisor that provides advice to the Compensation Committee.

All members of the Compensation Committee are independent in accordance with the applicable laws and regulations of the SEC and the Listing Rules of Nasdaq and each member qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the “Code”).

The functions of the Compensation Committee are detailed in the Compensation Committee Charter, which can be found on the Company’s website at http://investors.netapp.com/corporate-governance. The Compensation Committee meets regularly with its outside advisors independently of management.

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Corporate Governance Matters

Audit Committee

Members Scott F. Schenkel (Chair) T. Michael Nevens Deepak Ahuja Deborah L. Kerr	Meetings The Audit Committee held eleven meetings during fiscal 2021.

Responsibilities

●Oversight of the integrity of the Company’s financial statements and adequacy of the Company’s internal controls.
●Appointment, compensation, retention, termination and oversight of the work of the Company’s independent registered public accounting firm, Deloitte & Touche LLP, which reports directly to the Audit Committee.
●Review of various auditing and accounting matters, including the selection of the Company’s independent registered public accounting firm, the scope of the annual audits, fees to be paid to the independent registered public accounting firm, the performance of the Company’s independent registered public accounting firm, the accounting practices of the Company and other such functions as detailed in the Audit Committee Charter.
●Oversight of the quality of the internal audit function of the Company, which reports directly to the Audit Committee.
●Oversight of the Company’s risk management program, including financial, operational, strategic, privacy, cyber security, legal and regulatory risks.
●Oversight of compliance with legal, regulatory and public disclosure requirements.

All members of the Audit Committee are independent in accordance with the applicable laws and regulations of the SEC and the Listing Rules of Nasdaq. All of the members of the Audit Committee also meet the applicable requirements for financial literacy. Each member of the Audit Committee has the requisite financial management expertise. Our Board has determined that each of Mr. Ahuja and Mr. Schenkel qualifies as an “audit committee financial expert” under the rules and regulations of the SEC.

The functions of the Audit Committee are detailed in the Audit Committee Charter, which can be found on the Company’s website at http://investors.netapp.com/corporate-governance.

Meetings and Attendance of Our Board of Directors

Our Board held eight meetings and also acted by written consent during fiscal 2021. During fiscal 2021, each member of our Board attended at least 75% of the aggregate of (1) the total number of meetings of our Board held during fiscal 2021; and (2) the total number of meetings held by all Board committees on which such director served, in each case covering the periods of fiscal 2021 during which such director served on our Board or such committees, as applicable.

Stockholder Meeting Attendance for Directors
We do not have a formal policy for director attendance at our annual meetings, but historically they have been attended by all of the directors. All of the directors then serving attended the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”), which was held virtually.

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Corporate Governance Matters

Board Accountability and Processes

Stockholder Communications Policy

Stockholders may contact any of the Company’s directors by writing to them c/o NetApp, Inc., 3060 Olsen Drive, San Jose, California 95128, Attn: Corporate Secretary. Employees and others who wish to contact our Board or any member of the Audit Committee to report questionable practices may do so anonymously by using this address and designating the communication as “confidential.”

Board Self-Evaluation

Our Board maintains a regular and robust evaluation process designed to continually assess its effectiveness. Every year, the Board conducts a formal evaluation of each committee, individual directors, and the Board as a whole. Our process is designed to gauge understandings of and effectiveness in board composition and conduct; meeting structure and materials; committee composition; strategic planning and oversight; succession planning; culture and diversity; and other relevant topics, such as crisis management and ESG-related perspectives and skills.

The process involves the Corporate Governance and Nominating Committee designing each year’s evaluation process before recommending it to the full Board. When designing the evaluation process and questions, the Board considers the current dynamics of the boardroom, the Company, and our industry, the format of previous annual evaluations, and issues that are at the forefront of our investors’ minds.

Code of Conduct

The Company has adopted a Code of Conduct that includes a conflict of interest policy that applies to all directors, officers and employees. All employees are required to affirm in writing their understanding and acceptance of the Code of Conduct.

The Code of Conduct is posted on the Company’s website at: http://investors.netapp.com/corporate-governance. The Company will post any amendments to or waivers of the provisions of the Code of Conduct on its website.

Political Contributions Policy

The Company’s Political Contributions Policy and its Code of Conduct prohibit political contributions of any kind, by or on behalf of the Company. Our Code of Conduct also requires advance approval of any donation of NetApp assets or funds. We believe this provides an additional measure of oversight in enforcing our policy against Company political contributions.

Personal Loans to Executive Officers and Directors

The Company does not provide personal loans or extend credit to any executive officer or director.

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Corporate Governance Matters

Director Compensation

The Compensation Committee evaluates the non-employee director compensation program annually with the assistance of its independent compensation consultant, Meridian Compensation Partners. As a part of this process, the Compensation Committee reviews market data for director compensation from the Company’s Compensation Peer Group, the same group used for our executive compensation review, including cash compensation, equity compensation and stock ownership requirements. Non-employee director compensation is generally targeted at the market median and is periodically adjusted to maintain alignment with market and peer pay practices. Non-employee directors receive annual cash retainers as well as equity awards for their service on our Board. Details of the compensation are discussed in the narrative below. Employee directors do not receive any compensation for their services as members of our Board.

Director Compensation Table

The table below summarizes the total compensation paid by the Company to our directors for fiscal 2021.

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Stock Units ($)(2)(3)	Option Awards ($)(4)	Nonequity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
T. Michael Nevens	195,000	310,917	—	—	—	—	505,917
Deepak Ahuja	95,000	239,173	—	—	—	—	334,173
Gerald Held	90,000	239,173	—	—	—	—	329,173
Kathryn M. Hill	122,500	239,173	—	—	—	—	361,673
Deborah L. Kerr	95,000	239,173	—	—	—	—	334,173
Carrie Palin(5)	7,500	122,849	—	—	—	—	130,349
Scott F. Schenkel	125,000	239,173	—	—	—	—	364,173
George T. Shaheen	100,000	239,173	—	—	—	—	339,173
George Kurian(6)	—	—	—	—	—	—	—
(1)	The amounts in this column represent compensation that was earned in fiscal 2021. Our Board year does not correspond with our fiscal year. Our Board year begins on the date of each annual meeting and runs until the next annual meeting. Cash board fees are paid in arrears on a quarterly basis. A portion of the fees earned during the last quarter of fiscal 2020 were paid in the last quarter of fiscal 2021 and are included in this table. Likewise, a portion of the fees earned during the last quarter of fiscal 2021 are paid in the first quarter of fiscal 2022 and are typically not included in this table; except, however, Carrie Palin earned $7,500 in February 2021, and although it was not paid until the first quarter of fiscal 2022, that amount is included in this table.
(2)	Each non-employee director received a grant of a stock award in the form of a time-based restricted stock unit (“RSU”) award representing the contingent right to receive shares of common stock. The amounts reported represent the grant date fair value of RSU awards to the director under the Company’s Amended and Restated 1999 Stock Option Plan (the “1999 Plan”) and are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC 718). Assumptions used in the valuations of these awards are included in Note 11 of the Annual Report. These amounts do not represent the actual value that may be realized by the non-employee director.
(3)	The table below sets forth the aggregate number of RSUs, including RSUs for which the payout of shares has been deferred by such director, held as of April 30, 2021 by the non-employee directors who served on the Board in fiscal 2021:

Name	# of Outstanding Options (in Shares)	# of RSUs (in Shares)	Total Equity Awards Outstanding
T. Michael Nevens	—	7,324	7,324
Deepak Ahuja	—	5,634	5,634
Gerald Held	—	43,810	43,810
Kathryn M. Hill	—	5,634	5,634
Deborah L. Kerr	—	11,090	11,090
Carrie Palin	—	1,867	1,867
Scott F. Schenkel	—	5,634	5,634
George T. Shaheen	—	22,328	22,328
(4)	As of April 30, 2021, no outstanding options were held by the non-employee directors who served on the Board in fiscal 2021.
(5)	Ms. Palin has been a member of the Board and the Compensation Committee since February 2021.
(6)	During fiscal 2021, Mr. Kurian served as our Chief Executive Officer and President (until Mr. Cernuda’s appointment in July 2021) and a member of the Board. Mr. Kurian did not receive any additional compensation for serving on our Board. For more information on Mr. Kurian’s compensation as our Chief Executive Officer and President, please see the “Executive Compensation and Related Information—Summary Compensation Table” below.

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Corporate Governance Matters

Summary of Director Compensation Policy

The following table sets forth a summary of our total compensation policy for our non-employee directors as of the end of fiscal 2020:

Board Retainer	Committee Retainer
Lead Independent Director/Chairman	Audit Committee	Compensation Committee

Other Board Members	Corporate Governance and Nominating Committee

In June 2021, in accordance with its annual practice, the Compensation Committee evaluated the compensation for non-employee directors, including benchmarking the directors’ cash and equity compensation against our Compensation Peer Group (as disclosed in the section titled “Compensation Peer Group and Use of Market Data” beginning on page 38 of this Proxy Statement). In connection with this evaluation, the Compensation Committee reviewed the annual cash retainer, the annual equity grant, fees for committee services, fees for chairs, grants on initial appointment, and stock ownership guidelines for our non-employee directors. The Compensation Committee reviewed data compiled by Meridian, including average compensation per director of peer companies, Committee member and chair retainers, director equity grant practices and other relevant director pay practices. The Compensation Committee determined, with the assistance of its independent advisor, that no adjustment to director compensation was necessary.

Our non-employee directors receive automatic annual equity grants under the Automatic Award Program of the 1999 Plan pursuant to an outside director compensation policy adopted by our Board and the Compensation Committee, which may be revised from time to time as our Board or the Compensation Committee deems appropriate. Since fiscal 2016, all non-employee director automatic annual equity grants have been in the form of RSUs.

Following the 2020 Annual Meeting, each of the individuals re-elected as a non-employee director received the number of RSUs indicated in the table below with respect to their automatic annual equity awards. Ms. Palin received the number of RSUs in the table below pursuant to the automatic equity award program upon her appointment to the Board.

Name	RSUs	Stock Option Grants (in Shares)	Stock Option Exercise Price ($)	Grant Date
T. Michael Nevens	7,324	—	—	September 10, 2020
Deepak Ahuja	5,634	—	—	September 10, 2020
Gerald Held	5,634	—	—	September 10, 2020
Kathryn M. Hill	5,634	—	—	September 10, 2020
Deborah L. Kerr	5,634	—	—	September 10, 2020
Carrie Palin	1,867	—	—	February 4, 2021
Scott F. Schenkel	5,634	—	—	September 10, 2020
George T. Shaheen	5,634	—	—	September 10, 2020

As provided in the 1999 Plan, a newly elected or appointed non-employee director automatically receives a grant of RSUs upon his or her first election or appointment to the Board with a value of $250,000 (if such election or appointment occurs before February of the applicable year) or with a value of $125,000 (if such election or appointment occurs in or after February of the applicable year). On the date of each annual stockholders meeting, but after any stockholder votes are taken on such date, each outside director who is re-elected automatically receives a grant with a value of $250,000, except the Chair of the Board, who receives a grant with value of $325,000. If the proposed 2021 Equity Incentive Plan (see Proposal Number 4 below) is approved by the Company’s stockholders, these awards for non-employee directors will no longer be granted automatically.

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Corporate Governance Matters

Equity awards for non-employee directors are represented as a dollar value. For these purposes, the value of any awards of RSUs will equal the product of (1) the fair market value of one share of common stock on the grant date of such award and (2) the aggregate number of RSUs.

Each non-employee director is also eligible to receive an annual cash retainer for his or her Board and committee service, pursuant to the terms of the outside director compensation policy. The Compensation Committee has approved a deferral program for our non-employee directors, which allows each non-employee director to elect to defer the receipt of his or her annual cash retainer until a later date in accordance with applicable tax laws. Additionally, for any automatic equity grant in the form of RSUs, the director may elect in accordance with federal tax laws when he or she will receive payout from his or her vested RSUs and defer income taxation until the award is paid. In connection with this deferral, a director may elect to receive payout within 30 days of the earliest of: (1) if the director so specifies, a specified date that is no earlier than January 1 of the second calendar year immediately following the date on which the RSUs vested; (2) the date the director ceases to serve as a director for any reason (in accordance with Section 409A of the Code and the regulations thereunder (“Section 409A”)); and (3) the date on which a Change of Control occurs. If the director does not specify a date per (1) above, then the RSUs shall be paid out upon the earlier to occur of (2) and (3) above. For the definition of “Change of Control”, please see “Termination of Employment and Change of Control Agreements – Definitions Contained in Change of Control Severance Agreement” below. An election to defer the payout of vested RSUs is not intended to increase the value of the payout to the non-employee director, but rather to give the non-employee director the flexibility to decide when he or she will be subject to taxation with respect to the award. Any election to defer payment of any vested RSUs will not alter the other terms of the award, including the vesting requirements. Dividend-equivalents will accrue on each equity award granted to our non-employee directors in fiscal 2020 and onwards if any such equity award is vested but has been deferred by such director.

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Executive Compensation

Proposal 2
Advisory Vote to Approve Named Executive Officer Compensation (“Say on Pay”)
Introduction

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve an advisory resolution approving the compensation of our NEOs as reported in this Proxy Statement. As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has designed the compensation of our NEOs, who are crucial to our long-term success, to align each NEO’s compensation with our short-term and long-term performance and interests of our stockholders, and to provide the compensation and incentives needed to attract, motivate and retain our NEOs. You are urged to read the disclosure under “Compensation Discussion and Analysis,” which describes in more detail our executive compensation policies, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure, which provide detailed information on the compensation of our NEOs.

Our compensation programs reflect our continued commitment to pay-for-performance, with a substantial portion of each NEO’s compensation being at-risk and subject to important performance measures aligned with long-term stockholder value. During fiscal 2021, a significant percentage of each NEO’s total compensation (as reported in the Summary Compensation Table) was at-risk, being composed of performance-based cash bonus opportunities, restricted stock units (RSUs) and performance-based RSUs (PBRSUs). The Compensation Committee sets a portion of NEOs’ compensation based on their achievement of annual financial and operational objectives that are designed to advance our long-term business objectives and create sustainable long-term stockholder value. Our performance-based compensation elements are guided by the Compensation Committee’s long-term compensation objectives of alignment of pay outcome with the stockholder’s experience and the creation of value for stockholders. In addition, we continue to be committed to responsible compensation governance practices. The Compensation Committee believes that the compensation arrangements for our NEOs are consistent with market practice and provide for compensation that is reasonable in light of our performance and the performance of each individual NEO. Moreover, the Compensation Committee prohibits egregious pay practices, such as excessive perquisites or tax “gross up” payments, as elements of our NEOs’ compensation. The detailed ways in which we link pay with Company and individual performance and structure our NEO compensation arrangements consistent with good governance practices are described in the “Compensation Discussion and Analysis” section.

The resolution to approve the compensation of our NEOs on an advisory basis, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the fiscal 2021 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and is therefore not binding on us, the Compensation Committee or our Board. However, our Board and the Compensation Committee value the opinions of our stockholders, and the Compensation Committee will consider the results of this Proposal Number 2 in evaluating whether any actions are necessary to address those concerns. At the 2020 Annual Meeting, consistent with the recommendation of our Board, our stockholders voted in support of our advisory say-on-pay resolution, with over 98% of the votes cast in favor. In light of the results of this vote, and after also considering a variety of other factors, the Compensation Committee continued its focus on performance-based compensation in fiscal 2021. Our stockholders also voted in favor of the Board-recommended annual frequency of advisory votes on NEO compensation at the 2017 Annual Meeting. We will continue to conduct advisory votes on NEO compensation on an annual basis and will conduct our next advisory vote at the Annual Meeting. We will conduct another vote on the frequency of advisory votes on NEO compensation at our 2022 Annual Meeting of Stockholders.

Vote Required
The affirmative vote of a majority of the stock having voting power present in person or represented by proxy is required to approve this Proposal Number 2. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.

Recommendation of the Board
Our Board of Directors Unanimously Recommends That Stockholders Vote, on an Advisory Basis, FOR Proposal Number 2.

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Executive Compensation

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) explains the objectives and practices underlying the design of our executive compensation program and the compensation paid to our named executive officers (“NEOs”) in fiscal 2021:

George Kurian	Chief Executive Officer(1)
Michael J. Berry	Executive Vice President and Chief Financial Officer
Cesar Cernuda	President(1) (effective July 1, 2020)
Brad Anderson	Executive Vice President, Hybrid Cloud Group
Matthew K. Fawcett	Executive Vice President, Chief Strategy and Legal Officer, and Secretary
Henri P. Richard	Former Executive Vice President, Worldwide Field and Customer Operations (through June 6, 2020)(2)
(1)	Mr. Kurian ceased being President upon Cesar Cernuda’s appointment as President on July 1, 2020. Mr. Kurian remains Chief Executive Officer.
(2)	Mr. Richard left the Company in June 2020.

For certain information concerning our Executive Officers, see “Information About Our Executive Officers” in Item 1 of Part I of our Form 10-K.

Executive Compensation Objectives

The Compensation Committee’s objectives for our executive compensation programs are to:

●	Drive long-term stock price appreciation by linking a meaningful portion of executive compensation to financial and non-financial measures that will drive or reflect the creation of stockholder value;
●	Help recruit and retain experienced and highly qualified executives in the competitive labor environment in which the Company competes for talent; and
●	Motivate our executives to perform to the best of their abilities while holding them accountable for business results, and for obtaining those results ethically.

Our Fiscal 2021 Company Performance

$5.74B Net Revenues	$987M Adjusted Operating Income(1)	-0.8% 3-year TSR(2) vs Peer Group Median(3)
6% Year-over-Year	0.8% Year-over-Year

(1)	A reconciliation of non-GAAP to GAAP results can be found in Annex A.
(2)	Total Shareholder Return, which is the annualized percentage increase or decrease in the average adjusted closing price per share from the beginning to the end of the applicable measurement period, including dividends paid, stock splits and similar corporate transactions.
(3)	Peer group is the fiscal 2021 compensation peer group described in the Compensation Peer Group and Use of Market Data section.

As NetApp navigated the health, economic and social changes created by the COVID-19 pandemic during fiscal 2021, we focused on employee safety and supporting our customers through these dynamic times. Our employees adapted quickly and pivoted to engage with customers and partners virtually. We held our Insight customer conference digitally with record number of attendees and a dramatic increase in the number of prospects and first-time attendees. The pandemic accelerated and elevated the importance of customers’ cloud and digital transformation initiatives. We continue to deliver values to our customers as a cloud-led, data-centric software company that simplifies and modernizes existing data centers to quickly and confidently deploy applications, and securely manage data on the public cloud.

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Executive Compensation

The value of our hybrid cloud Data Fabric strategy has been recognized by and received acclaim from industry experts.

●	We were named a leader in the 2020 Gartner Magic Quadrant for primary Storage Arrays.
●	We scored #1 in multiple use cases in Gartner’s 2020 Critical Capabilities for Solid-State Arrays and Critical Capabilities for Hybrid Array Storage Systems.
●	We won the 2020 BIG Stratus Award for top hybrid cloud provider and the AI Breakthrough Award for the Best Machine Learning Platform alongside our partner Lenovo.

Our performance in fiscal 2021 exceeded plan with a 6% increase in revenue and 0.8% increase in adjusted operating income (“AOI”) year over year. We demonstrated the ability to grow in two key markets: public cloud services and all-flash arrays.

●	Our public cloud services annualized revenue run rate grew to $301 million exiting fiscal 2021, an increase of 171% year over year.
●	Cloud Volumes, Cloud Insights, and Spot are now the primary growth engines of our public cloud services business.
●	Additionally, our all flash array business grew to an all-time high of $2.9 billion, an increase of 16% year over year.

This strong performance translated to an annualized 76.9% shareholder return and market capitalization growth from $9.44B to $16.6B in fiscal 2021.

Total Shareholder Return (as of April 30, 2021)

1-year TSR	3-year TSR	5-year TSR

Peers referring to peer median.

Key Financial Measures

Revenue	Adjusted Operating Income	Operating Cash Flow
($ in millions)	($ in millions)	($ in millions)

Management’s Response to the COVID-19 Pandemic

While we faced many personal and business challenges during the pandemic, we delivered strong operating performance and shareholder returns, a testament to our team’s resilience, hard work, and perseverance. With respect to our executive pay programs, our approach to pay remained consistent with our pay for performance philosophy, with compensation aligned to business success and shareholder return. As further described in this Compensation Discussion and Analysis, we did not adjust targets or provide supplemental awards in response to the pandemic, and instead maintained our focus on key financial and TSR metrics which ultimately recognized improvements in year over year performance.

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Executive Compensation

We also prioritized wellbeing and invested in programs to keep our employees and their family safe as well as enabling them to thrive remotely. In support our employees and to sustain the support of our partners and customers, we built on our strong employee experience with the following elements:

●	Provided free COVID testing and through health plans, access to vaccines, to all employees, and fourteen (14) days of “pandemic prevention days leave” to support employees or their families impacted by COVID-19;
●	Expanded tools in partnership with our employee assistance program and financial services provider to support employee emotional and financial well-being;
●	Implemented many well-being focused programs to help reduce stress and address burn out such as remote/work flexible schedules, remote stipend, no meeting Fridays, wellness days, and targeted holidays;
●	Added listening mechanisms and communication tools to help employees to stay connected, feel supported and remain productive; and
●	Advanced our culture of inclusion supporting our high level of employee engagement through efforts of our leadership, Diversity Inclusion and Belonging Global Inclusion Council, Business Resource Groups, and involvement of employees across the globe helping us to sustain our success through our inclusion and diversity.

Our Fiscal 2021 Compensation Highlights

Our compensation program is designed to focus our executive team on growing NetApp’s business and building long-term stockholder value by linking a substantial portion of pay to Company performance. The target pay mix for our chief executive officer and other NEOs for fiscal 2021 was primarily long-term and performance based as illustrated in the charts below.

Pay Mix of CEO(1)	Average Pay Mix of other NEOs(1)

(1)	Charts reflect target Annual ICP value and ongoing target equity award value (excluding any one-time awards to Mr. Cernuda). Amounts reflected in these charts may differ from the amounts in the Summary Compensation Table because the values in the Summary Compensation Table are based on accounting standards and reflect actual bonus payouts, not targets.

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Executive Compensation

Summary of Key Elements of Fiscal 2021 Compensation
The key elements of our fiscal 2021 executive compensation program were as follows:

Features
Compensation Element	Form	Performance/ Vesting Period	Performance Metric	Alignment to Compensation Objectives	Changes from fiscal 2020(1)
Base Salary	Cash	–	–	Set in accordance with market rates for the role, adjusted to reflect performance and job scope	No change to NEO salaries
Annual ICP	Cash	Fiscal year	Subject to achievement of AOI and revenue threshold targets: 35% based achievement of fiscal 2021 AOI 35% based on achievement of revenue targets 30% based on achievement of MBOs	Aligns executive compensation to near-term key financial operating objectives and leadership priorities aimed at driving long-term shareholder returns
●Shifting to 70% weight on company financial performance and 30% on individual performance
●Weighting Revenue and AOI equally
●MBO funding determined separately to differentiate individual award based on individual performance
In response to the uncertainty during the pandemic, ICP targets were set quarterly for Q1 and Q2 and semiannually for the second half of the year. However, total payout is based on the percentage achievement of aggregate interim targets for the fiscal year

Long-Term Equity Awards	Service-Vested RSUs	Vest annually in equal installments over four years	–	Promotes retention and is a direct tie to stockholder experience
	PBRSUs	PBRSUs vest after a three-year performance period	100% vest based on our TSR vs. a Performance Peer Group	Incentive to focus on longer-term outcomes that result in superior stock price to support NetApp as the preferred stock of choice in our industry	●100% vesting based on relative TSR to Performance Peer Group ●Revised Performance Peer Group to increase the relevance of the benchmark for performance comparison purposes.
(1)	Approved by the Compensation Committee in the first quarter of fiscal 2021.

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Executive Compensation

Incentive Program Payouts

The fiscal 2021 annual incentive compensation plan (“Annual ICP”) under the Company’s Executive Compensation Plan for executives is funded by three elements: (1) revenue which is weighted at 35%, (2) adjusted operating income (“AOI”) also weighted at 35% and (3) executive leadership management business objectives (“MBOs”) weighted at 30%. As a result of NetApp’s strong performance, 70% funding of fiscal 2021 Annual ICP based on Company financial performance contributed to 125% of overall ICP funding and MBOs contributed to the remaining 32% of overall ICP funding.

ANNUAL ICP: Fiscal 2021 ICP Award

Financial (70% of Award)

Objective: Key financial performance metrics and leading indicators for future shareholder returns and ability to generate cash and provide returns to stockholders

Fiscal 2021 Results: Outperformed on both AOI and revenue against target and year-over-year results, correlating to above-target payouts for these metrics

	Performance (in millions)			Performance % of Target	Payout % of Target Award
	Threshold	Target	Maximum
AOI (35% weighting)				125%	200%
Revenue (35% weighting)				106%	156%

Strategic/Leadership MBO (30% of Award)

Objectives: Focus senior leadership on measures and actions for Fiscal 2021:

(1) return to growth in storage software and systems,

(2) scale cloud data services, and

(3) actively continue to develop strength in the organization through selection, coaching and management of leadership, and cross-functional engagement to support broad alignment on core objectives

Fiscal 2021 Results: Based on individual contributions to the above, payouts vary by NEO from 100% to 111% of target. Individual performance is further described in the section “Fiscal 2021 Annual ICP Decisions”.

	Performance % of Target	Payout % of Target Award
Individual MBOs	0%-200%	100%-111%

PBRSUs: Fiscal 2019 3-year PBRSUs

Based on the results against pre-determined targets for the PBRSU program, the Compensation Committee approved the performance results for the PBRSUs granted in fiscal 2019, which had performance period of fiscal 2019-2021.

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Executive Compensation

TSR (50% weighting)

Objective: Drive stockholder value creation and superior stock price to support NetApp as a preferred stock of choice among our peers

Performance Period Results: Underperformed peer median by 6.58 percentage points during the FY19-F21 performance period correlating to a below target payout at 75% of target for the TSR portion

	Threshold	Target	Maximum	Performance % of Target	Payout % of Target Award
TSR vs. 33 Peer Companies(1)				6.58% below median	75%

(1)	The 2019 PBRSU (applicable to the PBRSUs granted in fiscal 2019 that vested in fiscal 2021) peer companies are: Adobe, Apple, Alphabet, Arista Networks, Broadcom, CA, Cisco Systems, Citrix Systems, Commvault Systems, F5 Networks, HP Enterprise, IBM, Intel, Intuit, Juniper Networks, KLA-Tencor, Marvell Technology, Micron Technology, Microsoft, Nutanix, Open Text, Oracle, QUALCOMM, Palo Alto Networks, Pure Storage, SAP, Red Hat, Seagate Technology, Salesforce, Symantec, Teradata, VMWare, Western Digital

AOI (50% weighting)

Objective: Encourage long term profitability growth with aggressive 3-year cumulative AOI target, reflecting 14% compound annual growth rate

Performance Period Results: Below target performance at 43% achievement

	Threshold	Target	Maximum	Performance % of Target	Payout % of Target Award
AOI				43%	43%

Total Overall Payout Value for 3-year PBRSUs granted in 2019 (TSR and AOI Combined): 59% of target PBRSU granted

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Executive Compensation

Fiscal 2021 Management Team Transitions

As NetApp continued to strengthen our leadership team, we announced the appointment of Cesar Cernuda as President on July 1, 2020. Mr. Cernuda is responsible for NetApp’s go-to-market strategy and overall customer success. He oversees approximately one-half of NetApp’s employee population, including global sales, marketing, customer services and success, professional services and education teams.

In connection with Mr. Cernuda’s appointment, NetApp and Mr. Cernuda entered into an offer letter, which provided for:

Annual Base Salary	$800,000 (or €672,162)
Annual ICP Opportunity	130% of base salary
Sign-on Bonus	$1,000,000, as a one-time sign-on bonus, subject to pro-rata repayment by Mr. Cernuda if he voluntarily terminates his employment within 24 months of his start date of July 1, 2020.
Sign-on Equity	In August 2020, NetApp made a one-time grant to Mr. Cernuda of service-based RSUs valued at $2,328,390*. Subject to continued employment, 80% of the RSUs vest on December 31, 2020 and the remaining 20% vest on the one year anniversary of the vesting commencement date.
New Hire Equity	In August 2020, NetApp granted Mr. Cernuda service-based RSUs valued at $2,591,315* as a one-time new hire equity grant. Subject to continued employment, 50% of the RSU vest on the first anniversary of the vesting commencement date, and 50% on the second anniversary of the vesting commencement date.
Long Term Incentive Equity	In August 2020, NetApp granted Mr. Cernuda long term RSUs. Sixty percent (60%) of this equity grant, or $4,447,757, was in the form of PBRSUs that are eligible to vest at the end of fiscal year 2023 (a three-year performance period), with one hundred percent (100%) vest based on relative Total Shareholder Return (‘TSR”) as compared to the fiscal 2021 Performance Peer Group. Forty percent (40%), or $2,245,824, were in the form of service-based RSUs, with 50% vesting on each of the first and second anniversaries of the vesting commencement date, subject to Mr. Cernuda’s continued employment.
Sales Performance Equity	In August 2020, NetApp granted Mr. Cernuda Sales Performance Based RSUs (SPBRSUs) valued at $4,566,402*. Fifty percent (50%) of the SPBRSUs were eligible to vest based on the achievement of not less than 97% of the fiscal 2021 Annual Bookings Plan approved by the Board, and the remaining fifty percent (50%) shall be eligible to vest on the date the Compensation Committee certifies that the Company achieved not less than 100% of the fiscal 2022 Annual Bookings Plan approved by the Board.

*	Amounts shown represent the aggregate grant date fair value as calculated for financial statement reporting purposes in accordance with FASB ASC 718 for RSUs, PBRSUs and SPBRSU, as applicable, granted in fiscal 2021. The estimated fair value for PBRSUs is different from (and lower than) the maximum value of PBRSUs set forth herein. These amounts do not necessarily represent actual value that may be realized by Mr. Cernuda. Assumptions used in the valuations of these awards are included in Note 11 of the Annual Report.

In determining Mr. Cernuda’s compensation, the Compensation Committee referenced peer company benchmark data and considered Mr. Cernuda’s compensation arrangements at his prior employer. The purpose of the special sign-on bonus, sign-on equity award, new-hire equity award and sales performance equity awards were to: 1) induce Mr. Cernuda to join NetApp; 2) immediately align his interests with those of our stockholders; 3) compensate for the forfeiture of equity awards and bonus opportunities in connection with leaving his prior employment; and 4) create sales performance-based incentive to align our pay for performance strategy and stockholder interest. The Compensation Committee intends to compensate Mr. Cernuda similarly to other NEOs in fiscal 2022 by granting him a mix of service-vested and performance-based RSUs (PBRSUs) and by including him as a participant in the Annual ICP.

Mr. Cernuda joined NetApp during the COVID-19 pandemic when the vast majority of employees were working remotely. In alignment with NetApp’s evolving workforce culture to promote flexibility for employees, Mr. Cernuda will remain in Spain. In his current role as the President of NetApp, Mr. Cernuda is present at NetApp’s headquarters regularly for leadership interactions, customer, team and Board meetings. Effective, January 1, 2021, Mr. Cernuda was transitioned to a Spanish employment contract per local employment law. There are no material changes to his employment contract noting his cash compensation has transitioned from USD to Euros using a standard foreign exchange rate.

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Executive Compensation

In February 2020, the Compensation Committee approved the terms of the separation and release agreement with Mr. Richard, our former Executive Vice President, Worldwide Field and Customer Operations received the following in exchange for certain benefits to the Company and its stockholders, as more fully described below:

●	Cash Transition Payment: $300,000 to Mr. Richard;
●	Vesting of service-vested RSUs that otherwise would have vested in June 2020, based on days of service during the vesting period (Mr. Richard subsequently agreed to stay through June to ensure a smooth transition);
●	Vesting of outstanding Fiscal 2018 PBRSUs (with a performance period ending on April 24, 2020) based on actual performance of the Company at the end of the performance period, with the same terms of other 2018 PBRSU recipients (including continued employment through the end of the performance period); and
●	Pro-rata vesting of outstanding Fiscal 2019 and 2020 PBRSUs based on actual performance of the Company relative to metrics and terms set forth in the grant agreement.

The Compensation Committee believes that entering into the arrangement with Mr. Richard was necessary to facilitate an orderly transition during the search for and hiring of an executive replacement. Mr. Richard remained an employee of the Company for months following the separation announcement and provided valuable transition support to his successors and to NetApp during this critical period for the business and at the emergence of a global pandemic. In exchange for the benefits provided to Mr. Richard under his separation and release agreement, he released all claims against the Company, agreed not to solicit Company employees for a period of 12 months, and agreed to comply with certain confidentiality and non-disparagement obligations for the benefit of the Company. NetApp is headquartered in California where non-compete agreements are generally viewed as unenforceable.

Stockholder Engagement and Advisory Vote on Executive Compensation

NetApp values the input of our stockholders on our compensation programs. We hold an advisory vote on executive compensation on an annual basis. We also regularly communicate with our stockholders to better understand their opinions on governance issues, including compensation.

Specific to our 2020 Say on Pay results, 98% of the votes cast were voted “FOR” approval of our executive compensation proposal. The Compensation Committee considered the result of this vote, believes that it affirms our stockholders’ support for our approach to executive compensation and concluded that no specific changes to our executive compensation policies were warranted as a result of the vote.

Following our annual stockholder’s meeting and in preparation for our fiscal 2022 compensation design cycle, we conducted a formal outreach to stockholders who owned 60% of our outstanding shares; this included direct engagement regarding executive pay, which we were able to discuss with stockholders representing approximately 30% of our outstanding shares. The results of our engagements indicated that stockholders support our executive pay structure, pay alignment, and transparency of disclosure. We will continue to seek stockholder input as part of our annual pay planning cycle.

The Compensation Committee will continue to consider input from stockholders and the outcome of our annual say-on-pay votes when making future executive compensation decisions.

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Executive Compensation

Executive Compensation Policies and Practices

NetApp’s Compensation Committee is committed to following best practices in compensation-related governance, as highlighted in the following table:

What We Do	What We Don’t Do
✓Employ a pay-for-performance philosophy reflected in program design and target pay levels for NEOs
✓Cap maximum annual incentive and performance-vested equity award payouts
✓Maintain stock ownership guidelines for officers and directors
✓Rely on an independent Compensation Committee and engage an independent Compensation Consultant
✓Maintain a clawback policy
✓Provide only double trigger change of control vesting
✓Engage regularly with stockholders

✕Guarantee bonuses
✕Provide tax gross-ups
✕Pay dividends/dividend equivalents on unvested equity awards
✕Permit hedging or pledging Company stock by employees or directors
✕Maintain plans that encourage excessive risk taking
✕Provide significant perquisites

Looking Ahead - Fiscal 2022 Compensation Program

The Committee and management team regularly reviews and assesses the structure and alignment of executive pay plans. Based on the conversations, a cloud-related financial measurement Cloud Annualized Revenue Run-Rate or Cloud ARR was added to the fiscal 2022 ICP to support and align with the Company’s hybrid cloud strategy. This demonstrates the focus on our cloud-led and data-centric software strategy and aims to align executive pay with a balanced set of performance measures in support of sustainable growth.

Additionally, in support of sustainable performance through the diversity of our talent and inclusive culture, the annual ICP, through the MBO component, will incorporate certain Diversity, Inclusion and Belonging goals. This addition is a tangible example of how we value diverse thought and understand this as a foundational element of performance, a healthy employee environment and values-based culture.

Establishing Compensation

Role of the Compensation Committee

The Compensation Committee oversees and approves all compensation arrangements for our NEOs. Each year, the Compensation Committee:

●	Reviews our executive compensation program design and effectiveness and adjusts the program to support our business, taking into consideration the needs of the business, compensation peer data and other market prevalence and trend data, recommendations by our CEO and compensation consultant, retention and succession planning considerations, and legal, financial, and regulatory developments;
●	Approves compensation decisions for NEOs, taking into account the recommendations of the CEO for all NEOs except himself, by setting compensation levels and targets for the performance-based elements of our compensation program for the current fiscal year and certifying achievement of performance targets and determining the associated payouts for the prior fiscal year;
●	Assesses performance of our CEO (together with the independent members of our Board);
●	Addresses executive compensation matters as they arise during the fiscal year due to personnel changes, changes in status and retention considerations; and
●	Evaluates the effectiveness of our executive compensation program, including whether the program encourages excessive risk-taking.

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Executive Compensation

CEO Input

The Compensation Committee solicits input from our CEO regarding all elements of the compensation to be paid to those executives reporting to him, including all NEOs other than himself. As part of the annual review process, our CEO provides compensation recommendations for the executives consistent with our pay principles and competitive market data. His recommendations are based on his assessment of each NEO’s responsibilities and contributions to overall Company performance.

Determining CEO Pay

With respect to compensation for our CEO, the Chair of the Compensation Committee reviews the CEO’s self-assessment and solicits input from the Board of Directors as to their perspectives of the CEO’s and the Company’s performance. The Compensation Committee approves all aspects of our CEO’s pay.

Role of the Compensation Consultant

In making its decisions regarding compensation, the Compensation Committee obtains the advice and counsel of an independent compensation consultant. In fiscal 2021, the Compensation Committee again retained Meridian Compensation Partners, LLC (the “Consultant”) as its independent compensation consultant. The Consultant provides information and guidance on our compensation strategy, peer group, competitive pay levels and pay practices, investor and proxy advisor preferences, alignment between our executive pay and performance, design of our incentive plans, including performance measures and goals, our annual compensation risk assessment, and Board compensation. The Consultant provides no other services to the Company other than those requested and approved by the Compensation Committee in fiscal 2021. The Compensation Committee assessed the independence of the Consultant pursuant to SEC rules and concluded that no conflict of interest exists that would prevent the Consultant from independently advising the Compensation Committee.

Compensation Peer Group and Use of Market Data

Each year, the Compensation Committee reviews and approves a peer group composed of technology companies, for which the median revenue approximates NetApp’s revenue. The peer group may vary in its composition from year to year based upon the criteria for selection and market conditions. The Compensation Committee acknowledges the range of revenues within the peer group and NetApp’s size positioning is considered when evaluating relevant market data.

For fiscal 2021, the companies in the peer group were selected primarily based on the following criteria:

●	Similar revenue, market capitalization, number of employees, and other comparable business considerations.
●	Similar business models / share price behavior, and
●	Operating in the various markets in which we compete for talent.

The Compensation Committee also used relevant subsets of these peers to evaluate certain other pay practices, including the mix of compensation vehicles and measures used in incentive plans. For fiscal 2021, the Compensation Committee refined and refocused the Peer Group, removing nine companies due to a significantly larger revenue: Apple, Alphabet, Cisco Systems, Dell Technologies, IBM Corporation, Intel Corporation, Micron, Microsoft, and Oracle. Broadcom and Qualcomm were removed due to difference in business model. Red Hat was removed because it was acquired by IBM. The Compensation Committee also removed Amazon Web Services, BMC Software, Cohesity, Hitachi Vantara, Rubrik and SAP SE as these companies provide limited to no publicly-available pay data. The Compensation Committee added four appropriately sized software firms to align with our Cloud business strategy: Akamai, ServiceNow, Splunk and Workday.

The fiscal 2021 “Compensation Peer Group” consisted of:

Arista Networks	Akamai	Adobe
Citrix Systems	Commvault Systems	F5 Networks
HP Enterprise Company	Intuit	Juniper Networks
NortonLifeLock	Nutanix	Palo Alto Networks
Pure Storage	Seagate Technology	Salesforce
ServiceNow	Splunk	Teradata
VMware	Western Digital	Workday

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Executive Compensation

The Compensation Committee reviewed each NEO’s current target total compensation and the ranges of base salary, target annual cash incentive and equity compensation at the 25th, 50th, and 75th percentiles within the Compensation Peer Group. The Compensation Committee then applied its judgment in approving proper levels of each component of compensation for NEOs. Multiple factors influence a NEO’s pay positioning, including, but not limited to, internal equity and hierarchy, succession planning, individual performance, Company performance, strategic role and tenure.

The result for fiscal 2021 was a target total compensation package for NEOs positioned between the 50th and 75th percentiles of the Compensation Peer Group.

	NetApp	Percentile	Rank
Revenue	$5,744M		15 of 22
Market Capitalization	$16,626M		9 of 22
Number of Employees	10,800		14 of 22

Components of Compensation

The key elements of our fiscal 2021 executive compensation program – Base Salary, Annual ICP and Long-Term (Incentive) Equity Compensation – are described in more detail below.

Base Salary

What is it?	Base salary provides a fixed level of cash compensation designed to be commensurate with an executive’s performance, qualifications, experience, responsibilities, potential and tenure.
How is it set?	The Compensation Committee reviews base salaries at least annually with the aim of paying market-competitive base salaries to attract and retain key executive talent. Annual salary increases are at the discretion of the Compensation Committee and are not automatic or guaranteed.
Why is it important?	Base salaries promote excellence in day-to-day management and operation of our business. Base salaries also serve as the basis for Annual ICP and other severance benefits.

Fiscal 2021 Base Salary Decisions
No changes were made to the base salaries of our NEOs.

Name	Fiscal 2021 Base Salary	Percentage Increase from Fiscal 2020
George Kurian	$950,000	0%
Michael J. Berry	$600,000	0%
Cesar Cernuda(1)	$800,000	n/a
Brad Anderson	$550,000	0%
Matthew K. Fawcett	$548,000	0%
Henri P. Richard(2)	$600,000	0%
(1)	The Compensation Committee approved Mr. Cernuda’s salary at time of hire.
(2)	Mr. Richard left NetApp on June 6, 2020, following an orderly transition of his duties.

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Executive Compensation

Annual ICP

What is it?	Annual ICP is cash earned based on NetApp’s financial performance (weighted 70%) and individual MBOs (weighted 30%). Threshold levels of financial performance are required to earn a payout for the financial portion of the incentive.
How is it set?

The Compensation Committee determines the eligibility of NEOs to participate in Annual ICP when it approves the terms and conditions, including the performance targets and payout levels, which are set in the first quarter of our fiscal year. NetApp does not guarantee payment of Annual ICP amounts to any NEO.

The Compensation Committee certifies the level of performance achieved and determines resulting payouts shortly after the end of the fiscal year.

Why is it important?	Annual ICP is designed to align executive compensation to our annual performance and drive the achievement of key business results, which ultimately lead to long-term stockholder value. It also creates accountability, and rewards NEOs, for driving strategic objectives.

Target Annual ICP Awards
Target Annual ICP awards for NEOs are set so that target total short-term cash compensation (salary plus target Annual ICP award) is between the 50th and 65th percentiles relative to the Compensation Peer Group. The target annual ICP awards for NEOs were not changed for fiscal 2021. Our CEO’s target Annual ICP award is 170% of his base salary which is higher than the other NEOs’ targets. The higher target Annual ICP award percentage:

●	Reflects Mr. Kurian’s responsibility for driving the Company’s strategy to remain competitive in the rapidly evolving data services and storage market; and
●	Places a greater portion of his total annual cash compensation at risk.

Name	Fiscal 2021 Target ICP Award % of Salary	No Changes from Fiscal 2020
George Kurian	170%	None
Michael J. Berry	110%	n/a
Cesar Cernuda	130%	n/a
Brad Anderson	110%	None
Matthew K. Fawcett	80%	None
Henri P. Richard(1)	n/a	n/a
(1)	Mr. Richard was not eligible to participate in the Company’s fiscal 2021 Annual ICP.

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Executive Compensation

Determination of Awards
Payouts are earned based on NetApp’s performance against financial goals and each NEO’s achievement of their MBOs. The Compensation Committee approves such goals and MBOs at the beginning of each fiscal year. Each participant was eligible to earn a maximum award of 200% of such participant’s target award. Following the end of fiscal 2021, the Compensation Committee would determine: the level of achievement by the Company of revenue and AOI goals and respective funding level. The Compensation Committee would then determine awards to each NEO based on a combination of Company financial performance relative to the financial goals and NEO achievement of individual MBOs tied to the Company’s strategic business objectives, as further described below.

Revenue 35% Weighting

Adjusted Operating Income 35% Weighting	Individual Target amount (Base Pay(a) x Target %)	Individual Final Payout (Capped at 200%)

Individual Performance on MBO 30% Weighting

(a)	Base Pay equals actual gross base salary paid during fiscal 2021

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Executive Compensation

Financial Goals
The Compensation Committee believes that the continued use of revenue and AOI in our Annual ICP drives the right decisions by, and behaviors of, our NEOs. These measures are intended to reflect the Company’s business strategy, which includes making tradeoffs between operating income and revenue growth, encouraging executives to make balanced decisions intended to benefit the Company as a whole, while mitigating the potential for executives to take undue risks. The measures, weighting and rationales for the Financial Goals are as follows:

Revenue (35% weighting)
Metric Definition: GAAP net revenues Strategic Role: Encourage growth and the long-term creation of stockholder value through market development and market share acquisition
AOI (35% Weighting)
Metric Definition: Non-GAAP operating income minus stock-based compensation expense Strategic Role: Encourage effective management of Company resources and the creation of stockholder value

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Executive Compensation

The measure of non-GAAP operating income is derived from net revenues from our products and services and the costs related to the generation of those revenues, including cost of revenue, sales and marketing, research and development, and general and administrative expenses. To promote disciplined use of equity-based compensation for incentive compensation purposes, NetApp defines AOI as non-GAAP operating income minus stock-based compensation expense. Non-GAAP operating income and AOI for fiscal 2021, both on an actual and target basis, excluded items that we believe are not reflective of our short-term operating performance, such as amortization of intangible assets, restructuring charges and gains on the sale of or losses on impairments of assets. We publicly disclose a detailed reconciliation of GAAP to non-GAAP net income and operating income, along with other statement of operations items, on a regular basis with the Company’s quarterly earnings announcements. A reconciliation of non-GAAP operating income and AOI to GAAP operating income can be found in Annex A.

Individual MBOs
Under the terms of the Annual ICP, at the end of the fiscal year, Mr. Kurian was to consider each NEO’s achievement of their MBOs for fiscal year and then recommend to the Compensation Committee a payout for each NEO. After reviewing Mr. Kurian’s assessment and recommendation, the Compensation Committee would determine and approve final payout.

CEO considers NEO’s achievement of MBOs.	CEO recommends to the Compensation Committee a payout for each NEO.	After reviewing the CEO’s assessment and recommendation, the Compensation Committee determines and approves final payout.

For Mr. Kurian, the Compensation Committee would determine Mr. Kurian’s achievement of his MBOs. Mr. Kurian would submit a self-assessment to the Compensation Committee. After reviewing Mr. Kurian’s self-assessment and making its own evaluation of Mr. Kurian’s performance after consulting with the Board, the Compensation Committee would determine and approve Mr. Kurian’s payout. In assessing Mr. Kurian’s achievements and approving his compensation, the Compensation Committee would consider his achievements within a broader set of expectations, including strategic leadership, organizational quality and effectiveness, management abilities, and responsiveness to economic conditions.

CEO submits a self-assessment to the Compensation Committee.	After reviewing the CEO’s self-assessment, the Compensation Committee would determine and approve the CEO’s payout	The Compensation Committee considers the CEO’s achievements within a broader set of expectations.

Fiscal 2021 Annual ICP Decisions
The chart below shows the AOI and revenue goals and our achievement for fiscal 2021. Given the significant economic uncertainty and impact caused by COVID-19 at the beginning of fiscal 2021, the Board adopted the approach of setting fiscal 2021 financial plan on a quarterly basis for Q1 and Q2 and transitioned to semiannual at the beginning of second half of the year. However, total payout is based on the percentage achievement of aggregate interim targets for the fiscal year.

70% of Annual ICP is based on the Company’s Financial Performance and achievements of revenue and AOI versus pre-set performance goals, with each weighted at 35%.

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Executive Compensation

The AOI goal of $784M takes into consideration of the impact of COVID-19 on the global economy, IT capital spending environment and our ability to gain share. The performance of $987M is the results of NetApp’s ability to adapt and engage our customers and partners virtually and our relentless focus on execution and customer success, especially in these challenging conditions.

	Performance (in millions)			Performance % of Target(†)	Payout % of Target Award
	Threshold	Target	Maximum
AOI (35% weighting)				125%	200%
Revenue (35% weighting)				106%	156%
(†)	Amounts of awards determined by interpolating for performance between discrete points shown in the table.

The remaining 30% is earned based on individual contribution towards management business objectives for fiscal 2021 which included three elements (a) return to growth in storage software and systems, (b)scale cloud data services and (c) actively continue to develop strength in the organization. NetApp demonstrated the ability to grow in public cloud services and all-flash arrays. Our all flash array business grew to an all-time high of $2.9 billion, an increase of 16% year over year. Our public cloud services annualized revenue run rate grew to $301 million exiting fiscal 2021, an increase of 171% year over year.

Each named executive officer’s individual performance factor is based on the assessment of his performance against executive leadership goals established at the beginning of fiscal 2021. The senior leaderships Results vary by executive from 100% to 111% of target.

Based on the level of performance described above on both the Company and individual performance metrics for fiscal 2021, the incentive compensation payouts to the NEOs under the Annual ICP were as follows. Due to his departure in June 2020, Mr. Richard did not participate in the fiscal 2021 Annual ICP.

Name	Target Award(1)	Financial Goals Performance Factor	Individual MBOs Performance Factor	Fiscal 2021 Annual ICP	Actual Award as a % of Target Award
George Kurian	$1,646,058	178%	111%	$2,600,000	158%
Michael J. Berry	$672,692	178%	110%	$1,060,163	158%
Cesar Cernuda(2)	$878,632	178%	110%	$1,384,724	158%
Brad Anderson	$616,635	178%	100%	$953,317	155%
Matthew K. Fawcett	$446,831	178%	100%	$690,800	155%
(1)	Target award is based on target ICP % of base pay for the fiscal 2021 performance period. Fiscal 2021 was a 53 week year.
(2)	Mr. Cernuda’s target award reflects his employment starting July 1, 2020.

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Executive Compensation

Long-Term Equity Incentive Compensation

The grant of equity awards to our NEOs is designed to align their interests with those of stockholders and provide them with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The mix of PBRSUs versus RSUs is reviewed by the Compensation Committee annually and may change from year to year.

Target Grant Values
The size of the actual equity grant to each NEO is designed to create a meaningful opportunity for stock ownership and is based on several factors, including the NEO’s current position, level of performance, comparison to benchmark, market data, strategic importance to the Company, potential for future responsibility and promotion over time, as well as the remaining share reserve under the Company’s equity plan. The Compensation Committee does not place any particular weight on any one individual factor and does not strictly adhere to any specific guidelines in making its determinations.

Fiscal 2021 Long Term Equity Incentive Compensation Decisions
In fiscal 2021, the Compensation Committee granted PBRSUs and RSUs to the NEOs. The target mix of equity awards was 75% PBRSUs and 25% RSUs for the CEO and 60% PBRSUs and 40% RSUs for the other NEOs. We believe that this mix of long-term performance-based versus service-vested awards for these executives appropriately reflects their relative impact upon, and accountability for, our stock price performance over time.

CEO	Other NEOs

The following chart shows the grants of PBRSUs and RSUs to our NEOs in fiscal 2021. The target dollar values of the grants may differ from the dollar values in the Summary Compensation Table because the values in the Summary Compensation Table are based on accounting standards.

Mr. Cernuda’s grants listed below are based on his employment contract, effective July 1, 2020 and include one-time equity awards to: 1) induce Mr. Cernuda to join NetApp; 2) immediately align his interests with those of our stockholders; 3) compensate for the forfeiture of equity awards and bonus opportunities in connection with leaving his prior employment; and 4) create sales performance-based incentive to align with our pay-for-performance strategy and stockholder interest.

Name	Total Target $ Value of Grants	Target Number of PBRSUs	RSUs
George Kurian	$10,250,000	167,000	55,500
Michael J. Berry	$3,500,000	45,500	30,500
Cesar Cernuda	$15,000,000	159,036	186,695
Brad Anderson	$3,000,000	39,000	26,000
Matthew K. Fawcett	$2,000,000	26,000	17,500
Henri P. Richard	n/a	n/a	n/a

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Executive Compensation

PBRSUs
What are they?	PBRSUs provide an opportunity for each NEO to earn shares of our common stock based on achievement of performance goals approved by the Compensation Committee. In fiscal 2021, NEOs were granted PBRSUs subject to the achievement of goals based on 3-year cumulative TSR performance relative to the companies in a performance peer group.
How are they set?
The Compensation Committee determines the eligibility of each NEO for PBRSUs annually at the beginning of the fiscal year when it approves the performance goals, performance periods, compensation and performance peer groups and target share amounts that can be earned. The Company does not guarantee PBRSU grants or minimum payouts to any executive.
The Compensation Committee certifies the level of performance achieved and resulting payouts shortly after the end of the performance period.

Why are they important?	Performance-based, long-term equity compensation aligns the interests of our NEOs with the interests of our stockholders, rewards executives for delivering long-term performance, serves as an important retention tool and aligns the contributions and efforts of NEOs with NetApp’s future success.

As depicted in the chart below, the PBRSUs granted in fiscal 2021 have the following features:

●	All PBRSUs vest at the end of a three-year performance period (unless shortened due to a change of control or termination due to death or disability), subject to continued service through the vesting date, which is the last day of each performance period.
●	100% of the PBRSUs may be earned and issued based on the percentile ranking of the Company’s TSR versus the TSRs of the companies in the fiscal 2021 Performance Peer Group (as defined below) at the end of the performance period, with the actual award amount determined according to the payout schedule.

In fiscal 2021, setting long term AOI goals became increasingly complex due to the general market volatility and uncertainty caused by the global pandemic in addition to NetApp’s ongoing transformation to a software led business model. Consequently, the Compensation Committee selected relative TSR as the 2021 PBRSU performance metric because it is an objective indicator of the Company’s long-term performance and provides strong alignment between the interests of NEOs and the stockholders. The TSR performance will be measured against our 2021 Performance Peer Group, which includes most of the companies in our fiscal 2021 Compensation Peer Group except Adobe, Salesforce, ServiceNow, Splunk and Workday, who are not included due to structurally different revenue models, margin profiles, higher market multiples and a different investor profile. We also removed Intuit and NortonLifeLock because their business is geared primarily to consumers. We added Cisco Systems, Dell, IBM, Microsoft, and Xerox as these companies have similar growth profile, margin structure and are similarly gearing towards the enterprise demand trend. Measuring against our 2021 Performance Peer Group increased the relevance of the benchmark to our business.

Under the terms of NetApp’s PBRSU award agreements, retirement-eligible executives will receive pro-rata vesting of their outstanding PBRSUs (based on actual performance, at the end of the applicable PBRSU performance period) and pro-rated based on the number of completed months of service in the applicable performance period, when they retire.

46

Executive Compensation

Payouts for the Fiscal 2019 PBRSUs
PBRSUs granted in fiscal 2019 allowed the recipient to earn a variable number of shares of our common stock based on the relative performance of our TSR compared to the median TSR of a performance peer group and achievement of cumulative AOI at the end of the performance period compared to aggressive cumulative AOI goals set in fiscal 2019. The performance period for the PBRSUs granted in fiscal 2019 ended as of April 30, 2021. The Compensation Committee certified performance and vesting for the NEOs based on the following pre-determined payout scale:

FY 2019-21 PBRSU Plan

NetApp’s TSR for the fiscal 2019 PBRSU performance period was 6.58 percentage points below median, which resulted in a 75%-of-target payout. NetApp’s cumulative Adjusted Operating Income during the performance period performance was $3.18B, which was 42% of target. Thus, the final fiscal 2019 PBRSUs vested at 59% of target shares granted. The Compensation Committee certified PBRSU performance and vesting, by NEO, as follows:

Name	PBRSUs Shares Vested
George Kurian	59,885
Michael J. Berry(1)	n/a
Cesar Cernuda(1)	n/a
Brad Anderson	14,455
Matthew K. Fawcett	10,914
Henri P. Richard	14,953
(1)	Both Mr. Cernuda and Mr. Berry were not employees in fiscal 2019.

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Executive Compensation

Payouts for the Fiscal 2021 Sales PBRSUs
In August 2020, NetApp granted Mr. Cernuda Sales Performance Based RSUs (Sales PBRSUs) valued at $4,566,402 on the date of the grant. Fifty percent (50%) of the SPBRSUs are eligible to vest on the date the Compensation Committee certifies that the Company achieved not less than 97% of the fiscal 2021 annual bookings plan approved by the Board, and the remaining 50% are eligible to vest on the date the Compensation Committee certifies that the Company achieved not less than 100% of the fiscal 2022 annual bookings plan approved by the Board.

The performance period for the Fiscal 2021 ended as of April 30, 2021. The Committee certified that the Company achieved 110% of the Annual Booking Plan compared to the target 97%. Thus, the fiscal 2021 Sales PBRSU vested at 100% of target shares. The Compensation Committee certified Sales PBRSU performance and vesting, by Mr. Cernuda, as follows:

Name	Sales PBRSUs Shares Vested
Cesar Cernuda	34,573

Service-Vested RSUs
What are they?	Service-vested RSUs allow the recipient to earn a fixed number of shares of our common stock for their continued service to the Company. The RSUs vest in four equal annual installments beginning on the first anniversary of the grant date, subject to continued service through the applicable vesting date.
How are they set?	The Compensation Committee determines the eligibility of each NEO for RSUs annually in the first quarter of the fiscal year when it approves the share amounts granted. The Company does not guarantee RSU grants to any executive.
Why are they important?	The Compensation Committee grants service-vested RSUs to promote retention while aligning the ultimate award value directly with changes in our stock price over the vesting period.

Starting with the service-vest RSU grants made in fiscal 2021, retirement-eligible executives receive pro-rata vesting when they retire equal to the number of service-vested RSUs that would have vested on the next scheduled vesting date but pro-rated based on the number of completed months of service since the most recent vesting date (or the vesting start date if no vesting date has occurred).

Other Compensation for NEOs

Separation and Change of Control Arrangements

The Compensation Committee maintains change of control severance agreements for its key senior executives to: (1) assure we will have the continued dedication and objectivity of our senior executives, notwithstanding the possibility of a change of control of the Company, thereby aligning the interests of these key senior executives with those of our stockholders in connection with potentially advantageous offers to acquire the Company; and (2) create a total executive compensation plan that is competitive with our peer group. The Compensation Committee from time to time determines which key senior executives will receive a change of control severance agreement. Individuals are selected as needed to support the above outlined objectives.

The terms of the Company’s change of control severance agreement are described in further detail in the section below titled “Potential Payments upon Termination or Change of Control.” The Compensation Committee believes that these change of control severance agreements satisfy the objectives above and ensure that key executives are focused on the Company’s goals and objectives and the interests of our stockholders.

Effective June 24, 2019, as a result of the expiration of the prior change of control severance agreements and in connection with a review of executive compensation, the Company entered into new change of control severance agreements with each of our then-serving NEOs and Mr. Anderson, which replaced their prior change of control severance agreements. Each of Mr. Berry and Mr. Cernuda entered into a change of control severance agreement with the Company in connection with their respective hiring. Please see “Termination of Employment and Change of Control Agreements – Change of Control Severance Agreements” below for further information on the change of control severance agreements.

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Executive Compensation

NetApp may pay cash compensation to a departing executive in exchange for any requested services, such as an orderly and stockholder-focused transition to the respective successor, performance during the lead-up period until the executive’s departure, and/or in exchange for a release and restrictive covenants.

By the terms of NetApp’s equity award agreements, retirement-eligible executives receive pro-rata vesting on their outstanding RSUs and PBRSUs (based on actual performance, at the end of the applicable PBRSU performance period), when they retire. NetApp does not pay cash severance to retiring executives.

NetApp’s other policies on terminations of employment are also captured under “Termination of Employment and Change of Control Agreements” below.

Supplemental Benefits and Perquisites

The Company provides limited supplemental benefits and perquisites to our NEOs.

Mr. Kurian is the only NEO eligible to participate in the Company’s Executive Retirement Medical Plan, which was no longer available to new participants as of November 12, 2015 and terminated by its terms on December 31, 2019. On or after December 31, 2019 but ending on December 31, 2021, upon retirement, Mr. Kurian will be eligible to receive a lump sum cash payment equal to two years of projected health care costs, or a prorated portion thereof, pursuant to the methodology set forth in the Executive Retirement Medical Plan.

Our NEOs are also entitled to a preventative care medical benefit of an annual physical with a dollar value of up to $2,500 per calendar year not available to nonexecutives.

Other Benefits and Reimbursements

NEOs are eligible to participate in local employee benefit plans, such as medical, dental, vision, group life and accidental death and dismemberment insurance, our nonqualified deferred compensation program, and 401(k) plan for executives located in United States. Effective January 1, 2015, we match 100% of the first 2% of eligible earnings contributed to our 401(k) plan, and match 50% of the next 4% of eligible earnings contributed, up to a maximum of $6,000 per calendar year. Under the Company’s nonqualified deferred compensation program (discussed in further detail below), eligible participating employees (including NEOs) may defer a percentage of their compensation. The program permits contributions on a tax deferred basis in excess of IRS limits imposed on 401(k) plans as permitted and in compliance with Internal Revenue Code Section 409A. The only additional retirement benefits (other than the 401(k) plan) that we offer in United States to certain of our NEOs are those under the Executive Retirement Medical Plan discussed above.

Mr. Cernuda is located in Spain and is eligible to participate in the local employee benefits plans, including the Spanish defined contribution plan that is similar in substance to the Company’s tax-qualified 401(k) plan. The annual contribution amount is 5% of pensionable earnings. Pensionable earnings is defined as Base Pay plus average of current and past year target Annual ICP.

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Executive Compensation

Compensation Policies and Practices

Stock Ownership Guidelines

The Board believes that stock ownership by the Company’s directors and executives helps to align the interests of the Company’s directors and executives with the interests of the Company’s stockholders. The Company has established the following minimum stock ownership guidelines for the Company’s directors, CEO, and Executive Vice Presidents:

Guideline as a Multiple of Salary/Cash Board Retainer

Once a covered executive or independent director becomes subject to these guidelines (i.e., generally upon hire, promotion, or election), they have five years to comply with these guidelines. Once achieved, ownership at the guideline amount must be maintained. All of the covered executives were in compliance with the guidelines as of the end of fiscal 2021. All of the directors, other than Ms. Palin, also met the guidelines as of the end of fiscal 2021. Ms. Palin was appointed to the Board in February 2021 and is not required to meet the guidelines until 2026.

Clawback Policy

The Board adopted a clawback policy for NEOs and other senior executives, which gives the Board discretion to require that designated Company employees repay cash incentive or equity compensation to the Company if the Board determines that the individual’s actions caused or partially caused the Company to materially restate all or a portion of its financial statements on which such compensation was calculated. Such determination must be made by the Board within three years of the date of filing of the applicable financial statements. The Compensation Committee believes that the Company’s clawback policy is in keeping with good standards of corporate governance and mitigates the potential for excessive risk taking by Company executives.

Anti-Hedging and Anti-Pledging Policies

Our Board has adopted a policy prohibiting all employees and members of the Board from engaging in any hedging transactions with respect to any equity securities of the Company held by them, including the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset any decrease in the market value of such equity securities. The Company’s Insider Trading Policy prohibits all employees of the Company and members of the Board from pledging the Company’s securities as collateral for a loan.

Tax Deductibility of Compensation

Prior to January 1, 2018, Section 162(m) of the Code generally disallowed a tax deduction to publicly held companies for compensation paid to certain executive officers to the extent that compensation exceeded $1 million per officer in any year unless such compensation was considered “performance-based compensation.” As a result of the Tax Cuts and Jobs Act, and except for certain grandfathered arrangements, Section 162(m) was amended to eliminate the deduction for performance-based compensation for periods after 2018. The Compensation Committee considers the tax impact of Section 162(m) (as amended) when determining NEO compensation, and reserves the right to pay compensation that is not tax deductible.

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Executive Compensation

Compensation Committee Report

The information contained in the following Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

Kathryn M. Hill, Chair
Gerald Held
Carrie Palin
George T. Shaheen

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Executive Compensation

Executive Compensation Tables and Related Information

Summary Compensation Table

The table below summarizes the compensation information for the NEOs for fiscal 2021, fiscal 2020 and fiscal 2019.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(10)	Total ($)
George Kurian(4a, 4b) Chief Executive Officer	2021	968,269	—	10,779,520	—	2,600,000	—	11,063	14,358,852
	2020	950,000	—	8,531,207	—	—	—	10,002	9,491,209
	2019	925,000	—	10,065,244	—	2,163,356	—	11,369	13,164,969
Michael J. Berry(5a, 5b) Executive Vice President and Chief Financial Officer	2021	611,538	—	3,532,400	—	1,060,163	—	11,589	5,215,690
	2020	69,231	75,000	4,166,165	—	—	—	685	4,311,081

Cesar Cernuda(6a, 6b) President	2021	675,869	1,000,000	16,179,689	—	1,384,724	—	33,059	19,273,341

Brad Anderson(7a, 7b) Executive Vice President, Hybrid Cloud Group	2021	560,577	—	3,022,240	—	953,317	—	14,156	4,550,290
	2020	538,154	—	3,489,993	—	—	—	14,121	4,042,268

Matthew K. Fawcett(8a, 8b) Executive Vice President, Chief Strategy and Legal Officer, and Secretary	2021	558,538	—	2,021,280	—	690,800	—	8,832	3,279,450
	2020	548,000	—	1,652,296	—	—	—	8,883	2,209,179
	2019	520,000	—	2,225,719	—	595,400	—	8,724	3,349,843
Henri P. Richard(9a, 9b) Former Executive Vice President, Worldwide Field and Customer Operations	2021	69,231	—	0	—	—	—	1,559	70,790
	2020	600,000	—	3,046,906	—	—	—	19,514	3,666,420
	2019	600,000	—	4,446,850	—	841,990	—	21,620	5,910,460
(1)	Our fiscal 2021 was a 53-week year. Our fiscal 2020 and fiscal 2019 were 52-week years.
(2)	Amounts shown for Mr. Cernuda in fiscal 2021 and for Mr. Berry in fiscal 2020 represent a one-time signing bonus in connection with the commencement of their respective employment with the Company.
(3)	Amounts shown represent the aggregate grant date fair value as calculated for financial statement reporting purposes in accordance with FASB ASC 718 for RSUs, PBRSUs and SPBRSUs, as applicable, granted in fiscal 2021, fiscal 2020 and fiscal 2019. The estimated fair value for PBRSUs is different from (and lower than) the maximum value of PBRSUs set forth in the following footnotes. These amounts do not necessarily represent actual value that may be realized by the NEOs. Assumptions used in the valuations of these awards are included in Note 11 of the Annual Report.
(4)	(a) For fiscal 2021, the value of the PBRSU award at the grant date assuming that the highest level of performance conditions will be achieved is $19,410,080. For fiscal 2020, the value of the PBRSU award at the grant date assuming that the highest level of performance conditions will be achieved is $15,056,014. For fiscal 2019, the value of the PBRSU award at the grant date assuming that the highest level of performance conditions will be achieved is $17,838,607. (b) For salary and ICP, Mr. Kurian received 139% of his eligible earnings for fiscal 2021, 37% of his eligible earnings for fiscal 2020 and 124% of his eligible earnings for fiscal 2019.
(5)	(a) For fiscal 2021 and 2020, the value of the PBRSU award and the SPBRSU award at the grant date assuming that the highest level of performance conditions will be achieved is $5,883,840 and $4,166,165, respectively. (b) For salary and ICP, Mr. Berry received 133% of his eligible earnings for fiscal 2021 and 5% of his eligible earnings for fiscal 2020. Mr. Berry commenced employment in the last quarter of the fiscal 2020.
(6)	(a) For fiscal 2021, the value of the PBRSU award at the grant date assuming that the highest level of performance conditions will be achieved is $20,627,446. (b) For salary and ICP, Mr. Cernuda received 111% of his eligible earnings for fiscal 2021. Mr. Cernuda commenced employment in the first quarter of the fiscal 2021. Mr. Cernuda’s cash compensation is payable in Euros and was converted using an exchange rate of €0.8307 per U.S. dollar.
(7)	(a) For fiscal 2021, the value of the PBRSU award at the grant date assuming that the highest level of performance conditions will be achieved is $5,037,760. For fiscal 2020, the value of the PBRSU award at the grant date assuming that the highest level of performance conditions will be achieved is $5,647,070. (b) For salary and ICP, Mr. Anderson received 131% of his eligible earnings for fiscal 2021 and 47% of his eligible earnings for fiscal 2020.
(8)	(a) For fiscal 2021, the value of the PBRSU award at the grant date assuming that the highest level of performance conditions will be achieved is $3,364,960. For fiscal 2020, the value of the PBRSU award at the grant date assuming that the highest level of performance conditions will be achieved is $2,680,982. For fiscal 2019, the value of the PBRSU award at the grant date assuming that the highest level of performance conditions will be achieved is $3,642,539. (b) For salary and ICP, Mr. Fawcett received 127% of his eligible earnings for fiscal 2021, 56% of his eligible earnings for fiscal 2020 and 114% of his eligible earnings for fiscal 2019.

52

Executive Compensation

(9)	(a) For fiscal 2020, the value of the PBRSU award at the grant date assuming that the highest level of performance conditions will be achieved is $4,927,932. For fiscal 2019, the value of the PBRSU award at the grant date assuming that the highest level of performance conditions will be achieved is $7,242,197. (b) For salary and ICP, Mr. Richard received 5% of his eligible earnings for fiscal 2021, 48% of his eligible earnings for fiscal 2020 and 114% of his eligible earnings for fiscal 2019. Mr. Richard’s employment was terminated in the first quarter of fiscal 2021.
(10)	Amounts shown include the portion of cash compensation deferred at the respective NEO’s election under the Company’s 401(k) plan and/or nonqualified deferred compensation plan, as applicable.

All Other Compensation Table

Name	Year	401(k) ($)(A)	Life Insurance Premium ($)(B)	Other ($)		Total ($)
George Kurian	2021	6,000	1,602	—		7,602
	2020	6,000	1,602	—		7,602
	2019	6,000	1,602	1,377	(C)	8,979
Michael J. Berry	2021	5,769	1,282	—		7,051
	2020	—	148	—		148
Cesar Cernuda	2021	—	3,262	31,017	(D)	34,279
Brad Anderson	2021	6,000	1,175			7,175
	2020	6,000	1,148			7,148
Matthew K. Fawcett	2021	6,000	1,171	—		7,171
	2020	6,000	1,170	—		7,170
	2019	6,000	1,148	—		7,148
Henri P. Richard	2021	—	148	300,000	(E)	300,148
	2020	6,000	1,282	—		7,282
	2019	6,000	1,279	—		7,279
(A)	Amounts shown represent the Company’s matching contributions under the tax-qualified 401(k) plan.
(B)	Amounts shown represent the dollar value of insurance premiums paid by the Company; except, however, Mr. Cernuda’s aggregate $3,262 is comprised of $801 for premiums paid in the US from July through the end of December 2020, plus his Spanish life insurance premium for January through July 2021 is estimated to be $2,461 based on an estimated €2,045 and was converted using an exchange rate of €0.8307 per U.S. dollar.
(C)	Amount shown represents the use of a car service between Mr. Kurian’s residence and the office so that he could conduct business during his commute. This service was terminated in 2019.
(D)	Amount shown represents the amount the Company accrued for contribution to the Spanish defined contribution plan from January 1, 2021 through April 30, 2021.
(E)	Amount shown represents the cash transition payment paid to Mr. Richard in connection with his termination of employment.

2021 Proxy Statement	53

Executive Compensation

Grants of Plan-Based Awards

The table below summarizes information concerning all plan-based awards granted to the NEOs during fiscal 2021, which ended on April 30, 2021.

									All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)(5)

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
George Kurian	7/1/2020		—	—	—	—	—	—	55,500	2,148,960
	7/1/2020		—	—	—	83,500	167,000	334,000	—	17,261,120
			259,254	1,646,058	3,292,115
Michael J. Berry	7/1/2020		—	—	—	—	—	—	30,500	1,180,960
	7/1/2020		—	—	—	22,750	45,500	91,000	—	4,702,880
			105,949	672,692	1,345,384
Cesar Cernuda	8/17/2020	(6)	—	—	—	—	—	—	57,622	2,328,390
	8/17/2020	(7)	—	—	—	—	—	—	59,927	2,245,824
	8/17/2020	(7)	—	—	—	—	—	—	69,146	2,591,315
	8/17/2020		—	—	—	—	34,573	34,573	—	2,742,330
	8/17/2020		—	—	—	—	34,573	34,573	—	1,824,071
	8/17/2020		—	—	—	44,945	89,890	179,780	—	8,895,514
			138,385	878,632	1,575,264
Brad Anderson	7/1/2020		—	—	—	—	—	—	26,000	1,006,720
	7/1/2020		—	—	—	19,500	39,000	78,000	—	4,031,040
			97,120	616,635	1,233,269
Matthew K. Fawcett	7/1/2020		—	—	—	—	—	—	17,500	677,600
	7/1/2020		—	—	—	13,000	26,000	52,000	—	2,687,360
			96,767	614,392	1,228,784
Henri Richard(8)	—		—	—	—	—	—	—	—	—
(1)	Amounts shown in these columns represent the range of possible cash payouts for each NEO under the Company’s Executive Compensation Plan, as determined by the Compensation Committee in May 2021. Please see the discussion in the “Annual ICP” section of the “Compensation Discussion and Analysis” above.
(2)	Represents awards of PBRSUs granted under the Stock Issuance Program of the 1999 Plan. Each PBRSU has performance-based vesting criteria (in addition to the service-based vesting criteria) such that the PBRSU cliff-vests at the end of a three-year performance period, which began on first day of fiscal 2021 and ends the last day of fiscal 2023. The number of shares of common stock that will be issued to settle the PBRSUs at the end of the applicable performance and service period will range from 0% to 200% of a target number of shares originally granted, and will depend upon the Company’s percentile ranking in the Total Shareholder Return compared to performance peers. For additional information regarding the specific terms of the PBRSUs granted to our NEOs in fiscal 2021, see the discussion of “PBRSUs” in the “Compensation Discussion and Analysis” above. Upon vesting, each PBRSU automatically converts into one share of Company common stock and does not have an exercise price or expiration date.
(3)	The RSUs were granted under the Stock Issuance Program of the 1999 Plan. Each award vests as to 25% of the shares beginning on the first anniversary of the grant date and 25% on each of the next three anniversaries of the grant date, subject to the NEO’s continuous service with the Company through each such date.
(4)	The amounts shown represent the aggregate grant date fair value as calculated for financial statement reporting purposes in accordance with FASB ASC 718 for RSUs and PBRSUs, as applicable, granted in fiscal 2021. The estimated fair value for PBRSUs is different from (and lower than) the maximum value of PBRSUs set forth herein. These amounts do not necessarily represent actual value that may be realized by the NEOs. Assumptions used in the valuations of these awards are included in Note 11 of the Annual Report.
(5)	The ratio of the number of shares subject to the target PBRSU awards and the RSUs awards is consistent with the mix of PBRSUs to RSUs described in the CD&A (that is, 75%/25% for our CEO and 60%/40% for our other NEOs), but the grant date fair values do not match these ratios. This discrepancy is a function of how values are calculated for financial statement reporting purposes in accordance with FASB ASC 718.
(6)	For these awards, 80% of the RSU shares vested on December 31, 2020 and the remaining 20% of the shares will vest on August 15, 2021, subject to continued service on the applicable vesting date.
(7)	For these awards, 50% of the RSU shares will vest on August 15, 2021 and the remaining 50% of the shares will vest on August 15, 2022, subject to continued service on the applicable vesting date.
(8)	Due to his departure in June 2020, Mr. Richard did not receive any plan-based awards during fiscal 2021.

54

Executive Compensation

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding stock options and stock awards held by the NEOs as of April 30, 2021.

			Stock Awards
	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
George Kurian	6/1/2017	(1)	14,250	1,064,332	—	—
	6/4/2018	(1)	17,000	1,269,730	—	—
	6/3/2019	(1)	27,750	2,072,647	—	—
	7/1/2020	(2)	55,500	4,145,295	—	—
	6/4/2018	(3)	—	—	50,750	3,790,517
	6/4/2018	(4)	—	—	50,750	3,790,517
	6/3/2019	(5)	—	—	55,500	4,145,295
	6/3/2019	(6)	—	—	55,500	4,145,295
	7/1/2020	(7)	—	—	167,000	12,473,230
Michael J. Berry	4/15/2020	(1)	87,660	6,547,325	—	—
	7/1/2021	(2)	30,500	2,278,045	—	—
	7/1/2021	(7)	—	—	45,500	3,398,395
Cesar Cernuda	8/17/2020	(8)	69,146	5,164,514	—	—
	8/17/2020	(8)	59,927	4,475,947	—	—
	8/17/2020	(9)	11,525	860,802	—	—
	8/17/2020	(7)	—	—	89,890	6,713,884
	8/17/2020	(10)	—	—	34,573	2,582,257
	8/17/2020	(10)	—	—	34,573	2,582,257
Brad Anderson	2/23/2018	(1)	13,750	1,026,987	—	—
	6/4/2018	(1)	8,000	597,520	—	—
	6/3/2019	(1)	13,125	980,306	—	—
	9/16/2019	(1)	5,521	412,363	—	—
	7/1/2020	(2)	26,000	1,941,940	—	—
	6/4/2018	(3)	—	—	12,250	914,952
	6/4/2018	(4)	—	—	12,250	914,952
	6/3/2019	(5)	—	—	13,000	970,970
	6/3/2019	(6)	—	—	13,000	970,970
	9/16/2019	(5)	—	—	5,521	412,363
	9/16/2019	(6)	—	—	5,522	412,438
	7/1/2020	(7)	—	—	39,000	2,912,910
Matthew K. Fawcett	6/1/2017	(1)	5,000	373,450	—	—
	6/4/2018	(1)	6,000	448,140	—	—
	6/3/2019	(1)	8,625	644,201	—	—
	7/1/2020	(2)	17,500	1,307,075	—	—
	6/4/2018	(3)	—	—	9,250	690,882
	6/4/2018	(4)	—	—	9,250	690,882
	6/3/2019	(5)	—	—	8,750	653,537
	6/3/2019	(6)	—	—	8,750	653,537
	7/1/2020	(7)	—	—	26,000	1,941,940
Henri Richard	6/4/2018	(3)(11)	—	—	18,250	1,393,093
	6/4/2018	(4)(11)	—	—	18,250	1,393,093
	6/3/2019	(5)(11)	—	—	16,000	1,195,040
	6/3/2019	(6)(11)	—	—	16,000	1,195,040
(1)	For these awards, ¼th of the RSU shares vest in equal annual installments over four years measured from the grant date, subject to continued service through each applicable vesting date.
(2)	For these awards, ¼th of the RSU shares vest in equal annual installments over four years measured from the vesting commencement date, subject to continued service through each applicable vesting date. The vesting commencement date for these awards is June 1, 2020.
(3)	These awards are PBRSUs. The number of shares and value of the shares reported in the table is the target amount as of April 30, 2021. Up to an additional 100% of the target amount may be earned, depending on the relative performance of our TSR compared to the median TSR of the companies listed in our Performance Peer Group. These PBRSU awards will vest after the completion of the performance period which began on April 28, 2018 and ends on April 30, 2021.

2021 Proxy Statement	55

Executive Compensation

(4)

These awards are PBRSUs. The number of shares and value of the shares reported in the table is the target amount as of April 30, 2021. Up to an additional 100% of the target amount may be earned, depending on the achievement of AOI target performance goals. These PBRSU awards will vest after the completion of the performance period which began on April 28, 2018 and ends on April 30, 2021.

(5)

These awards are PBRSUs. The number of shares and value of the shares reported in the table is the target amount as of April 30, 2021. Up to an additional 100% of the target amount may be earned, depending on the relative performance of our TSR compared to the median TSR of the companies listed in our Performance Peer Group. These PBRSU awards will vest after the completion of the performance period which began on April 27, 2019 and ends on April 29, 2022

(6)

These awards are PBRSUs. The number of shares and value of the shares reported in the table is the target amount as of April 30, 2021. Up to an additional 100% of the target amount may be earned, depending on the achievement of AOI target performance goals. These PBRSU awards will vest after the completion of the performance period which began on April 27, 2019 and ends on April 29, 2022.

(7)

These awards are PBRSUs. The number of shares and value of the shares reported in the table is the target amount as of April 30, 2021. Up to an additional 100% of the target amount may be earned, depending on the Company’s percentile ranking in the Total Shareholder Return compared to performance peers. These PBRSU awards will vest after the completion of the performance period which began on April 25, 2020 and ends on April 28, 2023.

(8)

For these awards, shares will vest in equal annual installments over two years measured from the vesting commencement date, subject to continued service through each applicable vesting date. The vesting commencement date for these awards is August 15, 2020.

(9)	For these awards, the shares will vest on August 15, 2021, subject to continued service on the applicable vesting date.
(10)

These SPBRSU awards will vest (a) on June 1, 2021 based on the Fiscal 2021 annual booking plan achievements no less than 97%, and (b) on June 2, 2022 based on Fiscal 2022 annual booking plan achievements no less than 100%, subject to continued service through each applicable vesting date.

(11)	These PBRSUs awards will be prorated upon vesting; such pro-ration will be based on Mr. Richard’s employment end date.

Option Exercises and Stock Vested for Fiscal 2021

The following table provides information regarding options and stock awards exercised and vested, respectively, and the value realized for each of the NEOs during fiscal 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
George Kurian	160,800	4,865,591	149,115	(3)	$6,362,737
Michael J. Berry	—	—	29,221	(4)	2,240,958
Cesar Cernuda	—	—	46,097	(5)	3,053,465
Brad Anderson	—	—	23,966	(6)	1,401,481
Matthew K. Fawcett	—	—	35,375	(7)	1,509,451
Henri P. Richard	—	—	70,357	(8)	3,002,133
(1)

Represents the product obtained by multiplying (1) the number of shares of the Company’s common stock acquired upon exercise of the option; by (2) the difference between (a) the closing price of a share of the Company’s common stock on the Nasdaq Global Select Market on the exercise date and (b) the exercise price per share subject to the option.

(2)

Represents the product obtained by multiplying (1) the number of shares of the Company’s common stock issued upon the vesting of RSUs and PBRSUs; by (2) the closing price of the Company’s common stock on the Nasdaq Global Select Market on the vesting date.

(3)	Of this amount, 70,415 shares were withheld by the Company to satisfy tax withholding requirements.
(4)	Of this amount, 9,537 shares were withheld by the Company to satisfy tax withholding requirements.
(5)	Of this amount, 18,139 shares were withheld by the Company to satisfy tax withholding requirements.
(6)	Of this amount, 7,623 shares were withheld by the Company to satisfy tax withholding requirements.
(7)	Of this amount, 14,022 shares were withheld by the Company to satisfy tax withholding requirements.
(8)	Of this amount, 31,365 shares were withheld by the Company to satisfy tax withholding requirements.

56

Executive Compensation

Nonqualified Deferred Compensation

Under the Company’s Deferred Compensation Plan, key employees, including the NEOs, may defer from 1% to 100% of the compensation they receive. The Deferred Compensation Plan allows contributions on a tax deferred basis in excess of IRS limits imposed on 401(k) plans as permitted and in compliance with Section 409A. Eligible employees may defer an elected percentage of eligible earnings, which includes base salary, sales incentive compensation, and Company incentive compensation. Eligible employees are director level and higher employees who are on the U.S. payroll. Elections made under the Deferred Compensation Plan are irrevocable for the period (plan year) to which they apply, and cannot be changed or terminated. If no new election is made for a subsequent plan year, the election will be 0%. Previous elections do not carry forward.

Interest (earnings) generated by amounts held in the plan is not calculated by the Company or related to the Company’s earnings in the last fiscal year. Instead, deferrals are placed (at the participant’s direction) into a variety of publicly traded mutual funds administered through Fidelity Investments. The mutual funds available mirror those in our 401(k) plan. Available mutual funds are selected and monitored by the 401(k) Committee, which is composed of a group of executives (none of whom are NEOs), with input from an outside investment advisor as well as Fidelity Investment Advisors. Participants are permitted to make changes to their investment choices (but not their deferral percentages) at any time, but always within the family of publicly traded mutual funds. Neither common stock of the Company nor securities of any other issuers are included among the investment choices. However, it is possible that common stock of the Company may compose a portion of the portfolio of investments held by these mutual funds.

At the time of initial enrollment, the participant must also elect a distribution option. Options include a separation distribution (paid six months after termination of employment) or an optional in-service distribution (paid at a specified fixed future date). Participants are not permitted to change the timing of a separation distribution. In-service distributions begin on January 15 of the specified year, and deferrals must be at least two years old before distribution can begin. Participants are permitted to delay the timing of an in-service distribution, but any such modification to timing must delay the distribution for at least five years.

The following table represents the executive contributions, earnings and account balances for the NEOs in the Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
George Kurian	—	—	—	—	—
Michael J. Berry	—	—	—	—	—
Cesar Cernuda	—	—	—	—	—
Brad Anderson	119,519	—	196,788	—	680,743
Matthew K. Fawcett	109,600	—	243,894	—	847,072
Henri P. Richard	—	—	—	—	—
(1)	The Company does not make contributions to the Deferred Compensation Plan.
(2)	The amounts in this column correspond to a composite of the actual market earnings on a group of investment funds selected by the applicable NEO for purposes of tracking the notional investment return on his account balance for fiscal 2021. No portion of the reported amount was “above market” or “preferential.” Accordingly, amounts reported in the aggregate earnings column are not reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

2021 Proxy Statement	57

Executive Compensation

Termination of Employment and Change of Control Agreements

Potential Payments upon Termination or Change of Control

Change of Control Severance Agreements

On June 22, 2016, the Company previously entered into change of control severance agreements (the “Prior Change of Control Severance Agreements”) with key senior executives, including each of the NEOs. Effective June 23, 2019, the Company entered into new change of control severance agreements (the “Change of Control Severance Agreements”) with key senior executives, including each of the NEOs, which replaced their Prior Change of Control Severance Agreements that expired in fiscal 2020.

The Compensation Committee believes these agreements are necessary for us to retain key senior executives in the event of an acquisition of the Company. In approving the agreements, the Compensation Committee’s objectives were to (1) assure we would have the continued dedication and objectivity of our senior executives, notwithstanding the possibility of a change of control of the Company, thereby aligning the interests of these key senior executives with those of the stockholders in connection with potentially advantageous offers to acquire the Company; and (2) create a total executive compensation plan that is competitive with our Compensation Peer Group.

Term of Change of Control Severance Agreement

Each Change of Control Severance Agreement has an initial term of three years and will renew automatically for additional one-year terms unless a notice of nonrenewal is provided by the Company or the senior executive at least 12 months prior to the date of automatic renewal. Notwithstanding the foregoing if a Change of Control (as defined below) occurs and there are fewer than 24 months remaining during the term of the agreement, the term of the Change of Control Severance Agreement will extend automatically for 24 months following the effective date of the Change of Control. If a senior executive becomes entitled to severance benefits pursuant to his or her Change of Control Severance Agreement, the Change of Control Severance Agreement will not terminate until all of obligations of the Change of Control Severance Agreement have been satisfied.

Circumstances Triggering Payment under Change of Control Severance Agreement

Each Change of Control Severance Agreement provides that if the Company terminates a senior executive’s employment without Cause (as defined below) or if the senior executive resigns for Good Reason (as defined below), and such termination or resignation occurs on or within 24 months after a Change of Control, the senior executive will receive certain benefits (as described below). The senior executive will not be entitled to any benefits, compensation or other payments or rights upon his or her termination following a Change of Control other than as set forth in his or her Change of Control Severance Agreement.

If the senior executive voluntarily terminates his or her employment with the Company (other than for Good Reason during the period that is on or within 24 months after a Change of Control), or if the Company terminates the senior executive’s employment for Cause, then the senior executive will not be entitled to receive severance or benefits except for those (if any) provided in the Company’s existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

If the Company terminates the senior executive’s employment as a result of the senior executive’s disability, or if the senior executive’s employment terminates due to his or her death, then the senior executive will not be entitled to receive severance or benefits, except for those (if any) provided in the Company’s existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

If the senior executive voluntarily terminates his or her employment and such termination is for Good Reason, or if the Company terminates the senior executive’s employment without Cause, and in either event such termination does not occur on or within 24 months after a Change of Control, then the senior executive will not be entitled to receive severance or benefits except for those (if any) as provided in the Company’s existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

58

Executive Compensation

The Company has general severance guidelines applicable to all employees, including the NEOs, providing for additional months of pay and welfare benefits based on years of service, plus periods of access to a career center and office resources, one-on-one coaching, and access to an online jobs database, but payment of any severance and other benefits pursuant to the guidelines is discretionary. For NEOs, these severance guidelines provide for up to twelve months salary and continuation of welfare benefits and payment of prorated non-equity incentive plan benefits. However, if the senior executive is eligible to receive any payments under his or her Change of Control Severance Agreement, the senior executive will not be eligible to receive any payments or benefits pursuant to any Company severance plan, policy, guidelines or other arrangement.

Timing and Form of Severance Payments under Change of Control Severance Agreement

Unless otherwise required by Section 409A, any severance payments to be made pursuant to the Change of Control Severance Agreement will be paid in a lump sum in accordance with the terms of the Change of Control Severance Agreement. No severance or other benefits will be paid or provided until a separation agreement and release of claims between the senior executive and the Company becomes effective. If the senior executive should die before all of the severance has been paid, any unpaid amounts will be paid in a lump-sum payment to the senior executive’s designated beneficiary. All payments and benefits under the Change of Control Severance Agreement will be paid less applicable withholding taxes.

Severance Payments Under Change of Control Severance Agreement

If the Company terminates a senior executive’s employment without Cause or if the senior executive resigns for Good Reason and such termination occurs on or within 24 months after a Change of Control, the senior executive will receive the following benefits:

●	The sum of (1) 150% (200% in the case of Mr. Kurian) of the senior executive’s annual base salary as in effect immediately prior to the senior executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control; and (2) 150% (200% in the case of Mr. Kurian) of the senior executive’s target annual bonus in effect immediately prior to the senior executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control;
●	A single, lump sum cash payment equal to the greater of (1) the senior executive’s annual target bonus in effect for the fiscal year in which the termination occurs, or (if greater) in effect immediately prior to the Change of Control, or (2) the bonus the senior executive would have received for the fiscal year during which the termination occurs based on actual performance being accrued for financial accounting purposes at the time of termination against the performance goals applicable to the senior executive’s bonus arrangement in effect immediately prior to the senior executive’s termination date, in either case, which will be pro-rated for the period during the fiscal year the senior executive was employed by the Company;
●	All expense reimbursements, wages, and other benefits due to the senior executive under any Company plan or policy (except that a senior executive will not be eligible to receive any benefits under any Company severance plan, policy or other arrangement); and
●	Accelerated vesting of the senior executive’s outstanding equity awards as follows:
●	Equity awards subject to time-based vesting will vest as to that portion of the award that would have vested through the 48-month period following the applicable senior executive’s termination date had the senior executive remained employed through such period. Additionally, the senior executive will be entitled to accelerated vesting as to an additional 100% of the then unvested portion of all of his or her outstanding equity awards that are scheduled to vest pursuant to performance-based criteria, if any, unless otherwise provided in the applicable award agreement governing the equity award.
●	Each senior executive will have one year following the date of his or her termination in which to exercise any outstanding stock options or other similar rights to acquire Company stock (but such post-termination exercise period will not extend beyond the original maximum term of the award).
●	If the senior executive elects continuation coverage pursuant to COBRA for himself or herself and his or her eligible dependents, the Company will reimburse the senior executive for the COBRA premiums for such coverage until the earlier of (1) 18 months (24 months in the case of Mr. Kurian); or (2) the date upon which the senior executive and/or the senior executive’s eligible dependents are covered under similar plans or cease to be eligible for coverage under COBRA.

2021 Proxy Statement	59

Executive Compensation

Conditions to Receipt of Severance under Change of Control Severance Agreement

The senior executive’s receipt of any payments or benefits under the Change of Control Severance Agreement will be subject to the senior executive continuing to comply with the terms of any confidential information agreement entered into between the senior executive and the Company and complying with the provisions of the Change of Control Severance Agreement. Additionally, the receipt of any severance payment under the Change of Control Severance Agreement is conditioned on the senior executive signing and not revoking a separation agreement and release of claims with the Company, with such release to be effective as set forth in the Change of Control Severance Agreement. If a senior executive becomes entitled to any cash severance, continued health benefits or vesting acceleration (other than under the Change of Control Severance Agreement) by operation of applicable law, then the corresponding severance payments and benefits under the Change of Control Severance Agreement will be reduced by the amount of such other benefits paid or provided to the senior executive.

Excise Tax under Change of Control Severance Agreement

In the event that the severance payments and other benefits payable to the senior executive pursuant to his or her Change of Control Severance Agreement constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the senior executive’s severance benefits will be either (1) delivered in full; or (2) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by the senior executive on an after-tax basis of the greatest amount of benefits. To the extent the senior executive’s severance benefits are delivered in full, the Company will not provide the senior executive any tax gross-up to cover the cost of any excise tax.

Definitions Contained in Change of Control Severance Agreement

Each Change of Control Severance Agreement defines “Cause” as: (1) the senior executive’s continued intentional and demonstrable failure to perform his or her duties customarily associated with his or her position (other than any such failure resulting from the senior executive’s mental or physical disability) after the senior executive has received a written demand of performance from the Company and the senior executive has failed to cure such nonperformance within 30 days after receiving such notice; (2) the senior executive’s conviction of, or plea of nolo contendere to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; or (3) the senior executive’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against, and causing material harm to, the Company.

Each Change of Control Severance Agreement defines “Change of Control” as any of the following events: (1) a change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (either, a “Person”), acquires beneficial ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; (2) a change in the effective control of the Company which occurs on the date that a majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (3) a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. Notwithstanding the foregoing provisions of this definition, a transaction will not be deemed a Change of Control unless the transaction qualifies as a change of control event within the meaning of Section 409A.

Mr. Kurian’s Change of Control Severance Agreement defines “Good Reason” as his termination of employment within 90 days following the expiration of any cure period following the occurrence of any of the following, without his consent: (1) a material reduction of his authority or responsibilities, provided that a reduction of authority or responsibilities that occurs as a direct consequence of a Change of Control and the Company becoming part of larger entity will not be considered a material reduction of Mr. Kurian’s authority or responsibilities; and any change which results in Mr. Kurian ceasing to have the same functional supervisory authority and responsibility following a Change of Control or a change in Mr. Kurian’s reporting position so that he no longer directly reports to the Chief Executive Officer or Board of Directors of the parent entity following a Change of Control will constitute a material reduction of his authority or responsibilities; (2) a material reduction in his base salary or target annual incentive (“Base Compensation”), unless the Company also similarly reduces the Base Compensation of all other employees of the Company; (3) a material change in the geographic location at which he must perform services; (4) any purported termination of his employment for “Cause” without first satisfying the procedural protections set forth in his agreement; or (5) the failure of the Company to obtain the assumption of the agreement by a successor and/or acquirer and an agreement that he will retain substantially similar responsibilities in the acquirer or the merged or surviving company as he had prior to the transaction.

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The Change of Control Severance Agreement for each of the other senior executives, including the other NEOs, defines “Good Reason” as the termination of employment within 90 days following the occurrence of any of the following, without the senior executive’s consent: (1) a material reduction of the senior executive’s authority or responsibilities, relative to the senior executive’s authority or responsibilities in effect immediately prior to such reduction, or a change in the senior executive’s reporting position such that the senior executive no longer reports directly to the officer position or its functional equivalent to which the senior executive was reporting immediately prior to such change in reporting position (unless the senior executive is reporting to the comparable officer position of the parent corporation in a group of controlled corporations following a Change of Control); (2) a material reduction in the senior executive’s base salary or target annual incentive (“Base Compensation”), unless the Company also similarly reduces the Base Compensation of all other employees of the Company with positions, duties and responsibilities comparable to the senior executive’s; (3) a material change in the geographic location at which the senior executive must perform services; (4) any purported termination of the senior executive’s employment for “Cause” without first satisfying the procedural protections set forth in his or her agreement; or (5) the failure of the Company to obtain the assumption of the agreement by a successor and/or acquirer and an agreement that the senior executive will retain substantially similar responsibilities in the acquirer or the merged or surviving company as he or she had prior to the transaction.

PBRSUs / SPBRSUs

In the event of a Change of Control (as defined in the applicable award agreement) of the Company prior to the expiration of the applicable performance period for a PBRSU or SPBRSU grant, the number of shares that vest at the end of the applicable performance period (such vesting, the “Change of Control Vesting”) will be determined for PBRSUs by (1) the relative performance of the Company’s TSR using the per share value of the Company’s common stock payable to stockholders in connection with the Change of Control and will be measured against the applicable benchmark for the same period, and/or (2) the achievement of cumulative AOI targets measured as of the date of the change of control, or in the case of Mr. Cernuda’s SPBRSUs, based generally on the achievement of Company bookings targets for all completed fiscal quarters in the performance period prior to the date of the Change of Control, subject, in all cases, to continuous service by the NEO through the end of the performance period. If the NEO is terminated without “Cause” or resigns for “Good Reason” (each as defined in the NEO’s Change of Control Severance Agreement) on or following the Change of Control, the vesting of the PBRSUs or SPBRSUs will accelerate upon the date on which the NEO is terminated or resigns and the number of PBRSUs or SPBRSUs that vest will be determined in accordance with the Change of Control Vesting. If the NEO’s employment terminates due to the NEO’s death or permanent disability (a “Qualifying Termination”), then the measurement period shall terminate on the date of the Qualifying Termination and the number of PBRSUs or SPBRSUs that vest (measured based on the actual performance of the Company’s TSR, AOI or Company bookings, as applicable) will be prorated based on the percentage of time worked during the applicable performance period. In the event of the voluntary termination of employment by the NEO either (a) after reaching 62 years of age or (b) on or after reaching 55 years of age following a minimum of 10 years of continuous service to the Company of its subsidiaries, the NEO’s PBRSUs (excluding Mr. Cernuda’s SPBRSUs) will remain outstanding through the applicable performance period and the number of PBRSUs that vest will be prorated based on the percentage of time worked during the applicable performance period.

Executive Medical Retirement Plan

The Company adopted the Executive Medical Retirement Plan (the “Medical Plan”) in 2005, which upon retirement provided a health reimbursement account to reimburse eligible retired executives for premiums paid for individual insurance covering the retiree and any eligible dependents for the period from January 1, 2017 through December 31, 2019. The Medical Plan was no longer available to new participants as of November 12, 2015 and terminated by its terms on December 31, 2019. Mr. Kurian is the only NEO who is eligible for benefits under the Medical Plan. On or after December 31, 2019 but ending on December 31, 2021, Mr. Kurian will be eligible to receive a lump sum cash payment equal to two years of projected health care costs, or a prorated portion thereof, pursuant to the methodology set forth in the Medical Plan.

Estimated Payments Upon Termination of Employment and/or a Change of Control

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the NEOs serving as of the end of fiscal 2021 pursuant to the Change of Control Severance Agreements in effect at that time, or with respect to Mr. Richard, whose service as an executive officer terminated during fiscal 2021, pursuant to the terms of his separation and release agreement with the Company, which are disclosed in the section entitled “Fiscal 2021 Management Team Transitions” above. Except as noted below, payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2021 (April 30, 2021), and the price per share of the Company’s common stock is the closing price of the Nasdaq Global Select Market as of that date of $74.69, except for Mr. Richard’s equity at the time of his departure in June 2020. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments of benefits, any actual payments and benefits may be different.

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Executive Compensation

		Potential Payments Upon
		Involuntary Termination Other Than For Cause				Voluntary Termination For Good Reason
Name	Type of Benefit	Prior to Change of Control ($)		On or Within 24 Months Following Change of Control ($)		Prior to Change of Control ($)		On or Within 24 Months Following Change of Control ($)
George Kurian	Cash severance payments	—		5,228,653	(1)	—		5,228,653	(1)
	Vesting acceleration of time-based equity(2)	—		8,552,005	(3)	—		8,552,005	(3)
	Vesting acceleration of PBRSUs	14,620,014	(4)	56,689,710	(3)(5)	14,620,014	(4)	56,689,710	(3)(5)
	Continued coverage of employee benefits(6)(7)	—		51,000		—		51,000
	Total termination benefits	8,186,264		35,386,514		8,186,264		35,386,514
	Total previously vested equity value	0		0		0		0
	Full “walk away” value	9,226,640		36,426,890		9,226,640		36,426,890
Michael J. Berry	Cash severance payments	—		1,926,345	(8)	—		1,926,345	(8)
	Vesting acceleration of time-based equity(2)	—		5,503,906	(3)	—		5,503,906	(3)
	Vesting acceleration of PBRSUs	1,132,674	(4)	3,398,395	(3)(5)	1,132,674		3,398,395	(3)(5)
	Continued coverage of employee benefits(9)	—		28,150		—		28,150
	Total termination benefits	—		5,474,210		—		5,474,210
	Total previously vested equity value	—		—		—		—
	Full “walk away” value	—		5,474,210		—		5,474,210
Cesar Cernuda(10)	Cash payments	626,000		2,128,987		626,000		2,128,987
	Vesting acceleration of time-based equity	—		10,501,265		—		10,501,265
	Vesting acceleration of PBRSUs	4,797,787		9,296,141		4,797,787		9,296,141
	Continued coverage of employee benefits	—				—
	Total termination benefits	626,000		626,000		626,000		626,000
	Total previously vested equity value	—		—		—		—
	Full “walk away” value	626,000		626,000		626,000		626,000
Brad Anderson	Cash severance payments	—		1,765,818	(8)	—		1,765,818	(8)
	Vesting acceleration of time-based equity(2)	—		3,523,949	(3)	—		3,523,949	(3)
	Vesting acceleration of PBRSUs	4,645,195	(4)	7,509,557	(3)(5)	4,645,195	(4)	7,509,557	(3)(5)
	Continued coverage of employee benefits(9)	—		28,150		—		28,150
	Total termination benefits	1,234,951		6,474,644		1,234,951		6,474,644
	Total previously vested equity value	—		—		—		—
	Full “walk away” value	1,234,951		6,474,644		1,234,951		6,474,644
Matthew K. Fawcett	Cash severance payments	—		$1,508,053	(8)	—		$1,508,053	(8)
	Vesting acceleration of time-based equity(2)	—		1,904,595	(3)	—		1,904,595	(3)
	Vesting acceleration of PBRSUs	2,900,287	(4)	4,630,780	(3)(5)	2,900,287	(4)	4,630,780	(3)(5)
	Continued coverage of employee benefits(9)	—		44,650		—		44,650
	Total termination benefits	2,734,264		4,936,755		2,734,264		4,936,755
	Total previously vested equity value	—		—		—		—
	Full “walk away” value	2,734,264		4,936,755		2,734,264		4,936,755
Henri P. Richard(11)	Cash severance payments	300,000		300,000		300,000		300,000
	Vesting acceleration of time-based equity(2)	1,542,819		1,542,819		1,542,819		1,542,819
	Vesting acceleration of PBRSUs	1,459,314		1,459,314		1,459,314		1,459,314
	Continued coverage of employee benefits(9)	—		—		—		—
	Total termination benefits	3,302,133		3,302,133		3,302,133		3,302,133
	Total previously vested equity value	—		—		—		—
	Full “walk away” value	3,302,133		3,302,133		3,302,133		3,302,133
(1)	Pursuant to the applicable terms of Mr. Kurian’s Change of Control Severance Agreement, as amended, in effect on April 30, 2021, this amount represents the sum of 200% of the Mr. Kurian’s annual base salary and 200% of Mr. Kurian’s target annual bonus.

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Executive Compensation

(2)	None of our NEOs have any outstanding options. For unvested RSUs, aggregate market value is determined by multiplying (1) the number of shares subject to such awards as of April 30, 2021, by (2) $74.69, except for Mr. Richard’s equity that were multiplied by $42.67, the Company’s closing stock price on June 1, 2020. If there is no amount listed in this row, all of the senior executive’s unvested outstanding options have an exercise price in excess of $43.06 and the individual does not hold any unvested restricted stock and/or RSUs.
(3)	Pursuant to the applicable terms of the Change of Control Severance Agreement in effect on April 30, 2021, equity awards that are subject to time-based vesting will vest as to that portion of the award that would have vested through the 48-month period following the senior executive’s termination date had the senior executive remained employed through such period. Additionally, the senior executive will be entitled to accelerated vesting as to an additional 100% of the then-unvested portion of all of his outstanding equity awards that are scheduled to vest pursuant to performance-based criteria, unless otherwise provided in the applicable award agreement governing the equity award. Under the terms of the grant agreements for the PBRSUs, the performance period for the grant is deemed to end upon a change of control of the Company and the number of PBRSUs that vest will be determined by (1) the Company’s TSR as measured against the applicable benchmark, as applicable or (2) the Company’s achievement of cumulative AOI targets, and the actual award amount.
(4)	Pursuant to the terms of the grant agreement for the PBRSUs, if the senior executive’s employment terminates due to the his or her death or permanent disability (a “Qualifying Termination”), then the measurement period shall terminate on the date of the Qualifying Termination and the number of PBRSUs that vest (measured based on (1) the actual performance of the Company’s TSR against the applicable benchmark, as applicable, or (2) the Company’s achievement of cumulative AOI targets) will be prorated based the percentage of time worked during the applicable performance period.
(5)	Pursuant to the terms of the grant agreement for the PBRSUs, the vesting of the PBRSUs will accelerate upon the date on which the senior executive is terminated or resigns and the number of PBRSUs that vest will be determined in accordance with the Change of Control Vesting. For purposes of this table, the closing price of the Company’s common stock on April 30, 2021 ($74.69) is used as the per share value of the Company’s common stock payable to stockholders in connection with the change of control.
(6)	Pursuant to the applicable terms of the Change of Control Severance Agreement in effect on April 30, 2021, if Mr. Kurian elects continuation coverage pursuant to COBRA for himself and his eligible dependents, the Company will reimburse Mr. Kurian for the COBRA premiums for such coverage until the earlier of (1) 24 months, or (2) the date upon which Mr. Kurian and/or his eligible dependents are covered under similar plans or are no longer eligible for coverage under COBRA.
(7)	Assumes that the senior executive elects to continue coverage of employee benefits under COBRA, and does not continue coverage under the Medical Plan. Please see the section entitled “Executive Medical Retirement Plan” for further information on the value of benefits provided through the Medical Plan.
(8)	Pursuant to the applicable terms of the Change of Control Severance Agreement in effect on April 30, 2021, this amount represents the sum of 150% of the senior executive’s annual base salary and 150% of the senior executive’s target annual bonus.
(9)	Pursuant to the applicable terms of the Change of Control Severance Agreement in effect April 30, 2021, if the senior executive elects continuation coverage pursuant to COBRA for the senior executive and his or her eligible dependents, the Company will reimburse the senior executive for the COBRA premiums for such coverage until the earlier of (1) 18 months; or (2) the date upon which the senior executive and/or his or her eligible dependents are covered under similar plans are no longer eligible for coverage under COBRA.
(10)	Pursuant to the terms of the grant agreements for Mr. Cernuda’s SPBRSUs, if Mr. Cernuda’s employment terminates due to his or her death or permanent disability (a “Qualifying Termination”), then the measurement period shall terminate on the date of the Qualifying Termination and the number of SPBRSUs that vest (measured based on achievement of Company bookings targets through the most recently completed fiscal quarter/year) will be prorated based the percentage of time worked during the applicable performance period.
(11)	Mr. Richard left the Company effective June 5, 2020. In February 2020, Mr. Richard entered into a separation and release agreement with the Company that superseded his Change of Control Severance Agreement. All amounts in this table reflect actual payments received by Mr. Richard per the terms of his separation and release agreement as disclosed in the section entitled “Fiscal 2021 Management Team Transitions” beginning on page 35. Per the terms of his separation and release agreement, the Company paid Mr. Richard (i) a cash transition payment of $300,000 in exchange for certain benefits to the Company and its stockholders; plus (ii) vesting of service-vested RSUs that otherwise would have vested in June 2020, based on days of service during the vesting period (Mr. Richard subsequently agreed to stay through June to ensure a smooth transition); (iii) vesting of outstanding Fiscal 2018 PBRSUs (with a performance period ending on April 24, 2020) based on actual performance of the Company at the end of the performance period, with the same terms of other 2018 PBRSU recipients (including continued employment through the end of the performance period); and (iv) pro-rata vesting of outstanding Fiscal 2019 and 2020 PBRSUs based on actual performance of the Company relative to metrics and terms set forth in the grant agreement.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of George Kurian, our CEO.

To identify the median employee, we relied on a methodology and certain material assumptions, adjustments, and estimates as described in this paragraph. We determined our median employee from the global Company employee population (except the CEO) as of May 12, 2021 (a date within the one month of the Company’s last completed fiscal year) using expected annual total compensation for fiscal 2021 as of May 12, 2021. Expected annual total compensation included base salary, cash incentive payments, commissions, the grant date value of any equity awards and the value of fringe benefits received. All foreign currencies were converted to U.S. dollars using the exchange rates in effect on April 30, 2021. We annualized the salaries but not the cash and equity incentive compensation of the employees that were not employed by the Company for the full fiscal year. We did not exclude any employees from the calculation of the median or use any cost-of-living adjustments.

After we determined the median employee and calculated the median employee’s annual total compensation for fiscal 2021 as of April 30, 2021 in the same manner that we calculate our CEO’s total compensation as shown in the Summary Compensation Table. We determined that the median employee’s annual total compensation was $188,438. In fiscal 2021, our CEO’s annual total compensation was $14,358,852 as shown in the Summary Compensation Table. The fiscal 2021 ratio of our CEO’s annual total compensation to that of our median employee is 76:1.

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Executive Compensation

NetApp believes that its methodology, which is consistent with the requirements of the SEC, yielded a reasonable estimate of the pay ratio. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. Thus, the pay ratio reported by other companies may not be comparable to the pay ratio we are reporting, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Compensation Committee Interlocks and Insider Participation

During fiscal 2021, the members of the Compensation Committee were Gerald Held, Kathryn M. Hill, Carrie Palin, and George T. Shaheen. None of these individuals was at any time during fiscal 2021, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

64

Audit Committee Matters

Proposal 3
Ratification of Independent Registered Public Accounting Firm

Introduction
The Company is asking the stockholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 29, 2022.

In the event the stockholders fail to ratify the appointment, the Audit Committee of our Board of Directors will consider it as a direction to select another independent registered public accounting firm for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required
The affirmative vote of a majority of the stock having voting power present in person or represented by proxy is required to approve this Proposal Number 3. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.

Recommendation of the Board
Our Board of Directors Unanimously Recommends That Stockholders Vote FOR Proposal Number 3.

Principal Accountant Fees and Services

The Audit Committee preapproves services performed by its independent registered public accounting firm and reviews auditor billings in accordance with the Audit Committee charter. All requests for audit, audit-related, tax and other services must be submitted to the Audit Committee for specific preapproval and cannot commence until such approval has been granted. Normally, preapproval is provided at regularly scheduled meetings. However, the authority to grant specific preapproval between meetings, as necessary, has been delegated to the Chair of the Audit Committee. The Chairman must update the Audit Committee at its next regularly scheduled meeting of any services that were granted specific preapproval.

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Audit Committee Matters

Aggregate fees the Company incurred in fiscal 2021 and fiscal 2020, respectively, represent fees billed or to be billed by the Company’s independent registered accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates (collectively, “Deloitte & Touche”). During fiscal 2021 and fiscal 2020, all of the services shown in the table below were preapproved by the Audit Committee in accordance with the preapproval policies discussed above.

	2021	2020
Audit fees(1)	$5,898,000	$6,052,000
Audit-related fees(2)	—	$—
Total audit and audit-related fees	$5,898,000	$6,052,000
Tax fees(3)	$2,023,000	$1,614,000
All other fees(4)	$125,000	$154,000
Total fees	$8,046,000	$7,820,000
(1)

Includes fees for professional services incurred in fiscal 2021 and fiscal 2020 in connection with (1) the audit of the Company’s annual consolidated financial statements and its internal control over financial reporting; (2) reviews of the interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q; and (3) services related to statutory and regulatory filings or engagements.

(2)

Includes fees that are reasonably related to the performance of the audit or review other than those included under “Audit fees.” The services in this category relate primarily to technical consultations on audit and reporting requirements not arising during the course of the audit.

(3)

Includes fees for tax compliance, tax advice, and tax planning services. These services include assistance regarding federal, state and international tax compliance, tax return review, tax audits, and miscellaneous consulting services.

(4)

Includes fees for professional services other than the services reported above. These services include permissible business advisory and consulting services, translations of foreign financial statements, and subscriptions to an accounting regulatory database.

The Audit Committee has considered whether the provision of the non-audit services discussed above is compatible with maintaining the principal auditor’s independence and believes such services are compatible with maintaining the auditor’s independence.

Audit Committee Report

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee has reviewed and discussed the Company’s consolidated financial statements with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm (“Deloitte & Touche”). The Audit Committee has discussed with Deloitte & Touche the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2021, as filed with the SEC on June 21, 2021.

Submitted by the Audit Committee of the Board of Directors:

Scott F. Schenkel, Chairman
Deepak Ahuja
Deborah L. Kerr
T. Michael Nevens

66

Equity Plan Matters

Proposal 4
Approval of the NetApp, Inc. 2021 Equity Incentive Plan

Introduction
We are asking our stockholders to approve a new 2021 Equity Incentive Plan (the “Plan”). Our Board has adopted the Plan, subject to approval from our stockholders at the Annual Meeting. If our stockholders approve the Plan, it will replace our 1999 Stock Option Plan (the “1999 Plan”). If so approved, the 1999 Plan will terminate on the day following the date of the Annual Meeting, and no further awards will be granted under the 1999 Plan, but the 1999 Plan will continue to govern awards previously granted under it. If our stockholders do not approve the Plan, the 1999 Plan will remain in effect. Our Board has determined that it is in the best interests of the Company to adopt the Plan and is asking our stockholders to approve the Plan. The Company’s named executive officers, directors and director nominees have an interest in this proposal as they are eligible to receive equity awards under the Plan.

The Plan is intended to encourage stock ownership on the part of eligible employees, directors and consultants who provide significant services to the Company and its affiliates. We believe strongly that the approval of the Plan will enable the Company to continue to use equity awards to achieve our goals in attracting and retain our most valuable asset: our employees. Offering a broad-based equity compensation program is vital to attracting and retaining highly skilled people in our industry. The Company believes that employees who have a stake in the future success of our business become highly motivated to achieve our long-term business goals and increase stockholder value. Our employees’ innovation and productivity are critical to our success in a highly competitive and fast-paced industry. The Plan is designed to assist in recruiting, motivating, and retaining talented employees whose contribution is considered essential to help achieve our business goals, including creating long-term value for stockholders.

Vote Required
The affirmative vote of the majority of the stock having voting power present in person or represented by proxy is required to approve this Proposal Number 4. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.

Recommendation of the Board
Our Board of Directors Unanimously Recommends That Stockholders Vote FOR Proposal Number 4.

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Equity Plan Matters

Executive Summary

Key Facts

Maximum number of shares eligible to be issued under the Plan is 10,000,000	Plan contains limit on the aggregate value of cash or equity awards payable to non-employee directors per calendar year	Certain shares issued to our named executive officers upon exercise or vesting of an award are subject to a holding condition

No dividends or dividend equivalents payable on unearned stock-based awards	Company cannot institute an award exchange or repricing program	Plan generally prohibits granting stock options or stock appreciation rights with an exercise price below the fair market value of our common stock on the date of grant

Limited transferability of awards	Limited definition of “change in control” as well as default treatment of outstanding awards	Reduced overhang due to lower share reserve request on a historical basis

●	The maximum number of shares of our common stock that may be subject to awards and issued under the Plan is 10,000,000 shares, reduced by the number of shares of common stock subject to awards granted under the 1999 Plan that are granted between the record date of the Annual Meeting and the date the termination of the 1999 Plan becomes effective. Any shares remaining under the 1999 Plan will be canceled upon termination of the 1999 Plan.
●	The Plan permits the award of options, stock appreciation rights, restricted stock, RSUs or performance awards.
●	Under the terms of the Plan, the Company cannot institute a program under which outstanding awards are surrendered or cancelled in exchange for new awards and/or cash, participants would have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the Administrator (as defined below), or to reduce or increase the exercise price of an outstanding award.
●	Dividends or other distributions payable with respect to shares subject to awards will not be paid before and unless the underlying shares vest and no dividends or other distributions will be paid with respect to shares that are subject to unexercised stock options or stock appreciation rights.
●	Non-employee members of our Board may not be granted, in any calendar year, cash or equity awards in excess of limits contained in the Plan.
●	Any shares issued to a named executive officer in connection with the exercise or vesting of an award granted under the Plan (after being reduced for any shares used to satisfy any exercise price or tax withholding obligations) will be subject to the holding period condition described in the next sentence. The holding period condition generally provides that certain shares of common stock received following the exercise or vesting of an award may not be sold or otherwise disposed of before the earliest of (i) the twelve (12) month anniversary of the exercise or settlement date of the shares, (ii) a “change in control” (as defined in the Plan) of the Company, (iii) a termination of service due to death or disability, or (iv) the date the individual is no longer a named executive officer.
●	11,237,054 shares are available under the 1999 Plan as of the Record Date.

Importance of Equity-Based Compensation

Equity-based compensation directly aligns the interests of our eligible employees and non-employee directors and consultants with the interests of our stockholders and incentivizes them to manage the Company from the perspective of an owner with an equity stake in the business. Equity-based compensation, and the Plan specifically, is designed to:

●	Assist us in recruiting, motivating and retaining talented employees who help us achieve our business goals, including creating long-term value for stockholders.
●	Increase incentives and encourage stock ownership on the part of eligible employees, non-employee directors and consultants who provide significant services to the Company and its affiliates.

We strongly believe that the approval of the Plan is essential for us to compete for talent in the very competitive labor markets in which we operate. For the reasons stated above, the stockholders are being asked to approve the Plan.

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Considerations of the Board of Directors in Making its Recommendation
Upon the recommendation of the Compensation Committee, our Board approved the Plan and the number of shares of our common stock reserved under the Plan. We expect that the share reserve under the Plan, if this proposal is approved by our stockholders, will be sufficient for awards for two to three years. Expectations regarding future share usage could be impacted by a number of factors, including recommendations from our compensation consultant regarding current market practices; the need to recruit, motivate and retain our employees; strong corporate governance practices; award type mix; the rate at which shares are returned to the Plan’s reserve under permitted addbacks; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

The Plan incorporates numerous governance best practices, including:

●	Plan contains limit on the aggregate value of cash or equity awards payable to non-employee directors per calendar year
●	Require a 12-month post vest holding period for NEOs
●	Minimum 100% fair market value exercise price for options and SARs.
●	No dividends or dividend equivalents payable on unearned stock-based awards
●	Limited transferability of awards
●	No “liberal” change in control definition and default treatment of outstanding awards under Change in Control
●	Improved overhang

In determining the number of shares reserved for issuance under the Plan, our Board considered a number of factors, including:

●	Remaining Competitive by Attracting/Retaining Talent. Our Board considered the importance of an adequate pool of shares to attract, retain and reward our high-performing employees, especially since we compete with many companies for a limited pool of talent.
●	Historical Grant Practices. Our Board considered the historical number of equity awards that the Company has granted in the past three (3) years. Our burn rate, which we define as the number of options granted, plus adjusted RSUs granted and PBRSUs and SPBRSUs vested (adjusted consistent with the ISS volatility multiplier) each year divided by the weighted average number of shares of common stock outstanding for that fiscal year, calculated for each of the past three (3) years, averages 3.22%.
●	Historical Share Grant and Delivery / Vesting Table. The table below is provided to highlight the timing of both the issuance and delivery of PBRSUs and SPBRSUs and service-vested RSUs and the issuance and exercise of options under all of the Company’s equity plans. Generally, all RSUs and options issued to the Company’s employees have time-vesting requirements. Performance-based issuances vest upon the achievement of Company performance goals and are delivered after the satisfaction of any time-vesting requirements. The Company believes this additional disclosure is important to evaluate the dilutive impact of its equity compensation programs.

	Shares Granted			Shares Delivered / Vested / Exercised
	2019	2020	2021	2019	2020	2021
Options(1)	—	—	—	635,586	108,732	195,861
PBRSUs(2)	627,232	624,086	1,042,426	506,807	130,177	99,219
RSUs(3)	2,596,676	3,155,237	4,775,900	1,826,944	1,533,575	1,688,805
Total	3,223,908	3,779,323	5,818,326	2,969,337	1,772,484	1,983,885
(1)	Reflects options granted and options exercised during the past three (3) fiscal years.
(2)	Units become eligible to vest upon achievement of Company performance goals within specified timed periods.
(3)	Units subject to time vesting requirements.

●	Forecasted Grant Practices. Based on historical grant usage, and assuming we do not implement the potential changes to our equity compensation program discussed below, we currently forecast granting full value awards (in the form of RSUs and PBRSUs) covering an approximate number of shares (under both the Plan, if approved, and the 1999 Plan) equal to 2.2% of our common stock outstanding as of July 16, 2021. If approved, the Plan would reserve for issuance thereunder 10,000,000 shares, reduced by that number of shares of common stock subject to awards granted under the 1999 Plan that are granted between the record date of the Annual Meeting and date the termination of the 1999 Plan becomes effective. We believe, and our Board considered, that this expected forecast will provide us with a share reserve that will allow us to make equity awards for expected new hires, focal awards, any special retention needs and employee growth through any opportunistic acquisitions or hiring for fiscal 2022. We expect that the total available shares for issuance under the Plan should be sufficient to cover the Company’s projected equity awards for the current, as well as into the following, fiscal year (assuming we do not implement the

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potential changes to our equity compensation program discussed below). However, circumstances such as a change in business conditions, our compensation programs, or our strategy could alter this projection and our expectations (such as the potential changes to our equity compensation program discussed below).
●	Awards Outstanding Under Existing Grants and Dilutive Impact. As of July 16, 2021, we have outstanding stock options covering 310,916 shares, 8,906,178 unvested RSUs and 2,078,589 unvested PBRSUs and SPBRSUs, assuming that the maximum number of granted PBRSUs vest. We evaluated the value of available awards (adjusted for the relative dilutive cost of stock options vs. full value shares) based on outstanding awards under the 1999 Plan as a percentage of the Company’s market capitalization, and determined that authorizing an initial maximum of 10,000,000 for issuance under the Plan, was reasonable relative to accepted technology industry norms of value transfer. Accordingly, the approximately 11,295,683 shares subject to outstanding awards (commonly referred to as the “overhang”) represent approximately 5.04% of our outstanding shares as of July 16, 2021, and the total of 10,000,000 shares, reduced by that number of shares of common stock subject to awards granted under the 1999 Plan that are granted between the record date of the Annual Meeting and the date the termination of the 1999 Plan becomes effective, that would be available for issuance if Proposal Number 4 is approved would represent an additional 9.51% of our outstanding shares. Based on this analysis, the total overhang percentage is expected to be below the 25th percentile of our Compensation Peer Group upon approval of the Plan.
●	Proxy Advisory Firm Guidelines. Because of our significant institutional stockholder base, our Board also considered relevant guidelines from a proxy advisory firm. Our three (3) year average burn rate and the dilution relating to the initial share reserve is within such guidelines.

Potential Changes to Equity Compensation Program
The Company is constantly considering ways to structure our compensation programs to align the interests of our executives and other key employees with those of our stockholders and to provide our employees with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. One program the Company has been considering is the grant of PBRSUs covering a larger number of shares than our historical practice that would vest upon the achievement of significant and aggressive performance targets. Under this program, a high level of performance would result in a higher level of payout of our shares to participants. The details of any such performance-based program, and whether we would even implement any such program, have not been determined at this time. If we do decide to adopt a program like this in the future, it could result in the Company granting PBRSUs in excess of the historical grant practices and forecasted grant practices described above. Additionally, granting a greater number of PBRSUs could increase our overall dilution, increase our stock-based compensation expense for financial accounting purposes, and increase our tax withholding and remittance obligations.

Current Awards Outstanding
Set forth below is information regarding shares currently outstanding under all of the Company’s equity compensation plans, including the 1999 Plan and equity compensation plans assumed by the Company in connection with mergers and acquisitions.

Selected Data as of July 16, 2021

Number of shares subject to outstanding awards under all of the Company’s equity compensation plans, including equity compensation plans assumed by the Company in connection with mergers and acquisitions(1)(2)	11,295,683
Number of shares subject to outstanding options	310,916
Weighted average exercise price of outstanding options	$7.6925
Weighted average remaining term of outstanding options (in years)	7.48
Number of shares subject to outstanding RSUs	8,906,178
Number of shares subject to outstanding PBRSUs and SPBRSUs (assuming maximum vest)	2,078,589
(1)	Does not include shares of common stock reserved for issuance under the Company’s Employee Stock Purchase Plan. See Proposal Number 5 for additional information regarding these shares.
(2)	The maximum number of shares of common stock that may be subject to awards and issued under the 2021 Plan will be reduced by the number of shares of common stock subject to awards granted under the 1999 Plan that are granted between the record date of the Annual Meeting and the date the termination of the 1999 Plan becomes effective.

Description of the 2021 Equity Incentive Plan
The following paragraphs provide a summary of the principal features of the Plan and its operation. The Plan is set forth in its entirety and is attached as Appendix A to this Proxy Statement with the SEC. The following summary is qualified in its entirety by reference to the complete text of the Plan.

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General
The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants who perform services to the Company, and to promote the success of the Company’s business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, RSUs or performance awards.

Authorized Shares
Subject to the adjustment provisions contained in the Plan, the maximum aggregate number of shares of common stock that may be subject to awards and issued under the Plan is 10,000,000 shares of our common stock, reduced by that number of shares subject to awards granted under the 1999 Plan that are granted between the record date of the Annual Meeting and the date the termination of the 1999 Plan becomes effective. In addition, shares may become available for issuance under the Plan pursuant to the next paragraph. The shares may be authorized but unissued, or reacquired common stock.

If an award granted under the Plan expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, RSUs or performance awards, is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased or forfeited or repurchased shares subject to such award will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to the exercise of stock appreciation rights settled in shares, the gross number of shares covered by the portion of the exercised award, whether or not actually issued pursuant to such exercise, will cease to be available under the Plan. If shares issued pursuant to restricted stock, RSUs or performance awards are repurchased by or forfeited to the Company due to failure to vest, such shares will become available for future grant under the Plan. Shares used to pay the exercise price of an award or shares repurchased by the Company using option exercise proceeds will not become available for future grant or sale under the Plan, Shares used to satisfy the tax liabilities or withholdings related to an award other than an option or stock appreciation right will become available for future grant or sale under the Plan. Payment of cash rather than shares pursuant to an award will not result in reducing the number of shares available for issuance under the Plan.

Adjustments to Shares Subject to the Plan
In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure affecting the Company’s shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan, the number, class and price of shares of stock subject to outstanding awards, and the numerical share and dollar limits in the Plan.

Administration
The Plan will be administered by the Board, any committee of the Board, or a committee of directors or of other individuals satisfying applicable laws appointed by the Board in accordance with the terms of the Plan (the “Administrator”). In the case of transactions, including grants to certain officers and key employees of the Company, intended to qualify, as exempt under Rule 16b-3 of the Securities Exchange Act of 1934, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934. (For purposes of this summary of the Plan, the term “Administrator” will refer to the Board or any committee designated by the Board to administer the Plan.)

Subject to the terms of the Plan, the Administrator has the authority to interpret and administer the Plan, including but not limited to, the authority, in its discretion, to select the employees, consultants, and directors who will receive awards, to determine the terms and conditions of awards, to modify or amend each award (subject to the restrictions of the Plan), including to accelerate vesting or waive forfeiture restrictions, to extend the post-termination exercise period applicable to an award, and to interpret the provisions of the Plan and outstanding awards. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The Administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws and may make all other determinations deemed necessary or advisable for administering the Plan. The Administrator may temporarily suspend the exercisability of an award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with applicable laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an award. The Administrator cannot institute an award exchange program under which outstanding awards are surrendered or cancelled in exchange for awards of the same type, awards of a different type or cash, participants would have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the Administrator, or the exercise price of an outstanding award is reduced or increased.

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Eligibility
Awards may be granted to employees, directors and consultants of the Company and employees and consultants of any parent or subsidiary corporation of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of July 16, 2021, approximately 11,300 employees, directors and consultants were eligible to participate in the Plan.

Stock Options
Each option granted under the Plan will be evidenced by a written or electronic agreement between the Company and a participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Plan.

The exercise price per share of each option may not be less than the fair market value of a share of the Company’s common stock on the date of grant. However, an exception may be made for any options that are granted in substitution for options held by employees of companies that the Company acquires in a manner consistent with Section 424(a) of the Code. In addition, any incentive stock option granted to an employee who, at the time of grant, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of the common stock is the closing price of our stock on any established stock exchange or national market system on the applicable date.

The Plan provides that the Administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when the Company receives the notice of exercise and full payment for the shares to be exercised, together with any applicable tax withholdings.

Options will be exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option will be specified in the award agreement, provided that the term of any option will be no more than seven (7) years, and provided further that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five (5) years.

The Administrator will determine and specify in each award agreement, and solely in its discretion, the period of exercise applicable to each option following a service provider’s cessation of service. In the absence of such a determination by the Administrator, the participant generally will be able to exercise his or her option for (i) three (3) months following his or her cessation of service for reasons other than death or disability, and (ii) twelve (12) months following his or her cessation of service due to disability or following his or her death while holding the option. An award agreement may provide for an extension of a post-service exercise period upon a cessation of service for reasons other than death or disability if the exercise of the option following such cessation of service would result in liability under Section 16(b) of the Exchange Act or would violate the registration requirements under the Securities Act.

Stock Appreciation Rights
A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company common stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the Plan.

The exercise price per share of each stock appreciation right may not be less than the fair market value of a share on the date of grant. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price by (ii) the number of exercised shares. The Company may pay the appreciation in cash, in shares, or in some combination thereof. The term of a stock appreciation right will be set forth in the award agreement but may not exceed seven (7) years. The terms and conditions relating to the period of exercise following a cessation of service with respect to options described above also apply to stock appreciation rights.

Restricted Stock Awards
Awards of restricted stock are rights to acquire or purchase shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Each restricted stock award granted will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the Plan. Restricted stock awards may be subject to vesting conditions (if any) as the Administrator specifies, and the shares acquired may not be transferred by the participant until vested. The Administrator, in its sole discretion, may determine that an award of restricted stock will not be subject to any vesting conditions.

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Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s cessation of service. Unless the Administrator provides otherwise, and subject to the general rules in the Plan related to dividends (described below), participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions on transferability and forfeitability as the underlying shares and dividends or other distributions payable with respect to shares subject to awards will not be paid before and unless the underlying shares vest. The Administrator may, in its sole discretion, reduce or waive any restrictions and may accelerate the time at which any restrictions will lapse or be removed.

RSUs
The Administrator may grant RSUs which represent a right to receive shares at a future date as set forth in the participant’s award agreement. Each RSU granted under the Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and other terms and conditions of the award, consistent with the requirements of the Plan. RSUs may be settled, in the sole discretion of the Administrator, in shares, cash or a combination of both.

RSUs will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion, which, depending on the extent to which they are met, will determine the number of RSUs to be paid out to participants.

After the grant of a RSU award, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout. A participant will forfeit any unearned RSUs as of the date set forth in the award agreement. The Administrator in its sole discretion may settle earned RSUs in cash, shares of the Company’s common stock, or a combination of cash and shares.

Performance Awards
Performance awards may also be granted under the Plan. Performance awards will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Each award of performance awards granted under the Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the performance period and other terms and conditions of the award, consistent with the requirements of the Plan. Earned performance awards will be settled, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individuals goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

After the grant of a performance award, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance awards. A participant will forfeit any performance awards that are unearned or unvested as of the date set forth in the award agreement.

Dividend Equivalents
The Administrator, in its discretion, may provide in an award agreement that the participant will be entitled to receive dividend equivalents with respect to the payment of cash dividends on shares having a record date prior to the date on which the awards are settled or forfeited. Subject to the limitations in the Plan, the dividend equivalents, if any, will be credited to an award in such manner and subject to such terms and conditions as determined by the Administrator in its sole discretion. In the event of a dividend or distribution paid in shares or any other adjustment made upon a change in our capitalization, appropriate adjustments will be made to the awards so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) that will be immediately subject to the same vesting and settlement conditions as are applicable to the award.

Non-Employee Director Limitations
The Plan provides that, subject to the adjustment provisions in the Plan, in any calendar year of the Company, a non-employee director may not be paid, issued or granted cash retainer fees and equity awards (whether settled in cash or stock) with an aggregate value of more than $1,000,000 (with the value of each award based on its grant date fair value determined in accordance with U.S. generally accepted accounting principles). For those grants made to continuing non-employee directors immediately following the Annual Meeting, such grants will be made under the 1999 Plan and are subject to the limitations contained in the 1999 Plan. Any cash compensation paid or awards granted to an individual while he or she was an employee or consultant will not count for purposes of this limitation.

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Dividends
Dividends or other distributions payable with respect to shares subject to equity awards (including dividend equivalents) will not be paid before and unless the underlying shares vest, and will be subject to the same forfeitability provisions as the underlying shares. No dividends or other distributions will be paid with respect to shares that are subject to unexercised options or stock appreciation rights, although this rule will not preclude the Administrator from exercising its powers and authority under the adjustment, liquidation and merger or change in control provisions of the Plan.

Transferability of Awards
Unless determined otherwise by the Administrator and subject to the terms of the Plan (including the prohibition on award exchange programs), awards granted under the Plan generally are not transferable other than by will or by the laws of descent and distribution, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Holding Period Condition
Any shares issued to a participant then designated as a “named executive officer” pursuant to the exercise or vesting of an award (after being reduced for such shares sold or withheld to cover any exercise price or applicable tax withholding obligations) will be subject to the holding period condition discussed in the next sentence. The “holding period condition” means that, with respect to certain shares received following the exercise or vesting of an award and the issuance and settlement of such shares, such shares may not be sold, transferred, hypothecated, pledged or otherwise disposed of before the earliest of: (i) the twelve (12) month anniversary of the exercise or settlement date of such shares, (ii) a “change in control” of the Company, (iii) the date the participant ceases to provide services due to participant’s death or disability, or (iv) the date the participant is no longer designated as a named executive officer; provided, however, that participants may conduct transactions that involve merely a change in the form in which the participant owns such shares. To enforce the holding period condition, the Company, in its discretion, may take any action it determines reasonable or necessary, which conditions will expire only the holding period condition is satisfied.

Dissolution or Liquidation
In the event of the Company’s proposed dissolution or liquidation, the Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control
The Plan provides that, in the event of a merger of the Company with or into another corporation or entity or a “change in control” (as defined in the Plan), and unless provided otherwise in an award agreement, each outstanding award will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices (subject to the provisions of the next paragraph).

In the event that the successor corporation does not assume or substitute for the award (or portion thereof), the participant will fully vest in and have the right to exercise the participant’s outstanding options and stock appreciation rights (or portions thereof) not assumed or substituted for, all restrictions on restricted stock, RSUs, and performance awards (or portions thereof) not assumed or substituted for will lapse, and, with respect to such awards with performance-based vesting (or portions thereof), all performance goals or other vesting criteria will be deemed achieved at target levels and as to a prorated portion of each award based on the portion of the applicable performance period that has lapsed through the date of the merger or change in control, and all other terms and conditions met as to such prorated portion of such award, in each case, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company. In addition, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company, if an option or stock appreciation right (or portion thereof) is not assumed or substituted for, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right (or its applicable portion) will terminate upon the expiration of such period.

Termination or Amendment
The Plan will continue in effect until terminated by the Administrator, but no options that qualify as incentive stock options under Section 422 of the Code may be granted after ten (10) years from the date of the Plan’s initial adoption by the Board in 2021. The Administrator may amend, alter, suspend or terminate the Plan at any time, provided that the Company will obtain stockholder approval of any amendment to the extent approval is necessary and desirable to comply with any applicable laws. No amendment, alteration, suspension or termination will materially impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.

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Federal Tax Aspects
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options
An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two (2) years following the date the option was granted nor within one (1) year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two (2) years after the date of grant or within one (1) year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options
Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights
In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our Common Stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards
A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty (30) days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

RSU Awards
There generally are no immediate tax consequences of receiving an award of RSUs. A participant who is awarded RSUs generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

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Performance Awards
A participant generally will recognize no income upon the grant of a performance award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A
Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.

Medicare Surtax
A participant’s annual “net investment income”, as defined in Section 1411 of the Internal Revenue Code, may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

Tax Effect for the Company
The Company generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

Awards to be Granted to Certain Individuals and Groups
The number of awards that an employee, director or consultant may receive under the Plan is at the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (1) the aggregate number of shares subject to awards of RSUs granted under the 1999 Plan during fiscal 2021; (2) the aggregate number of shares subject to awards of PBRSUs and SPBRSUs granted under the 1999 Plan during fiscal 2021, using, for the PBRSUs, the maximum vesting of 200% of target shares that could be earned if the highest level of performance is attained (at 100% target vesting, the shares reflected in the table would decrease by 50%); and (3) the total number of shares subject to awards under the 1999 Plan during fiscal 2021, assuming maximum vesting of 200% target for PBRSUs. The Company did not grant options during fiscal 2021.

Name of Individual or Group and Position[1]	Number of RSUs Granted	Number of PBRSUs Granted(1)	Total(1)
George Kurian, Chief Executive Officer	55,500	334,400	389,500
Michael J. Berry, Executive Vice President and Chief Financial Officer	30,500	91,000	121,500
Cesar Cernuda, President	186,695	248,926	435,621
Brad Anderson, Executive Vice President, Hybrid Cloud Group	26,000	78,000	104,000
Matthew K. Fawcett, Senior Vice President, General Counsel and Secretary	17,500	52,000	69,500
All current executive officers, as a group (5 persons)	316,195	803,926	1,120,121
All current directors who are not executive officers, as a group (8 persons)	42,995	0	42,995
All employees, including current officers who are not executive officers, as a group 4,747 persons)	4,732,905	1,042,426	5,775,331
(1)	Assumes maximum vesting of 200% of target shares that could be earned if the highest level of performance is attained; except, however, Mr. Cernuda had maximum vesting of 100% for 69,146 of his SPBRSU shares. At 100% target vesting, the shares reflected in the table would decrease by 50%, except for Mr. Cernuda’s 69,146 SPBRSU shares.

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Proposal 5
Amendment to the Company’s Employee Stock Purchase Plan

Introduction
The Company is asking the stockholders to approve an amendment to the Company’s Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares authorized for issuance under the Purchase Plan by an additional 3,000,000 shares. The requested increase of 3,000,000 shares represents approximately 1% of the outstanding shares of the Company’s common stock as of July 16, 2021. The Company’s NEOs have an interest in this Proposal Number 5 due to their ability to participate in the Purchase Plan.

We are asking our stockholders to increase the number of shares authorized for issuance under the Purchase Plan to ensure that the Company can maintain a sufficient reserve of shares of the Company’s common stock available under the Purchase Plan. A sufficient reserve will ensure that the Purchase Plan continues to provide eligible employees of the Company and its participating affiliates (whether now existing or subsequently established) with the opportunity to purchase shares at semiannual intervals through their accumulated periodic payroll deductions.

Our Board believes that it is in the best interests of the Company and its stockholders to continue to provide employees with the opportunity to acquire an ownership interest in the Company through their participation in the Purchase Plan and thereby encourage them to remain in the Company’s employ and more closely align their interests with those of the stockholders.

Vote Required
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal (provided that such vote also constitutes the affirmative vote of a majority of the required quorum) will be required to approve this Proposal Number 5. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.

Recommendation of the Board
Our Board of Directors Unanimously Recommends That Stockholders Vote FOR Proposal Number 5.

Generally

The Purchase Plan was adopted by our Board on September 26, 1995 and became effective on November 20, 1995, in connection with the Company’s initial public offering of its common stock.

The terms and provisions of the Purchase Plan, as most recently amended, are summarized below. This summary, however, does not purport to be a complete description of the Purchase Plan. The Purchase Plan is set forth in its entirety and is attached as Appendix B to this Proxy Statement. The following summary is qualified in its entirety by reference to the complete text of the Purchase Plan. Any stockholder may obtain a copy of the actual plan document by making a written request to the Corporate Secretary at the Company’s principal offices in Sunnyvale, California.

In considering its recommendation to amend the Purchase Plan to reserve an additional 3,000,000 shares for issuance, our Board considered the historical number of shares purchased under the Purchase Plan in the past three years. In fiscal 2019, fiscal 2020 and fiscal 2021, the number of shares purchased under the Purchase Plan was 3,015,288 shares, 1,985,877 shares and 2,421,417 shares, respectively. The actual number of shares that will be purchased under the Purchase Plan in any given year will depend on a number of factors, including the number of participants, the participants’ participation rates and our stock price. Based on usage in fiscal 2021, an additional 3,000,000 shares would last for two to three years. The Board also considered management’s recommendation as to the amount of the increase and its expectation for the number of employees who will participate in the Purchase Plan.

Description of the Purchase Plan

The Purchase Plan is administered by the Compensation Committee of our Board, serving as the plan administrator (the “Plan Administrator”). As Plan Administrator, such committee has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan.

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Share Reserve

If Proposal Number 5 is approved, the maximum number of shares reserved for issuance over the term of the Purchase Plan will be 70,700,000 shares. As of July 16, 2021, 64,576,461 shares had been issued under the Purchase Plan, and 3,123,539 shares were available for future issuance. The closing price of our common stock was $77.37 on July 16, 2021.

The shares issuable under the Purchase Plan may be made available from authorized but unissued shares or from shares of common stock reacquired by the Company, including shares purchased on the open market.

In the event that any change is made to the outstanding common stock (whether by reason of any stock split, stock dividend, recapitalization, exchange or combination of shares or other change affecting the outstanding common stock as a class without the Company’s receipt of consideration), appropriate adjustments will be made to (1) the maximum number and class of securities issuable under the Purchase Plan; (2) the maximum number and class of securities purchasable per participant on any one semiannual purchase date; (3) the maximum number and class of shares purchasable in total by all participants on any one purchase date (if applicable); and (4) the number and class of securities subject to each outstanding purchase right and the purchase price per share in effect thereunder. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Purchase Plan or the outstanding purchase rights thereunder.

Offering Period and Purchase Rights

Shares are offered under the Purchase Plan through a series of overlapping offering periods, each not to exceed 24 months in duration. Such offering periods will begin on the first business day of June and on the first business day of December of each year during the term of the Purchase Plan. Accordingly, two separate offering periods will begin in each calendar year.

Each offering period will consist of a series of one or more successive purchase intervals. Purchase intervals will run from the first business day in June to the last business day in November of the same year and from the first business day in December each year to the last business day in May in the immediately succeeding year. Accordingly, shares will be purchased on the last business day in May and November each year with the payroll deductions collected from the participants for the purchase interval ending with each such semiannual purchase date.

If the fair market value per share of common stock on any semiannual purchase date within a particular offering period is less than the fair market value per share of common stock on the start date of that offering period, then the participants in that offering period will automatically be transferred from that offering period after the semiannual purchase of shares on their behalf and enrolled in the new offering period, which begins on the next business day following such purchase date.

Eligibility and Participation

Any individual who is employed on a basis under which he or she is regularly expected to work for more than 20 hours per week for more than five months per calendar year in the employ of the Company or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan), or any lesser number of hours per week and/or number of months in any calendar year established by the Plan Administrator in accordance with applicable law and the provisions of the Purchase Plan, is eligible to participate in the Purchase Plan.

An individual who is an eligible employee on the start date of any offering period may join that offering period, subject to certain enrollment timing restrictions contained in the Purchase Plan, by properly electing to participate in the offering period pursuant to procedures established by the Plan Administrator in accordance with the terms of the Purchase Plan. However, no employee may participate in more than one offering period at a time.

As of July 16, 2021, approximately 11,300 employees, including our current NEOs, were eligible to participate in the Purchase Plan.

Purchase Price

The purchase price of the shares purchased on behalf of each participant on each semiannual purchase date will be equal to 85% of the lower of (1) the fair market value per share on the start date of the offering period in which the participant is enrolled; or (2) the fair market value on the semiannual purchase date.

The fair market value per share on any particular date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date reported on the Nasdaq Global Select Market. On July 16, 2021, the closing selling price per share of the Company’s common stock on the Nasdaq Global Select Market was $77.37.

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Payroll Deductions and Stock Purchases

Each participant may authorize periodic payroll deductions in any multiple of 1% up to a maximum of 10% of his or her total cash earnings (generally base salary, bonuses, overtime pay, commissions, current profit-sharing distributions and other incentive-type payments) to be applied to the acquisition of shares at semiannual intervals. Accordingly, on each semiannual purchase date (the last business day in May and November each year), the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares at the purchase price in effect for the participant for that purchase date. Any payroll deductions not applied to the purchase of shares on the purchase date shall be promptly refunded to the participant after the purchase date.

Special Limitations

The Purchase Plan imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:

●	Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of shares (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding.
●	Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.
●	No participant may purchase more than 1,500 shares on any one purchase date.

The Plan Administrator will have the discretionary authority to increase, decrease, or implement the per participant and any total participant limitations prior to the start date of any new offering period under the Purchase Plan.

Withdrawal Rights and Termination of Employment

The participant may withdraw from the Purchase Plan at any time on or before the seventh business day prior to the next scheduled purchase date (subject to the Plan Administrator’s authority to designate a different withdrawal date in accordance with the provisions of the Purchase Plan, subject to any laws of the applicable jurisdiction), and upon such timely withdrawal, his or her accumulated payroll deductions will be promptly refunded.

Upon the participant’s cessation of employment or loss of eligible employee status, payroll deductions will automatically cease. Any payroll deductions which the participant may have made for the semiannual period in which such cessation of employment or loss of eligibility occurs will be promptly refunded.

Introduction

No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

Purchase rights are not assignable or transferable by the participant and may be exercised only by the participant.

Change of Control

In the event a change of control occurs, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such change of control. The purchase price in effect for each participant will be equal to 85% of the lower of (1) the fair market value per share on the start date of the offering period in which the participant is enrolled at the time the change of control occurs; or (2) the fair market value per share immediately prior to the effective date of such change of control.

A change of control will be deemed to occur if (1) the Company is acquired through a merger or consolidation in which more than 50% of the Company’s outstanding voting stock is transferred to a person or persons different from those who held stock immediately prior to such transaction; (2) the Company sells, transfers or disposes of all or substantially all of its assets; or (3) any person or related group of persons acquires ownership of securities representing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders.

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Equity Plan Matters

Share Proration

Should the total number of shares to be purchased pursuant to outstanding purchase rights on any particular date exceed either (1) the maximum number of shares purchasable in total by all participants on any one purchase date (if applicable); or (2) the number of shares then available for issuance under the Purchase Plan, then the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis. In such an event, the Plan Administrator will refund the accumulated payroll deductions of each participant, to the extent such deductions are in excess of the purchase price payable for the shares prorated to such individual.

Amendment and Termination

Unless sooner terminated by the Board, the Purchase Plan will terminate upon the earliest of (1) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights; or (2) the date on which all purchase rights are exercised in connection with a change of control.

Our Board may at any time alter, amend, suspend, terminate or discontinue the Purchase Plan and will seek stockholder approval of any changes to the extent necessary to comply with the Internal Revenue Code or other applicable law, regulation or stock exchange rule.

Purchase Plan Benefits

The table below shows, as to the NEOs and specified groups, the number of shares purchased under the Purchase Plan during fiscal 2021, together with the value of those shares as of the date of purchase.

Participation in the Purchase Plan

Participation in the Purchase Plan is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Purchase Plan. The following table sets forth certain information regarding shares purchased under the Purchase Plan during the last fiscal year for each of the NEOs, for all current executive officers as a group, and for all other employees who participated in the Purchase Plan as a group:

Amended Plan Benefits

Employee Stock Purchase Plan

Name of Individual and Position	Number of Purchased Shares	Dollar Value of Purchased Shares($)(1)
George Kurian, Chief Executive Officer	0	—
Michael J. Berry, Executive Vice President and Chief Financial Officer	413	$7,038
Cesar Cernuda, President	0	—
Brad Anderson, Executive Vice President, Hybrid Cloud Group	424	$2,833
Matthew K. Fawcett, Senior Vice President, General Counsel and Secretary	425	$2,839
All current executive officers, as a group (5 persons)	1,262	$12,710
All current directors who are not executive officers, as a group (8 persons)	0	—
All employees, including current officers who are not executive officers, as a group (1,566 persons)	2,421,417	28,227,391
(1)	Determined based on the fair market value of the shares on date of purchase, minus the purchase price under the Purchase Plan.

New Plan Benefits

No purchase rights have been granted, and no shares have been issued, on the basis of the share increase that is the subject of this Proposal Number 5.

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Federal Tax Consequences

The Purchase Plan is intended to be an employee stock purchase plan within the meaning of Section 423 of the Code. Under an employee stock purchase plan, which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event that the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired or within one year after the actual semiannual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize capital gain equal to the amount by which the amount realized upon the sale or disposition exceeds the sum of the aggregate purchase price paid for the shares and the ordinary income recognized in connection with their acquisition.

If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares were acquired and more than one year after the actual semiannual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (1) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares; or (2) 15% of the fair market value of the shares on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased shares at the time of death, the lesser of (1) the amount by which the fair market value of the shares on the date of death exceeds the purchase price; or (2) 15% of the fair market value of the shares on the start date of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

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Equity Compensation Plan Information

The following table provides information as of April 30, 2021 with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options and awards granted under equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally granted those options and awards. Footnote 5 to the table sets forth the total number of shares of common stock issuable upon the exercise of those assumed options and awards as of April 30, 2021 and the weighted-average exercise price.

	A	B	C
	Number of Securities to be		Number of Securities Remaining
	Issued upon Exercise of	Weighted-Average	Available for Future Issuance
	Outstanding Options, and	Exercise Price of	Under Equity Compensation
	vesting of RSU and PBRSU	Outstanding Options	Plans (#) (Excluding Securities
	Awards #(1)	($)(2)	Reflected in Column A)(3)
Equity compensation plans approved by stockholders(4)	9,574,422	$0	22,647,356
Equity compensation plans not approved by stockholders(5)	—	—	—
Total(6)	9,574,422	$0	22,647,356
(1)	Includes 7,556,521 shares of common stock issuable upon vesting and payout of shares subject to outstanding RSU awards and 2,017,901 shares of common stock issuable upon vesting and payout of shares subject to PBRSU awards, assuming the maximum number of shares vest. Excludes purchase rights accruing under the Company’s Purchase Plan. The Purchase Plan was approved by the stockholders in connection with the initial public offering of the Company’s common stock. Under the Purchase Plan, each eligible employee may purchase up to 1,500 shares of common stock at semiannual intervals on the last business day of May and November of each year at a purchase price per share equal to 85% of the lesser of (1) the closing selling price per share of common stock on the employee’s entry date into the two-year offering period in which that semiannual purchase date occurs; or (2) the closing selling price per share on the semiannual purchase date.
(2)	Column B does not take into account shares issuable upon the vesting of outstanding RSUs, which have no exercise price.
(3)	Includes (1) 18,107,336 shares of common stock available for issuance under the 1999 Plan; and (2) 4,540,020 shares available for issuance under the Purchase Plan. As of July 16, 2021, 11,237,054 shares were available for issuance under the 1999 Plan. As of July 16, 2021, 3,123,539 shares were available for issuance under the Purchase Plan.
(4)	The category consists of the Company’s 1999 Plan and the Purchase Plan.
(5)	The table does not include information for equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally established those plans. As of April 30, 2021 there were a total of 645,268 shares subject to outstanding awards under all equity compensation plans assumed by the Company in connection with mergers and acquisitions, of which 380,101 shares were subject to outstanding option awards and 265,167 shares were subject to outstanding full value awards. The outstanding stock options had a weighted-average exercise price of $7.4632 per share and a weighted-average remaining term of 8.0 years as of such date. No additional awards may be made under those assumed plans.
(6)	As of April 30, 2021, there were a total of 10,219,690 shares subject to outstanding awards under all of the Company’s equity compensation plans, including equity compensation plans assumed by the Company in connection with mergers and acquisitions, of which 380,101 shares were subject to outstanding option awards and 9,839,589 shares were subject to outstanding full value awards. The outstanding stock options had a weighted-average exercise price of $27.8198 per share and a weighted-average remaining term of 8.00 years as of such date. As of July 16, 2021, there were a total of 11,295,683 shares subject to outstanding awards under all of the Company’s equity compensation plans, including equity compensation plans assumed by the Company in connection with mergers and acquisitions, of which 310,916 shares were subject to outstanding option awards and 10,984,767 shares were subject to outstanding full value awards. The outstanding stock options had a weighted-average exercise price of $7.6925 and a weighted-average remaining term of 7.48 years as of such date.

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Stockholder Action by Written Consent

Proposal 6
Management Proposal for Stockholder Action by Written Consent

Introduction
The Company is asking the stockholders to approve amendments to our charter and bylaws to allow stockholders to act by written consent. A stockholder proposal making a similar request, which is non-binding, is included in this proxy statement as Proposal No. 7. The Board has carefully considered the implications of each of these proposals. Based on this review, and after considering numerous factors, including the ones discussed below, the Board has unanimously adopted a resolution approving, declaring the advisability of and recommending that stockholders approve amendments to the charter and bylaws to allow stockholders to act by written consent. Currently, Article VIII of the charter and Section 2.13 of the bylaws provide that stockholders of the Company may only act at a duly called annual or special meeting and may not act by written consent.

At our 2020 annual meeting, we received a stockholder proposal (the “2020 Proposal”) requesting that the Board take the necessary steps to allow stockholders to act by written consent. The 2020 Proposal was approved by 50.3% of the shares present and entitled to vote on the proposal, which constituted 42.1% of our shares outstanding. In light of this vote, the Board has adopted resolutions approving, and has recommended that stockholders vote to approve, amendments to Article VIII of the charter and amend Section 2.13 of the bylaws to permit stockholders who comply with specified procedures to act by written consent.

Vote Required
The affirmative vote of a majority of the outstanding voting stock of the Company entitled to vote at an election of directors is required to approve this Proposal No. 6. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.

If this Proposal No. 6 is approved by stockholders, the Company will file with the Delaware Secretary of State the charter amendment set forth in Appendix C, which will become effective on the date the filing is accepted by the Delaware Secretary of State or at such later date stated in the filing and will adopt the bylaw amendment set forth in Appendix D. If Proposal No. 6 is not approved by the requisite vote, the proposed amendments to Article VIII of our charter and Section 2.13 of our bylaws will not be implemented and the Company’s current prohibition on stockholder action by written consent will remain.

Recommendation of the Board
Our Board of Directors Unanimously Recommends That Stockholders Vote FOR Proposal Number 6.

The Board of Directors recommends that the Company’s stockholders support this proposal, which we believe is in line with market practice and responsive to investor concerns.

Our Board is committed to strong corporate governance practices and responsiveness to stockholders, and believes in maintaining policies and practices that serve the best interests of all stockholders. After careful consideration of the voting results of the 2020 Proposal and recent stockholder feedback, as well as a comprehensive review of market practice and procedural safeguards adopted by other companies with respect to a stockholder right to act by written consent, the Board has declared it advisable, and is submitting to stockholders for their approval, this Proposal No. 6 to amend the charter and bylaws to allow stockholder action by written consent.

While the Board believes that important matters requiring a stockholder vote are best addressed at stockholder meetings, which provide the opportunity for stockholders to meaningfully participate in the Company’s decision-making process, the Board recognizes that the right of stockholders to act by written consent with the appropriate procedural safeguards may provide a complementary mechanism for stockholders to raise matters between meetings.

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Stockholder Action by Written Consent

We proactively sought engagement with holders of approximately 60% of our common stock, and met with holders of approximately 30% of our common stock to solicit their views regarding stockholder action by written consent. Our Board has used this feedback to determine the actions to take in response to the support for the 2020 Proposal. In this regard, the proposed amendment addresses stockholder and Board concerns through specific procedural safeguards that are designed to ensure accountability and a democratic process for all stockholders. Specifically, the Board has proposed including the following procedural and other safeguards to ensure a fair and transparent process for all of our stockholders:

●To ensure that stockholders who have limited support for the action being proposed do not cause the Company to incur unnecessary expense or disruption, the proposed amendment requires that stockholders seeking to act by written consent must own, individually or in the aggregate, at least 25% of our outstanding shares for six (6) months in order to request that the Board set a record date to determine the stockholders entitled to act by written consent. This is the same ownership threshold required for our stockholders to call a special meeting.
●To provide the Board time to confirm that the requesting stockholder has met the requirements of the bylaws and to seek additional information as may be necessary, the proposed amendment requires that the Board must act, with respect to a valid request, to set a record date by the later of (i) 10 days after delivery of a valid request to set a record date and (ii) five days after delivery by the stockholder(s) of any information requested by the Company to determine the validity of the request for a record date or to determine whether the action to which the request relates may be effected by written consent. The record date must be no more than 10 days after the Board action to set a record date.
●To ensure that stockholders have sufficient time to consider the proposal, as well as to provide the Board the opportunity to present its views regarding the proposed action, delivery of executed consents cannot begin until 60 days after the delivery of a valid request to set a record date.
●To ensure that the written consent is in compliance with applicable laws and is not duplicative, the written consent process would prevent a written consent request if a “similar item” was presented at a meeting of stockholders not more than 12 months before the request is delivered, or 90 days before the request is delivered for election of a director.
●To protect against stockholder disenfranchisement, written consents must be solicited from all stockholders. This requirement would ensure that a written consent solicitation statement is publicly filed and would provide each stockholder the right to consider and act on a proposal.

The Board believes that the written consent provisions provided in this Proposal No. 6 would protect the Company and stockholders from the significant corporate governance problems and shortcomings inherent in Proposal No. 7, which include, among other things, lack of transparency, risk of dissemination of incomplete or incorrect information to stockholders, risk of disenfranchising stockholders who do not have the opportunity to vote, and risk of substantial confusion and disruption for stockholders, with the potential for solicitation of consents for matters that would not be a proper subject for stockholder action.

This Proposal No. 6, if approved by our stockholders, would be binding and provide stockholders with the right to act by written consent, while also protecting the Company and our stockholders from abuse of the written consent process. The description in this Proposal No. 6 of the proposed amendments to the charter and bylaws is a summary and is qualified by and subject to the full text of such amendments, which are attached to this proxy statement as Appendices C and D, respectively. Additions of text are indicated by underlining and deletions of text are indicated by strike-outs.

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Stockholder Action by Written Consent

Proposal 7
Stockholder Proposal for Stockholder Action by Written Consent

John Chevedden, 2215 Nelson Avenue, No. 205 Redondo Beach, CA 90278, the beneficial owner of shares of the Company’s common stock valued at $2,000 or greater, has given notice that he intends to present a proposal at the Annual Meeting. In accordance with SEC rules, the following is the complete text of the proposal exactly as submitted. The stockholder proposal includes some assertions that we believe are misleading. We have not addressed all of these assertions, and we accept no responsibility for the stockholder proposal.

Proposal 7 – Adopt a Mainstream Shareholder Right – Written Consent

Shareholders request that our board of directors take the steps necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to give shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any appropriate topic for written consent. This includes that the least possible number of shares would be able to do so little as request a record date for written consent.

Hundreds of major companies enable shareholder action by written consent. This proposal topic won majority shareholder support at 13 large companies in a single year. This included 67%-support at both Allstate and Sprint. This proposal topic also won 63%-support at Cigna Corp. in 2019. This proposal topic would have received higher votes than 63% to 67% at these companies if more shareholders had access to independent proxy voting advice.

This proposal topic already won 51%-support at our 2020 annual meeting. This 51%-support may have represented nearly 60%-support from the shares that have access to independent proxy voting advice. Most retail shareholder do not have access to independent proxy voting advice.

A shareholder right to act by written consent affords NetApp management strong protection for a holdout management mentality during the current rapid changing business environment. Since a significant percentage of shares do not vote at NTAP annual meetings any action taken by written consent would still need 60% supermajority approval from the shares that normally cast ballots at the NTAP annual meeting to equal the required majority from the NTAP shares outstanding.

Plus NTAP shareholders have absolutely no right to call for a special shareholder meeting.

The avalanche of bare bones online shareholder meetings in 2020 makes the shareholder right to act by written consent more valuable. Shareholders are so restricted in online meetings that management will never want a return to the more transparent in-person shareholder meeting format.

Shareholders are restricted because all constructive questions and comments can be screened out by management. For instance the Goodyear online shareholder meeting was spoiled by a trigger-happy management mute button for shareholders. And AT&T, with 3000 institutional shareholders, would not even allow shareholders to speak.

Please vote yes:

Adopt a Mainstream Shareholder Right – Written Consent – Proposal 7

Response of the Board
Our Board carefully considered this stockholder proposal and concluded that its adoption is unnecessary and would not be in the best interests of the Company or its stockholders in light of the written consent right that we have already approved and are instead asking stockholders to adopt in Proposal No. 6.

The Board of Directors recommends that the Company’s stockholders oppose this proposal and instead adopt the written consent right in Proposal No. 6, which we believe is in line with market practice and responsive to investor concerns.

Following the 2020 Annual Meeting of Stockholders, the Company proactively sought engagement with holders of approximately 60% of our common stock, and then met with holders of approximately 30% of our common stock, to solicit their views on stockholder action by written consent. Having taken into account stockholder feedback from these conversations, the Board believes that the written consent provisions provided in Proposal No. 6 strike an appropriate balance between enabling stockholders to take corporate action between annual meetings or outside of special meetings and protecting the Company and stockholders from the significant corporate governance problems presented by this stockholder proposal. Although management’s Proposal No. 6 relates to the same subject matter as this Proposal No. 7, the terms and effects of the proposals differ and stockholders should carefully read the description of each proposal to understand these differences.

2021 Proxy Statement	85

Stockholder Action by Written Consent

The proposal lacks adequate procedural safeguards to protect the Company and our stockholders from abuse of the written consent process and related corporate governance problems.

While the Board believes that important matters requiring a stockholder vote are best addressed at stockholder meetings, which provide the opportunity for stockholders to meaningfully participate in the Company’s decision-making process, the Board recognizes that the right of stockholders to act by written consent with the appropriate procedural safeguards may provide a complementary mechanism for stockholders to raise matters between meetings.

In this regard, the Company’s proposed amendment includes specific procedural safeguards that address stockholder and Board concerns regarding written consent. These procedural safeguards are similar to those included in the current right of stockholders to call a special meeting. Such procedural safeguards are intended to protect the best interests of the Company and its stockholders by seeking to ensure that any action by written consent occurs with adequate notice, transparency, information and an opportunity for evaluation. In particular, the procedural safeguards in the Company’s proposed amendment are designed to address many of the shortcomings contained in this Proposal No. 7. We believe the shortcomings in this Proposal 7 include:

●	A lack of transparency to the Company, stockholders and the market, including the risk of stockholders taking action without notice or providing an opportunity for other stockholders to openly evaluate the proposal;
●	The risk of the dissemination of incomplete or incorrect information to stockholders;
●	The failure to provide stockholders with the views and recommendations of the Board;
●	The risk of disenfranchising stockholders who do not have the opportunity to vote, while enabling short-term or special interest investors to approve proposals that are not in the best interest of all stockholders; or
●	The risk of substantial confusion and disruption for stockholders, with the potential for solicitation of consents for matters that would not be a proper subject for stockholder action.

Proposal No. 7 is an advisory and non-binding stockholder proposal, and the Board opposes Proposal No. 7.

NetApp’s commitment to strong corporate governance ensures Board accountability and promotes long-term stockholder value.

The Board believes Proposal No. 7 represents an attempt to interfere with the Board’s oversight of its existing, robust, corporate governance program and is unnecessary. In addition to the Company’s engagement with investors, the Board regularly reviews our corporate governance practices and adjusts them as necessary to maintain leading governance practices, which include:

●	Special meeting right: The Company’s bylaws provide qualifying stockholders holding 25% or more of our outstanding stock the right to request special stockholder meetings, subject to certain restrictions that protect stockholders and the Company against the risk of a small minority of stockholders using such a right for their own special interests;
●	Proxy access: Under the Company’s proxy access bylaw, a stockholder (or a group of up to 20 stockholders) owning at least 3% of the Company’s outstanding stock continuously for at least three years may nominate and include in the Company’s annual meeting materials director nominees constituting up to the greater of two directors or twenty percent of the Board, provided that the stockholders and nominees satisfy the requirements specified in our bylaws;
●	Independent Board Chairman: Separate Chair of the Board and Chief Executive Officer;
●	Substantial majority of Board is independent – Other than the Chief Executive Officer, our Board comprises all independent directors (i.e., eight of nine directors are and will be independent);
●	Three active standing Board committees with 100% independent members;
●	Election of directors annually by stockholders through a majority vote standard in uncontested director elections;
●	Regular stockholder engagement and ability of stockholders to recommend director nominees to the Corporate Governance and Nominating Committee;
●	Annual Board and Board committee self-evaluations; and
●	All NetApp directors, officers and employees are subject to our robust Code of Conduct.

86

Stockholder Action by Written Consent

In summary, the Board believes that this Proposal No. 7 is not in the best interests of the Company or our stockholders. Instead, the Board recommends and believes that the Company’s Proposal No. 6, if approved by stockholders, is in the best interests of stockholders because it would be binding and provide stockholders with the right to act by written consent, while also protecting the Company and our stockholders from abuse of the written consent process.

Vote Required
This Proposal Number 7 is advisory in nature and would constitute a recommendation to our Board if it is approved by stockholders. The affirmative vote of a majority of the stock having voting power present in person or represented by proxy is required to approve this Proposal Number 7. Unless you indicate otherwise, your proxy will be voted “AGAINST” the proposal.

Recommendation of the Board
Our Board of Directors Unanimously Recommends That Stockholders Vote AGAINST Proposal Number 7.

2021 Proxy Statement	87

Additional Information

Security Ownership of Certain Beneficial Owners and Management

To the Company’s knowledge, the following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of July 16, 2021, except as otherwise set forth below, by (1) each person or entity who is known by the Company to own beneficially more than 5% of the Company’s common stock; (2) each of the Company’s directors and nominees for director; (3) each of the Company’s named executive officers set forth in the Summary Compensation Table; and (4) all of the Company’s current directors and executive officers as a group.

Except as indicated, the address of the beneficial owners is c/o NetApp, Inc., 3060 Olsen Drive, San Jose, California 95128. Information related to holders of more than 5% of the Company’s common stock was obtained from filings with the SEC pursuant to Sections 13(d) or 13(g) of the Exchange Act.

Name of Beneficial Owners	Number of Shares Beneficially Owned	Percentage of Class(1)
PRIMECAP Management Company(2)	27,998,458	12.5
177 E. Colorado Blvd, 11th Floor
Pasadena, CA 91105
Capital International Investors(3)	27,258,405	12.2
333 South Hope Street, 55th Floor
Los Angeles, CA 90071
The Vanguard Group(4)	24,799,737	11.1
100 Vanguard Boulevard
Malvern, PA 19355
BlackRock, Inc.(5)	17,037,927	7.6
55 East 52nd Street
New York, NY 10055
George Kurian(6)	168,826	*
Michael J. Berry(7)	62,290	*
Cesar Cernuda(8)	113,761	*
Brad Anderson(9)	64,681	*
Henri P. Richard(10)	0	*
Matthew K. Fawcett(11)	70,090	*
T. Michael Nevens(12)	24,084	*
Deepak Ahuja(13)	10,107	*
Gerald Held(14)	20,384	*
Kathryn M. Hill(15)	39,903	*
Deborah L. Kerr(16)	12,993	*
Carrie Palin(17)	1,867
Scott F. Schenkel(18)	18,449	*
George T. Shaheen(19)	26,275	*
All current directors and executive officers as a group (13 persons)(20)	633,710	*
*	Less than 1%.
(1)	Percentage of Class is based on 224,014,890 shares of common stock outstanding on July 16, 2021. Shares of common stock subject to stock options and RSUs that are currently exercisable or will become exercisable or issuable within 60 days of July 16, 2021 are deemed outstanding for computing the percentage of the person or group holding such options and/or RSUs, but are not deemed outstanding for computing the percentage of any other person or group. This table does not include the vested options or RSUs held by our directors for which release has been deferred. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.
(2)	Information concerning stock ownership was obtained from Amendment No. 8 to the Schedule 13G filed with the SEC on February 12, 2021 by PRIMECAP Management Company, which reported sole voting power with respect to 27,000,928 of such shares of common stock and sole dispositive power with respect to 27,998,458 shares of common stock.

88

Additional Information

(3)	Information concerning stock ownership was obtained from Amendment No. 2 to the Schedule 13G filed with the SEC on February 16, 2021 by Capital International Investors, which reported sole voting power with respect to 27,255,725 of such shares of common stock and sole dispositive power with respect to 27,258,405 shares of common stock.
(4)	Information concerning stock ownership was obtained from Amendment No. 7 to the Schedule 13G filed with the SEC on February 10, 2021 by The Vanguard Group, which reported shared voting power with respect to 372,464 of such shares of common stock, sole dispositive power with respect to 23,801,781 shares of common stock and shared dispositive power with respect to 997,956 shares of common stock.
(5)	Information concerning stock ownership was obtained from Amendment No. 9 to the Schedule 13G filed with the SEC on January 29, 2021 by BlackRock, Inc., which reported sole voting power with respect to 14,534,922 of such shares of common stock and sole dispositive power with respect to 17,037,927 shares of common stock.
(6)	Consists of 168,826 shares of common stock held of record by Mr. Kurian.
(7)	Consists of 62,290 shares of common stock held of record by Mr. Berry.
(8)	Consists of (i) 37,700 shares of common stock held of record by Mr. Cernuda, and (ii) 76,061 shares of common stock issuable to Mr. Cernuda upon the vesting of RSUs within 60 days of July 16, 2021.
(9)	Consists of (i) 64,681 shares of common stock held of record by Mr. Anderson.
(10)	Mr. Richard left the Company in June 2020.
(11)	Consists of 70,090 shares of common stock held of record by Mr. Fawcett.
(12)	Consists of (i) 16,760 shares of common stock held of record by a trust of which Mr. Nevens is the trustee; and (ii) 7,324 shares of common stock issuable to Mr. Nevens upon the vesting of RSUs within 60 days of July 16, 2021.
(13)	Consists of 4,473 shares of common stock issuable to Mr. Ahuja upon the vesting of RSUs within 60 days of July 17, 2020.
(14)	Consists of (i) 14,750 shares of common stock held of record by Mr. Held; and (ii) 5,634 shares of common stock issuable to Mr. Held upon the vesting of RSUs within 60 days of July 16, 2021.
(15)	Consists of (i) 34,269 shares of common stock held of record by a trust of which Ms. Hill is the trustee and (ii) 5,634 shares of common stock issuable to Ms. Hill upon the vesting of RSUs within 60 days of July 16, 2021.
(16)	Consists of (i) 7,359 shares of common stock held of record by Ms. Kerr and (ii) 4,435 shares of common stock issuable to Ms. Kerr upon the vesting of RSUs within 60 days of July 16, 2021.
(17)	Consists of 1,867 shares of common stock issuable to Ms. Palin upon the vesting of RSUs within 60 days of July 16, 2021.
(18)	Consists of (i) 12,815 shares of common stock shares of common stock held of record by Mr. Schenkel and (ii) 5,634 shares of common stock issuable to Mr. Schenkel upon the vesting of RSUs within 60 days of July 16, 2021.
(19)	Consists of (i) 20,641 shares of common stock shares of common stock held of record by Mr. Shaheen and (ii) 5,634 shares of common stock issuable to Mr. Shaheen upon the vesting of RSUs within 60 days of July 16, 2021
(20)	Consists of (i) 514,654 shares of common stock held of record by our current directors, director nominees and executive officers and (ii) 119,056 shares of common stock issuable to our current directors, director nominees and executive officers upon the vesting of RSUs within 60 days of July 16, 2021.

Certain Transactions with Related Parties

Our Corporate Governance and Nominating Committee is responsible for the review, approval, and ratification of transactions with related persons.

Specifically, the Corporate Governance and Nominating Committee has the authority to:

●	Consider questions of possible conflicts of interest of members of our Board and corporate officers;
●	Review actual and potential conflicts of interest of members of our Board and corporate officers, and clear any involvement of such persons in matters that may involve a conflict of interest;
●	Establish policies and procedures for the review and approval of “related person transactions,” as defined in applicable SEC rules;
●	Conduct ongoing reviews of potential related person transactions; and
●	Review and approve all related person transactions.

Pursuant to the SEC’s rules and regulations, “related persons” include, but are not limited to, the Company’s directors, executive officers, and beneficial owners of more than 5% of the Company’s outstanding common stock. If the determination is made that a related person has a material interest in any Company transaction, then the Corporate Governance and Nominating Committee, which consists entirely of all independent directors, is responsible for reviewing and approving or ratifying it. An approved transaction would be disclosed in accordance with the SEC rules if required. If the related person at issue is a director of the Company, or a family member of a director, then that director would not participate in those discussions.

In the ordinary course of our business, we engage in transactions with the Google Cloud division of Alphabet Inc. Thomas Kurian, the brother of our Chief Executive Officer and President, George Kurian, is the CEO of Google Cloud. Our relationship with Google Cloud preceded Mr. Thomas Kurian’s employment there. We believe that the transactions with Google Cloud have been entered into in the ordinary course of business and have been conducted on an arms-length basis and do not represent a material interest to any of our related persons.

2021 Proxy Statement	89

Additional Information

General Information

Why am I receiving these materials?

The Board of Directors of NetApp, Inc. has made these materials available to you on the Internet or, upon your request, has delivered printed proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders, and any adjournment, postponement or other delay thereof. NetApp, Inc., a Delaware corporation, is referred to in this Proxy Statement as the “Company,” “NetApp,” “we” or “our.” This Proxy Statement describes proposals on which you, as a stockholder, are being asked to vote. It also gives you information on these proposals, as well as other information, so that you can make an informed decision. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials?

In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to each of our stockholders, we are furnishing proxy materials to our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice instructs you as to how you may access and review all of the information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy over the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Who can vote at the Annual Meeting?

Stockholders of record as of the close of business July 16, 2021 (the “Record Date”) are entitled to vote at the Annual Meeting. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares of common stock, the stockholder of record. If your shares of common stock are held by a bank, broker or other nominee, you are considered the “beneficial owner” of those shares, which are held in “street name.” As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following the voting instructions that your bank, broker or other nominee provides you. If you do not provide your bank, broker, or other nominee with instructions on how to vote your shares, your bank, broker or other nominee may not vote your shares with respect to any non-routine matters, but may, in its discretion, vote your shares with respect to routine matters. For more information on routine and non-routine matters, see “What are abstentions and broker non-votes?” below.

When and where will the Annual Meeting take place?

In light of concerns regarding the COVID-19 pandemic and taking into account federal, state and local guidance and restrictions, the Board has determined that our Annual Meeting will be held virtually on Friday, September 10, 2021, at 3:30 p.m. Pacific time, with no physical in-person meeting. You may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/NTAP2021.

How do I attend the Annual Meeting?

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You may attend the Annual Meeting and vote your shares electronically via the Internet at www.virtualshareholdermeeting.com/NTAP2021. To participate in the Annual Meeting, you will need the control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

How many shares must be present to hold the Annual Meeting?

To hold the meeting and conduct business, a majority of NetApp’s shares of common stock issued and outstanding and entitled to vote, in person or by proxy, at the Annual Meeting must be present in person or by proxy. This is called a quorum. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of a quorum at the Annual Meeting.

How many shares of NetApp common stock are entitled to vote at the Annual Meeting?

At the Annual Meeting, each holder of common stock is entitled to one vote for each share of common stock held by such stockholder on the Record Date. On the Record Date, the Company had 224,014,890 shares of common stock outstanding and entitled to vote at the Annual Meeting. No shares of the Company’s preferred stock were outstanding. There are no cumulative voting rights.

90

Additional Information

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc. will act as the inspector of elections and tabulate the votes.

How many votes are required for each proposal?

For Proposal No. 1, a nominee for director will be elected to the Board if the number of votes cast “FOR” a nominee’s election exceed the number of votes cast “AGAINST” such nominee’s election. Approval of each of Proposal Nos. 2, 3, 4, 5, 6 and 7 requires the affirmative vote of a majority of the stock having voting power present in person or represented by proxy. Voting results will be published in a Current Report on Form 8-K, which will be filed with the SEC within four business days of the Annual Meeting.

How do I vote?

The Company is offering stockholders of record four methods of voting: (1) you may vote by telephone; (2) you may vote over the Internet; (3) you may vote electronically at the Annual Meeting by following the instructions available on the meeting website at www.virtualshareholdermeeting.com/NTAP2021; and (4) finally, you may request a proxy card from us and indicate your vote by signing and dating the card where indicated, and mailing or otherwise returning the card in the prepaid envelope provided.

If you submit a proxy card but do not specify your votes, your shares of common stock will be voted:

●	“FOR” the election of all the director nominees named in Proposal No. 1;
●	“FOR” Proposal Nos. 2, 3, 4, 5 and 6; and
●	“AGAINST” Proposal No. 7.

Uninstructed proxies will be voted in the proxy holder’s discretion as to any other matter that may properly come before the Annual Meeting.

If you were a stockholder as of the record date, or you hold a legal proxy provided by your bank, broker or nominee for the Annual Meeting, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Please contact your bank, broker or other nominee for information on obtaining a legal proxy.

How can I change my vote or revoke my proxy?

Any stockholder of record voting by proxy has the power to revoke a proxy at any time before the polls close at the Annual Meeting. You may revoke your proxy by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or if you are attending the Annual Meeting virtually, you may change your vote electronically. If you are the beneficial owner of your shares, we recommend that you contact the bank, broker or other nominee holding your shares for instructions on how to revoke your proxy or change your vote.

What are abstentions and broker non-votes?

Abstentions will be counted for the purposes of determining both (1) the presence or absence of a quorum for the transaction of business; and (2) the total number of shares entitled to vote at the Annual Meeting with respect to a proposal. Accordingly, abstentions will have the same effect as a vote against a proposal, except with respect to Proposal Number 1, where they will have no effect.

A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the bank, broker or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but will not be counted for the purpose of determining the number of votes cast on a proposal. Accordingly, a broker non-vote will make a quorum more readily attainable, but will not otherwise affect the outcome of the vote on a proposal.

If your shares are held in street name and you do not instruct your bank, broker or other nominee on how to vote your shares, your bank, broker or other nominee may, at its discretion, either leave your shares unvoted or vote your shares on routine matters, but is not permitted to vote your shares on non-routine matters. Proposal No. 3 is considered a routine matter. Proposal Numbers 1, 2, 4, 5, 6, and 7 are considered non-routine matters.

2021 Proxy Statement	91

Additional Information

How many copies of the proxy materials will be delivered to stockholders sharing the same address?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for the Company. The Company and some banks and brokers household proxy materials unless contrary instructions have been received from one or more of the affected stockholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you are receiving multiple copies of the Proxy Statement and wish to receive only one, please (1) follow the instructions provided when you vote over the Internet; or (2) contact Broadridge Financial Solutions, Inc., either by calling toll free at (800) 542-1061 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Where may I obtain a copy of the Annual Report?

The Notice, this Proxy Statement and the Company’s Annual Report on Form 10-K for our fiscal year that ended on April 30, 2021 have been made available on our website. Our fiscal year is reported on a 52- or 53-week year that ends on the last Friday in April, and our 2021 fiscal year began on April 25, 2020 and ended on April 30, 2021. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material. The Annual Report is posted at the following website address: http://investors.netapp.com/financial-information/annual-reports.

Who pays for the solicitation of proxies?

We will bear the cost of soliciting proxies. Copies of solicitation materials will be made available upon request to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The Company has retained Innisfree M&A Incorporated, a professional proxy solicitation firm, to assist in the solicitation of proxies from stockholders of the Company. Innisfree M&A Incorporated may solicit proxies by personal interview, mail, telephone, facsimile, email, or otherwise. The Company expects that it will pay Innisfree M&A Incorporated a customary fee, estimated to be approximately $30,000, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. In addition, the original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services.

How and when may I submit proposals for consideration at next year’s Annual Meeting of Stockholders?

The Company’s stockholders may submit proposals for consideration at the Annual Meeting. Stockholders may also recommend candidates for election to our Board of Directors for the Annual Meeting (see “Corporate Governance — Corporate Governance and Nominating Committee”).

Proposals to be Considered for Inclusion in NetApp’s Proxy Materials

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals may be included in our 2022 Proxy Statement. Any such stockholder proposals must be submitted in writing to the attention of the Corporate Secretary, NetApp, Inc., 3060 Olsen Drive, San Jose, California 95128, no later than April 1, 2022, which is 120 calendar days prior to the first anniversary of the mailing date of this Proxy Statement.

Director Nominations for Inclusion in NetApp’s Proxy Materials (Proxy Access)

Under the Company’s proxy access bylaw, a stockholder (or a group of up to 20 stockholders) owning at least 3% of the Company’s outstanding stock continuously for at least three years may nominate and include in the Company’s annual meeting materials director nominees constituting up to the greater of two directors or twenty percent of the Board, provided that the stockholders and nominees satisfy the requirements specified in the bylaws. Notice of a proxy access nomination for consideration at our 2022 Annual Meeting must be received no later than April 1, 2022 and no earlier than March 2, 2022.

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Additional Information

Other Proposals and Nominations

Under the Company’s bylaws, a proposal that a stockholder intends to present for consideration at the 2022 Annual Meeting but does not seek to include in the Company’s proxy materials for the 2022 Annual Meeting (including the nomination of an individual to serve as a director other than pursuant to our proxy access bylaw as described immediately above) must be received by the Corporate Secretary (at the address specified in the preceding paragraph) not less than 120 calendar days nor more than 150 days prior to the first anniversary of the Annual Meeting. The stockholder’s submission must include the information specified in the Company’s bylaws.

Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws.

If a stockholder gives notice of a proposal or a nomination after the applicable deadline specified above, the notice will not be considered timely, and the stockholder will not be permitted to present the proposal or the nomination to the stockholders for a vote at the 2022 Annual Meeting.

Other Business

Our Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

FORM 10-K

The Company filed an Annual Report on Form 10-K with the SEC on June 21, 2021. Our Internet address is www.netapp.com. Information on our website is not incorporated by reference into this Proxy Statement. We make available through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Stockholders may also obtain a copy of this report, without charge, by writing to Kris Newton, Vice President, Investor Relations at the Company’s principal executive offices located at 3060 Olsen Drive, San Jose, California 95128.

By Order of the Board of Directors

George Kurian
Chief Executive Officer

July 30, 2021

2021 NetApp, Inc. All Rights Reserved. NETAPP, the NETAPP logo, and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. Other company and product names may be trademarks of their respective owners.

2021 Proxy Statement	93

Annex A

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
FINANCIAL STATEMENT INFORMATION
(In millions, except net income per share amounts)
(Unaudited)

	Year Ended
	April 30, 2021	April 24, 2020
NET INCOME	$730	$819
Adjustments:
Amortization of intangible assets	49	39
Stock-based compensation	197	153
Asset impairment	—	10
Litigation settlements	5	—
COVID-19 charges	—	3
Restructuring charges	42	21
Acquisition-related expense	16	—
Gain on sale or derecognition of properties	(156)	(38)
Gain on sale of equity investments	(6)	—
Debt extinguishment costs	14	—
Income tax effects	(20)	(13)
Income tax expenses from integration of acquired companies	46	—
Resolution of income tax matters	—	(50)
NON-GAAP NET INCOME	$917	$944
INCOME FROM OPERATIONS	$1,031	$945
Adjustments:
Amortization of intangible assets	49	39
Stock-based compensation	197	153
Litigation settlements	5	—
COVID-19 charges	—	3
Restructuring charges	42	21
Acquisition-related expense	16	—
Gain on sale or derecognition of properties	(156)	(38)
NON-GAAP INCOME FROM OPERATIONS	$1,184	$1,123
Adjustment:
Stock-based compensation	(197)	(153)
ADJUSTED INCOME FROM OPERATIONS (NON-GAAP)	$987	$970
NET INCOME PER SHARE
Adjustments:
Amortization of intangible assets
Stock-based compensation
Asset impairment	—	0.04
Litigation settlements	0.02	—
COVID-19 charges	—	0.01
Restructuring charges	0.19	0.09
Acquisition-related expense	0.07	—
Gain on sale or derecognition of properties	(0.69)	(0.16)
Debt extinguishment costs	0.06	—
Gain on sale of equity investments	(0.03)	—
Income tax effects	(0.09)	(0.06)
Income tax expenses from integration of acquired companies	0.20	—
Resolution of income tax matters	—	(0.21)
NON-GAAP NET INCOME PER SHARE	$4.06	$4.05

Per share amounts may not add or recalculate due to rounding.

94

Annex A

Non-GAAP Financial Measures

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results, net income and net income per diluted share. For purposes of internal planning, performance measurement and resource allocation, NetApp’s management uses non-GAAP measures of net income that exclude: (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) litigation settlements, (d) acquisition-related expenses, (e) restructuring charges, (f) asset impairments, (g) gains and losses on the sale or derecognition of assets, (h) gains/losses on the sale of investments in equity securities, (i) debt extinguishment costs, (j) COVID-19 charges and (k) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

As described above, NetApp excludes the following items from its non-GAAP measures:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Litigation settlements. NetApp may periodically incur charges or benefits related to litigation settlements. NetApp excludes these charges and benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

D. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other onetime integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, cannot be relied upon for future planning and forecasting.

E. Restructuring charges. These charges consist of restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them in our assessment of operational performance.

F. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

G. Gains/losses on the sale or derecognition of assets. These are gains/losses from the sale of our properties and other transactions in which we transfer control of assets to a third party. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

H. Gains/losses on the sale of investments in equity securities. These are gains/losses from the sale of our investment in certain equity securities. Typically, such investments are sold as a result of a change in control of the underlying businesses. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

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I. Debt extinguishment costs. NetApp excludes certain non-recurring expenses incurred as a result of the early extinguishment of debt. Management believes such nonrecurring costs do not reflect the results of its underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

J. COVID-19 charges. NetApp has excluded certain non-recurring expenses incurred as a direct result of the COVID-19 pandemic. Management believes such nonrecurring costs do not reflect the results of its underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

K. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements, statute lapses and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges resulting from the integration of intellectual property from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. In addition, the non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. Management compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our earnings release and prepared remarks. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors should review the information regarding non-GAAP financial measures provided in our press release and prepared remarks.

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Appendix A

NETAPP, INC.
2021 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are:

●	to attract and retain the best available personnel for positions of substantial responsibility,
●	to provide additional incentive to Employees, Directors and Consultants, and
●	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards.

2. Definitions. As used herein, the following definitions will apply:

2.1 “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

2.2 “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards.

2.4 “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change in Control” means the occurrence of any of the following events:

(a) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(b) Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(c) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the

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Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(ii)(C). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2.6, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.7 “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.8 “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 of the Plan.

2.9 “Common Stock” means the common stock of the Company.

2.10 “Company” means NetApp, Inc., a Delaware corporation, or any successor thereto.

2.11 “Consultant” means any natural person, including an advisor, engaged by the Company or any of its Parent or Subsidiaries to render bona fide services to such entity, provided the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

2.12 “Director” means a member of the Board.

2.13 “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.14 “Dividend Equivalent” means a credit, payable in cash or Shares, made at the discretion of the Administrator or as otherwise provided in the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant. Subject to the provisions of Section 6, Dividend Equivalents may be subject to the same vesting restrictions as the related Shares subject to an Award, at the discretion of the Administrator.

2.15 “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.16 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

2.17 “Exchange Program” means a program under which (a) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash; (b) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator; and/or (c) the exercise price of an outstanding Award is reduced or increased. The Administrator cannot implement an Exchange Program.

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2.18 “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of fair market value for other purposes.

2.19 “Fiscal Year” means the fiscal year of the Company.

2.20 “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

2.21 “Inside Director” means a Director who is an Employee.

2.22 “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

2.23 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.24 “Option” means a stock option granted pursuant to the Plan.

2.25 “Outside Director” means a Director who is not an Employee.

2.26 “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

2.27 “Participant” means the holder of an outstanding Award.

2.28 “Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or stock-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 11 of the Plan.

2.29 “Performance Period” means Performance Period as defined in Section 11.1 of the Plan.

2.30 “Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, the achievement of performance goals, or the occurrence of other events as determined by the Administrator.

2.31 “Plan” means this 2021 Equity Incentive Plan, as may be amended from time to time.

2.32 “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 9 of the Plan, or issued pursuant to the early exercise of an Option.

2.33 “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 10 of the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

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2.34 “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

2.35 “Section 16b” means Section 16(b) of the Exchange Act.

2.36 “Section 409A” means Code Section 409A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

2.37 “Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

2.38 “Service Provider” means an Employee, Director or Consultant.

2.39 “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

2.40 “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 8 of the Plan is designated as a Stock Appreciation Right.

2.41 “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

2.42 “Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.

2.43 “U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3. Stock Subject to the Plan.

3.1 Stock Subject to the Plan. Subject to adjustment upon changes in capitalization of the Company as provided in Section 16 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and issued under the Plan will be equal to 10,000,000 Shares. Notwithstanding the foregoing, the maximum aggregate number of Shares that may be subject to Awards and issued under the Plan will be reduced by that number of Shares subject to awards granted under the 1999 Stock Option Plan that are granted between the record date of the Company’s 2021 Annual Meeting of Stockholders and the meeting date of the Company’s 2021 Annual Meeting of Stockholders. In addition, Shares may become available for issuance under Section 3.2 of the Plan. The Shares may be authorized but unissued, or reacquired Common Stock.

3.2 Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, or Performance Awards is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised, whether or not actually issued pursuant to such exercise will cease to be available under the Plan. Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units or Performance Awards are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or Shares repurchased by the Company using Option exercise proceeds will not become available for future grant or sale under the Plan. Shares used to satisfy the tax liabilities or withholdings related to an Award other than an Option or Stock Appreciation Right will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 16 of the Plan, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3.1 of the Plan, plus, to the extent allowable under Code Section 422 and the U.S. Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3.2 of the Plan.

3.3 Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

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4. Administration of the Plan.

4.1 Procedure.

(a) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(b) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(c) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to comply with Applicable Laws.

(d) Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

4.2 Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(a) to determine the Fair Market Value;

(b) to select the Service Providers to whom Awards may be granted hereunder;

(c) to determine the number of Shares or dollar amounts to be covered by each Award granted hereunder;

(d) to approve forms of Award Agreements for use under the Plan;

(e) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto (including but not limited to, temporarily suspending the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award), based in each case on such factors as the Administrator will determine;

(f) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(g) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws, easing the administration of the Plan and/or for qualifying for favorable tax treatment under applicable non-U.S. laws, in each case as the Administrator may deem necessary or advisable;

(h) to modify or amend each Award (subject to Section 6 and Section 21.3 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards (subject to Sections 6.1(b), 7.4 and 8.5 of the Plan);

(i) to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 17 of the Plan;

(j) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(k) to determine whether Awards (other than Options or Stock Appreciation Rights) will be adjusted for Dividend Equivalents;

(l) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(m) to make all other determinations deemed necessary or advisable for administering the Plan.

4.3 Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

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6. Limitations.

6.1 Incentive Stock Options.

(a) $100,000 Limitation. Notwithstanding any designation of an Option as an incentive stock option, to the extent that the aggregate fair market value of the Shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as nonstatutory stock options. For purposes of this Section 6.1(a), Incentive Stock Options will be taken into account in the order in which they were granted, the fair market value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculations will be performed in accordance with Code Section 422 and the U.S. Treasury Regulations promulgated thereunder.

(b) Maximum Option Term. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price. In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

6.2 Exchange Program. The Administrator cannot institute an Exchange Program.

6.3 Outside Director Limitations. No Outside Director may be paid, issued or granted, in any calendar year, cash retainer fees and Awards (whether settled in cash or stock) with an aggregate value of more than $1,000,000 (with the value of each Award based on its grant date fair value (determined in accordance with U.S. generally accepted accounting principles)). Any cash compensation paid or Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purposes of the limitations under this Section 6.3. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 16.1.

6.4 Dividend Payments. Dividends or other distributions payable with respect to Shares subject to Awards (including Dividend Equivalents) will not be paid before and unless the underlying Shares vest, and will be subject to the same forfeitability provisions as the underlying Shares. No dividends or other distributions will be paid with respect to Shares that are subject to unexercised Options or Stock Appreciation Rights, provided that nothing in this Section 6.4 shall preclude the Administrator from exercising its powers and authority under Section 16.

6.5 Holding Period Condition.

(a) Applicability. Any Shares issued to a Participant then designated as a “named executive officer” (within the meaning of Item 402 of Regulation S-K promulgated under the Securities Act) pursuant to the exercise or vesting of an Award and the issuance and settlement of such Shares (after being reduced for such Shares sold or withheld to cover the exercise price of the Award, if any, and applicable tax withholding obligations) will be subject to the Holding Period Condition.

(b) Definition. “Holding Period Condition” means that, with respect to certain Shares received following the exercise or vesting of an Award and the issuance and settlement of such Shares, such Shares may not be sold, transferred, hypothecated, pledged, or otherwise disposed of before the earliest of: (i) the twelve (12) month anniversary of the exercise or settlement date of such Shares; (ii) a Change in Control; or (iii) the date Participant ceases to be a Service Provider due to Participant’s death or Disability or (iv) the date Participant is no longer designated as a “named executive officer”); provided, however, Participant may conduct transactions that involve merely a change in the form in which Participant owns such Shares (for example, the transfer of the Shares to an inter vivos trust for which Participant is the beneficiary during Participant’s lifetime. For purposes of clarification, the time period for satisfying the Holding Period Condition with respect to shares acquired pursuant to the exercise of an Option or Stock Appreciation Right will commence upon the date the Award is exercised and the Shares delivered, and not upon the vesting of the Award. Further, in no event will the commencement date for satisfying the Holding Period Condition occur prior to the date the Award has vested. To enforce the Holding Period Condition, the Company, in its discretion, may take any action it determines reasonable or necessary, including attaching applicable legends on the Shares, or transferring the Shares to an escrow account or captive broker, which, in either case, is selected by the Company, and which conditions will expire once the Holding Period Condition is satisfied in accordance with the preceding sentence.

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7. Stock Options.

7.1 Grant of Options. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

7.2 Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

7.3 Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

7.4 Term of Option. Subject to the provisions of Section 6.1 relating to Incentive Stock Options, the term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than seven (7) years from the date of grant thereof.

7.5 Option Exercise Price and Consideration.

(a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant, subject to the provisions of Section 6.1 relating to Incentive Stock Options. Notwithstanding the foregoing provisions of this Section 7.5(a), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

(b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(c) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (a) cash (including cash equivalents); (b) check; (c) promissory note, to the extent permitted by Applicable Laws, (d) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (e) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (f) by net exercise; (g) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (h) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

7.6 Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (b) full payment for the Shares with respect to which the Option is exercised (together with any applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon such cessation as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within three (3) months of such cessation, or such shorter or longer period of time, as is specified in the Award Agreement, in no event later than the

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expiration of the term of such Option as set forth in the Award Agreement or Section 7.4 of the Plan. However, unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on such date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(c) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within twelve (12) months of cessation, or such longer or shorter period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 7.4 of the Plan, as applicable). However, unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on the date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(d) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within twelve (12) months following the Participant’s death, or within such longer or shorter period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 7.4 of the Plan, as applicable), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator. If the Administrator has not permitted the designation of a beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution (each, a “Legal Representative”). If the Option is exercised pursuant to this Section 7.6(d), Participant’s designated beneficiary or Legal Representative shall be subject to the terms of this Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the Service Provider. However, unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(e) Tolling Expiration. A Participant’s Award Agreement also may provide that:

i. if the exercise of the Option following the cessation of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16b, then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16b; or

ii. if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option, or (ii) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

8. Stock Appreciation Rights.

8.1 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

8.2 Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

8.3 Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 8.6 of the Plan will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

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Appendix A

8.4 Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

8.5 Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7.4 of the Plan relating to the maximum term and Section 7.6 of the Plan relating to exercise also will apply to Stock Appreciation Rights.

8.6 Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

9. Restricted Stock.

9.1 Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

9.2 Restricted Stock Agreement. Subject to the terms and conditions of the Plan, each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. The Administrator, in its sole discretion, may determine that an Award of Restricted Stock will not be subject to any Period of Restriction and consideration for such Award is paid for by past services rendered as a Service Provider.

9.3 Transferability. Except as provided in this Section 9 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

9.4 Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

9.5 Removal of Restrictions. Except as otherwise provided in this Section 9, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of any Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

9.6 Voting Rights. During any applicable Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

9.7 Dividends and Other Distributions. During any applicable Period of Restriction, and subject to Section 6.4, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

9.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company, and subject to Section 3, again will be available for grant under the Plan.

10. Restricted Stock Units.

10.1 Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

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Appendix A

10.2 Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

10.3 Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

10.4 Form and Timing of Payment. Payment of earned Restricted Stock Units will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

10.5 Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company, and subject to Section 3, again will be available for grant under the Plan.

11. Performance Awards.

11.1 Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured (“Performance Period”), and such other terms and conditions as the Administrator determines. Each Performance Award will have an initial value that is determined by the Administrator on or before its date of grant.

11.2 Objectives or Vesting Provisions and Other Terms. The Administrator will set any objectives or vesting provisions that, depending on the extent to which any such objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

11.3 Earning Performance Awards. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Award.

11.4 Form and Timing of Payment. Payment of earned Performance Awards will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Performance Awards in cash, Shares, or a combination of both.

11.5 Cancellation of Performance Awards. On the date set forth in the Award Agreement, all unearned or unvested Performance Awards will be forfeited to the Company, and subject to Section 3, again will be available for grant under the Plan.

12. Dividend Equivalents. The Administrator, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Awards are settled or forfeited. Subject to the limitations contained in Section 6, the Dividend Equivalents, if any, will be credited to an Award in such manner and subject to such terms and conditions as determined by the Administrator in its sole discretion. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 16, appropriate adjustments will be made to the Awards so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the consideration issuable upon settlement of the Awards, and all such new, substituted or additional securities or other property will be immediately subject to the same vesting and settlement conditions as are applicable to the Award.

13. Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to be exempt from or meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a

A-10

Appendix A

manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Parent or Subsidiaries have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless a Participant (or any other person) in respect of Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Participant (or any other person) as a result of Section 409A.

14. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, Awards granted hereunder will continue to vest during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

15. Limited Transferability of Awards. Unless determined otherwise by the Administrator (and subject to the provisions of Section 6.2 that provides that the Administrator cannot institute an Exchange Program), Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution (which, for purposes of clarification, shall be deemed to include through a beneficiary designation if available in accordance with Section 7.6(d) of the Plan), and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

16. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

16.1 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan, the number, class, and price of shares of stock covered by each outstanding Award, and the numerical Share limits in Section 3 and the numerical Share and dollar limits in Section 6 of the Plan.

16.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

16.3 Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, and unless provided otherwise in an Award Agreement, each outstanding Award will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices (subject to the provisions of the following paragraph).

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise his or her outstanding Options and Stock Appreciation Rights (or portions thereof) not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, or Performance Awards (or portions thereof) not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at target levels and as to a prorated portion of each Award based on the portion of the applicable performance period that has lapsed through the date of the merger or Change in Control, and all other terms and conditions met as to such prorated portion of such Award, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted for in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

For the purposes of this Section 16.3, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control

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Appendix A

by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, or Performance Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control. For the avoidance of doubt, the Administrator may determine that, for purposes of this Section 16.3 of the Plan below, the Company is the successor corporation with respect to some or all Awards.

Notwithstanding anything in this Section 16.3 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 16.3 to the contrary, and unless otherwise provided in an Award Agreement, if an Award that vests, is earned or paid-out under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement (or other agreement related to the Award, as applicable) does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that is otherwise accelerated under this Section 16.3 will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

17. Tax Withholding.

17.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholdings are due, the Company (or any of its Parent, Subsidiaries, or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Parent, Subsidiaries, or affiliates, as applicable) or a relevant tax authority, an amount sufficient to satisfy U.S. federal, state, local, non-U.S., and other taxes (including the Participant’s FICA or other social insurance contribution obligation) required to be withheld or paid with respect to such Award (or exercise thereof).

17.2 Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax liability or withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (a) paying cash, check or other cash equivalents; (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion; (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or paid; (e) such other consideration and method of payment for the meeting of tax liabilities or withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws; or (f) any combination of the foregoing methods of payment. The amount of the withholding obligation will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

18. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, free from any liability or claim under the Plan.

19. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

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20. Term of Plan. Subject to Section 24 of the Plan, the Plan will become effective upon its approval by the Company’s stockholders. The Plan will continue in effect until terminated under Section 21 of the Plan, but no Options that qualify as incentive stock options within the meaning of Code Section 422 may be granted after ten (10) years from the date of the initial Board action to adopt the Plan.

21. Amendment and Termination of the Plan.

21.1 Amendment and Termination. The Administrator, in its sole discretion, may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason.

21.2 Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

21.3 Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22. Conditions Upon Issuance of Shares.

22.1 Legal Compliance. Shares will not be issued pursuant to an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

22.2 Investment Representations. As a condition to the exercise or vesting of an Award, the Company may require the person exercising or vesting in such Award to represent and warrant at the time of any such exercise or vesting that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23. Inability to Obtain Authority. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

24. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

25. Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of such Participant’s status as an employee and/or other service provider for cause or any specified action or inaction by a Participant, whether before or after such termination of employment and/or other service, that would constitute cause for termination of such Participant’s status as an employee and/or other service provider. Notwithstanding any provisions to the contrary under this Plan, all Awards granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws, including without limitation any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 25 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.

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Appendix B

NETAPP, INC.
EMPLOYEE STOCK PURCHASE PLAN

As Amended Effective [—], 2021

I. Purpose of the Plan

This Employee Stock Purchase Plan is intended to promote the interests of NetApp, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

Certain provisions of the Plan as restated August 2001 (the “2001 Restatement”) became effective with the offering period commencing December 3, 2001 and did not have any force or effect prior to such date.

All share numbers in this document reflect (i) the two-for-one split of the Common Stock effected on December 19, 1997, (ii) the two-for-one split of the Common Stock effected on December 22, 1998, (iii) the two-for-one split of the Common Stock effected on December 21, 1999, and (iv) the two-for-one split of the Common Stock effected on March 23, 2000.

II. Administration of the Plan

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423, including designating separate Offerings under the Plan. Without limiting the generality of the foregoing, the Plan Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the determination of what compensation qualifies as Cash Earnings, handling of the payroll deductions and other additional payments that the Corporation may permit to be made by a Participant to fund the exercise of purchase rights granted pursuant to the Plan, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. Further, without shareholder consent and without limiting Section X.A, the Plan Administrator shall be entitled to change the offering periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Corporation’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with contribution amounts, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable that are consistent with the Plan.

Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III. Stock Subject to Plan

A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed Seventy Million Seven Hundred Thousand (70,700,000) shares, including (i) an increase of One Million Six Hundred Thousand (1,600,000) shares authorized by the Board on August 11, 1998 and approved by the shareholders on October 8, 1998, (ii) an increase of One Million (1,000,000) shares authorized by the Board on August 17, 1999 and approved by the shareholders on October 26, 1999, (iii) an increase of Three Million (3,000,000) shares authorized by the Board on August 9, 2001 and approved by the shareholders at the 2001 Annual Meeting held on October 18, 2001, (iv) an increase of Two Million Four Hundred Thousand (2,400,000) shares authorized by the Board on July 2, 2002, and approved by the shareholders at the 2002 Annual Meeting held on August 29, 2002, (v) an increase of One Million (1,000,000) shares authorized by the Board on June 12, 2003 and approved by shareholders at the 2003 Annual Meeting held on September 2, 2003, (vi) an increase of One Million Three Hundred Thousand (1,300,000) shares authorized by the Board on July 7, 2004 and approved by the shareholders at the 2004 Annual Meeting held on September 2, 2004, (vii) an increase of One Million Five Hundred Thousand (1,500,000) shares

B-1

Appendix B

authorized by the Board on July 1, 2005 and approved by the shareholders at the 2005 Annual Meeting held on August 31, 2005, (viii) an increase of One Million Six Hundred Thousand (1,600,000) shares authorized by the Board on July 10, 2006 and approved by the shareholders at the 2006 Annual Meeting held on August 31, 2006, (ix) an increase of One Million Six Hundred Thousand (1,600,000) shares authorized by the Board on July 13, 2007 and approved by the shareholders at the 2007 Annual Meeting held on September 19, 2007, (x) an increase of Two Million Nine Hundred Thousand (2,900,000) shares authorized by the Board on July 11, 2008 and approved by the shareholders at the 2008 Annual Meeting held on September 2, 2008, (xi) an increase of Six Million Seven Hundred Thousand (6,700,000) shares authorized by the Board on August 17, 2009 and approved by the shareholders at the 2009 Annual Meeting held on October 14, 2009, (xii) an increase of Five Million (5,000,0000) shares authorized by the Board on July 13, 2010 and approved by the shareholders at the 2010 Annual Meeting held on August 31, 2010, (xiii) an increase of Three Million Five Hundred Thousand (3,500,0000) shares authorized by the Board on July 14, 2011 and approved by the shareholders at the 2011 Annual Meeting held on August 31, 2011, (xiv) an increase of Five Million (5,000,000) shares authorized by the Board on July 18, 2012 and approved by the shareholders at the 2012 Annual Meeting held on August 31, 2012, (xv) an increase of Five Million (5,000,000) shares authorized by the Compensation Committee of the Board (pursuant to authority delegated by the Board) on July 31, 2013 and approved by the shareholders at the 2013 Annual Meeting held on September 13, 2013, (xvi) an increase of Five Million (5,000,000) shares authorized by the Board on July 23, 2014 and approved by the shareholders at the 2014 Annual Meeting held on September 5, 2014, (xvii) an increase of Five Million (5,000,000) shares authorized by the Compensation Committee of the Board (pursuant to authority delegated by the Board) on July 24, 2015 and approved by the shareholders at the 2015 Annual Meeting held on September 11, 2015, (xviii) an increase of Two Million Five Hundred Thousand (2,500,000) shares approved by the Board on July 30, 2016, pursuant to a recommendation by the Board’s Compensation Committee and approved by the shareholders at the 2016 Annual Meeting held on September 15, 2016, (xix) an increase of Two Million Five Hundred Thousand (2,500,000) shares approved by the Board on July 17, 2017 and approved by the shareholders at the 2017 Annual Meeting held on September 14, 2017, (xx) an increase of Two Million (2,000,000) shares approved by the Board on July 19, 2018 and approved by the shareholders at the 2018 Annual Meeting held on September 13, 2018, (xxi) an increase of Two Million (2,000,000) shares approved by the Board on July 26, 2019, pursuant to a recommendation by the Board’s Compensation Committee and approved by the shareholders at the 2019 Annual Meeting held on September 12, 2019, plus (xxii) an increase of Three Million (3,000,000) shares approved by the Board on July 19, 2021, pursuant to a recommendation by the Board’s Compensation Committee.

B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date under the Plan and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV. Offering Periods

A. Shares of Common Stock shall be offered for purchase under the Plan through a series of overlapping offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period. Offering periods shall commence at semi-annual intervals on the first business day of June and December each year over the remaining term of the Plan. Accordingly, two (2) separate offering periods shall commence in each calendar year the 2001 Restatement remains in existence. However, the initial offering period under the 2001 Restatement shall begin on the first business day in December 2001 and end on the last business day in November 2003.

NOTE: Prior to December 3, 2001, shares of Common Stock were offered for purchase under the Plan through a series of successive offering periods, each with a maximum duration of twenty-four (24) months. The last such offering period began on the first business day in December 1999 and terminated on November 30, 2001.

C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in June each year to the last business day in November of the same year and from the first business day in December each year to the last business day in May of the following year.

D. Should the Fair Market Value per share of Common Stock on any Purchase Date within any offering period beginning on or after December 3, 2001 be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then the individuals participating in such offering period shall, immediately after the purchase of shares of Common Stock on their behalf on such Purchase Date, be transferred from that offering period and automatically enrolled in the next offering period commencing after such Purchase Date.

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Appendix B

V. Eligibility

A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date (subject to the provisions of Section V.B); provided, however, that the Plan Administrator, in its discretion, from time to time may, prior to a start date of any offering period for all purchase rights for future offering periods, establish (on a uniform and nondiscriminatory basis) waiting periods for participation in future offering periods of not more than two (2) years from the participant’s date of hire. However, an Eligible Employee may participate in only one offering period at a time. Employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the Plan or an Offering if the participation of such employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

B. Except as otherwise provided in Section IV.D, an Eligible Employee must, in order to participate in the Plan for a particular offering period, complete an on-line enrollment process in a uniform and non-discriminatory basis prescribed by the Plan Administrator or complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) on or before the seventh (7th) business day prior to the start date of the applicable offering period or the date established by the Plan Administrator on or prior to that offering period in a uniform and non-discriminatory basis.

VI. Payroll Deductions

A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). The deduction rate so authorized by a Participant shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

(i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

(ii) The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective as of the start date of the first Purchase Interval following the filing of such form.

B. Payroll deductions on behalf of the Participant shall begin on the first pay day following the start date of the offering period in which he or she is enrolled and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account, except as may be required by applicable law, as determined by the Corporation, and if so required, will apply to all Participants in the relevant Offering, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f). The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes, except under Offerings in which applicable local law requires that amounts collected from the Participants be segregated from the Corporation’s general corporate funds and/or deposited with an independent third party for Participants in non-U.S. jurisdictions.

C. Payroll deductions shall automatically cease upon the Participant’s withdrawal from the offering period or the termination of his or her purchase right in accordance with the provisions of the Plan.

D. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

E. The Plan Administrator shall have the discretion, exercisable prior to the start date of any offering period under the Plan, to determine whether the payroll deductions authorized by Participants during such offering period shall be calculated as a percentage of Base Salary or Cash Earnings.

B-3

Appendix B

VII. Purchase Rights

A. Grant of Purchase Right. A Participant shall be granted a separate purchase right for each offering period in which he or she is enrolled. The purchase right shall be granted on the start date of the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments during that offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable. For purposes of the Plan, the Plan Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees will participate, even if the dates of the applicable offering periods of each such Offering are identical.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be affected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

C. Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the particular offering period in which he or she is enrolled shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed One Thousand Five Hundred (1,500) shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease, or implement, the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants enrolled in that particular offering period on each Purchase Date which occurs during that offering period.

E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be promptly refunded to Participant after each Purchase Date.

F. Suspension of Payroll Deductions. In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.

G. Withdrawal from Offering Period. The following provisions shall govern the Participant’s withdrawal from an offering period under the Plan:

(i) A Participant may withdraw from the offering period in which he or she is enrolled by completing an on-line withdrawal process in a uniform and non-discriminatory basis prescribed by the Plan Administrator or by filing the appropriate form with the Plan Administrator (or its designate) at any time on or before the seventh (7th) business day prior to the next scheduled Purchase Date in the offering period (unless such timing restriction is prohibited under the laws of the applicable jurisdiction), and no further payroll deductions shall be collected from the Participant with respect to that offering period; provided, however, that the Plan Administrator, in its discretion, from time to time may, prior to a start date of any offering period for all purchase rights for future offering periods, establish (on a uniform and nondiscriminatory basis) a different date for effective withdrawals from the Plan. Any payroll deductions collected during the Purchase Interval in which such timely withdrawal occurs shall be refunded as soon as possible and no shares will be purchased on behalf of such Participant on the next Purchase Date, and if such withdrawal is not timely made, and subject to the laws of the applicable jurisdiction, any payroll deductions collected during the Purchase Interval will be used to purchase shares on the next Purchase Date on behalf of such Participant.

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Appendix B

(ii) The Participant’s withdrawal from the offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by completing an on-line enrollment process in a manner prescribed by the Plan Administrator or by making a timely filing of the prescribed enrollment forms) on or before the seventh (7th) business day prior to the start date of the applicable offering period or the date determined by the Plan Administrator pursuant to Section V of that offering period.

H. Termination of Eligible Employee Status. Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. A Participant’s purchase right shall not terminate during any notice of termination period (e.g., garden leave, etc.) through the effective date of the Participant’s termination of employment as set forth in the notice, whether or not the Participant is providing active service to the Corporation. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the seventh (7th) business day prior to the Purchase Interval in which such leave commences (unless such timing restriction is prohibited under the laws of the applicable jurisdiction), to withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave; provided, however, that payroll deductions on the Participant’s behalf may be collected for amounts paid during such leave for services rendered by the Participant prior to his or her leave. Upon the Participant’s return to active service (i) within three (3) months following the commencement of such leave or (ii) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Corporation is guaranteed by either statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable time period shall be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by completing an on-line enrollment process in a manner prescribed by the Plan Administrator or making a timely filing of the prescribed enrollment forms) on or before the seventh (7th) business day prior to the start date of the applicable offering period or the date determined by the Plan Administrator pursuant to Section V of any offering period in which he or she wishes to participate.

I. Change in Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the offering period in which the Participant is enrolled at the time of such Change in Control or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.

The Corporation shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

J. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed either (i) the maximum limitation on the number of shares purchasable in total by all Participants on such date or (ii) the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

K. Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

L. Shareholder Rights. A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

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Appendix B

VIII. Accrual Limitations

A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period in which such right remains outstanding.

(ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX. Effective Date and Term of the Plan

A. The Plan was adopted by the Board on September 26, 1995 and was subsequently approved by the shareholders and became effective at the Effective Time.

B. The Plan was amended by the Board on August 11, 1998 (the “1998 Amendment”) to increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional One Million Six Hundred Thousand (1,600,000) shares. The 1998 Amendment was approved by the shareholders at the 1998 Annual Meeting.

C. On August 17, 1999, the Board amended the Plan to (i) increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional One Million (1,000,000) shares and (ii) make amendments to certain administrative provisions of the Plan (the “1999 Amendment”). The 1999 Amendment was approved by the shareholders on October 26, 1999.

D. The 2001 Restatement was adopted by the Board on August 9, 2001 and effects the following changes to the Plan: (i) increase the number of shares authorized for issuance under the Plan by an additional Three Million (3,000,000) shares, (ii) implement a series of overlapping twenty-four (24)-month offering periods beginning at semi-annual intervals each year, (iii) establish a series of semi-annual purchase dates within each such offering period, (iv) reduce the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date after November 30, 2001 from Twelve Thousand (12,000) shares to One Thousand Five Hundred (1,500) shares, (v) limit the number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date after November 30, 2001 to One Million (1,000,000) shares, (vi) extend the maximum term of the Plan until the last business day in May 2011 and (vii) revise certain provisions of the Plan document in order to facilitate the administration of the Plan. No purchase rights were exercised under the Plan, and no shares of Common Stock were issued, on the basis of the 3,000,000-share increase authorized by the 2001 Restatement, until the 2001 Restatement was approved by the shareholders at the 2001 Annual Stockholders Meeting.

E. The Plan was amended by the Board on July 2, 2002 (the “2002 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Two Million Four Hundred Thousand (2,400,000) shares. The 2002 Restatement was approved by the shareholders on August 29, 2002.

F. The Plan was amended by the Board on June 12, 2003 (the “2003 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million (1,000,000) shares. The 2003 Restatement was approved by the shareholders at the 2003 Annual Meeting.

G. The Plan was amended by the Board on July 7, 2004 (the “2004 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Three Hundred Thousand (1,300,000) shares. The 2004 Restatement was approved by the shareholders at the 2004 Annual Meeting.

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Appendix B

H. The Plan was amended by the Board on July 1, 2005 (the “2005 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Five Hundred Thousand (1,500,000) shares. The 2005 Restatement was approved by the shareholders at the 2005 Annual Meeting.

I. The Plan was amended by the Board on July 10, 2006 (the “2006 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Six Hundred Thousand (1,600,000) shares. The 2006 Restatement was approved by the shareholders at the 2006 Annual Meeting.

J. The Plan was amended by the Board on July 13, 2007 (the “2007 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Six Hundred Thousand (1,600,000) shares. The 2007 Restatement was approved by the shareholders at the 2007 Annual Meeting. The Plan was amended by the Board’s Compensation Committee on November 28, 2007 to limit the number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date to One Million Five Hundred Thousand (1,500,000) shares.

K. The Plan was amended by the Board’s Compensation Committee on May 23, 2008 to remove the limitation on the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.

L. The Plan was amended by the Board on July 11, 2008 (the “2008 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Two Million Nine Hundred Thousand (2,900,000) shares. The 2008 Restatement was approved by the shareholders at the 2008 Annual Meeting.

M. The Plan was amended by the Board on August 17, 2009 (the “2009 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Six Million Seven Hundred Thousand (6,700,000) shares. The 2009 Restatement was approved by shareholders at the 2009 Annual Meeting.

N. The Plan was amended by the Board on July 13, 2010 (the “2010 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Five Million (5,000,000) shares, to revise the eligibility requirements and to remove the Plan’s fixed-term expiration date. The 2010 Restatement was approved by shareholders at the 2010 Annual Meeting.

O. The Plan was amended by the Board on July 14, 2011 (the “2011 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Three Million Five Hundred Thousand (3,500,000) shares. The 2011 Restatement was approved by shareholders at the 2011 Annual Meeting.

P. The Plan was amended by the Board on July 18, 2012 (the “2012 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Five Million (5,000,000) shares. The 2012 Restatement was approved by the shareholders at the 2012 Annual Meeting.

Q. The Plan was amended by the Board’s Compensation Committee on April 16, 2013 to make administrative changes relating to the timing of enrollment and withdrawal from the Plan and the ability to suspend participation in the Plan.

R. The Plan was amended by the Board’s Compensation Committee on July 31, 2013 (pursuant to authority delegated by the Board) (the “2013 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Five Million (5,000,000) shares. The 2013 Restatement was approved by the shareholders at the 2013 Annual Meeting.

S. The Plan was amended by the Board’s Compensation Committee on June 26, 2014 to refund contributions not used to purchase whole shares on each Purchase Date to Participants instead of retaining contributions for purchasing shares on the following Purchase Date. The Plan was amended by the Board on July 23, 2014 (the “2014 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Five Million (5,000,000) shares. The 2014 Restatement was approved by the shareholders at the 2014 Annual Meeting.

T. The Plan was amended by the Board on July 17, 2015 to clarify the termination provisions relating to purchase rights. The Plan was amended by the Board’s Compensation Committee (pursuant to authority delegated by the Board) on July 24, 2015 (the “2015 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Five Million (5,000,000) shares. The 2015 Restatement was approved by the shareholders at the 2015 Annual Meeting.

U. The Plan was amended by the Board, pursuant to a recommendation by the Board’s Compensation Committee, on July 30, 2016 (the “2016 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Two Million Five Hundred Thousand (2,500,000) shares. The 2016 Restatement was approved by the shareholders at the 2016 Annual Meeting.

V. The Plan was amended by the Board on July 17, 2017 (the “2017 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Two Million Five Hundred Thousand (2,500,000) shares. The 2017 Restatement was approved by the shareholders at the 2017 Annual Meeting.

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Appendix B

W. The Plan was amended by the Board, pursuant to a recommendation by the Board’s Compensation Committee, on July 19, 2018 (the “2018 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Two Million (2,000,000) shares. The 2018 Restatement was approved by the shareholders at the 2018 Annual Meeting.

X. The Plan was amended by the Board, pursuant to a recommendation by the Board’s Compensation Committee, on July 26, 2019 (the “2019 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Two Million (2,000,000) shares. The 2019 Restatement was approved by the shareholders at the 2019 Annual Meeting.

Y. The Plan was amended by the Board, pursuant to a recommendation by the Board’s Compensation Committee, on July 19, 2021 (the “2021 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Three Million (3,000,000) shares. The 2021 Restatement was approved by the shareholders at the 2021 Annual Meeting.

Z. The Corporation shall comply with all applicable requirements of the 1933 Act (including the registration of such additional shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of the Nasdaq National Market with respect to those shares, and all other applicable requirements established by law or regulation.

AA. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (ii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X. Amendment of the Plan

A. The Board may alter, amend, suspend, terminate or discontinue the Plan at any time to become effective immediately following the close of any Purchase Interval. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Corporation shall obtain shareholder approval in such a manner and to such a degree as required. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan at the Effective Time be subsequently revised so as to require the recognition of compensation expense in the absence of such amendment or termination.

XI. General Provisions

A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

2021 Proxy Statement	B-8

Appendix B

Appendix
The following definitions shall be in effect under the Plan:

A. Base Salary shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan. Such Base Salary shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant’s behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

B. Board shall mean the Corporation’s Board of Directors.

C. Cash Earnings shall mean the (i) base salary payable to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan plus (ii) all overtime payments, bonuses, commissions, current profit-sharing distributions and other incentive-type payments received during such period. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings) made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established.

D. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation; or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders.

E. Code shall mean the Internal Revenue Code of 1986, as amended.

F. Common Stock shall mean the Corporation’s common stock.

G. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

H. Corporation shall mean NetApp, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of NetApp, Inc. which shall by appropriate action adopt the Plan.

I. Effective Time shall mean the time at which the underwriting agreement for the Corporation’s initial public offering of the Common Stock was executed and finally priced. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

J. Eligible Employee shall mean any person who is employed by a Participating Company on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a), or any lesser number of hours per week and/or number of months in any calendar year established by the Plan Administrator (if required under applicable local law) for purposes of any separate Offering.

B-9

Appendix B

K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

L. 1933 Act shall mean the Securities Act of 1933, as amended.

M. Offering means an offer under the Plan of a purchase right that may be exercised during an offering period as further described in Section VII. For purposes of the Plan, the Plan Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees will participate, even if the dates of the applicable offering periods of each such Offering are identical.

N. Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

O. Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees.

P. Plan shall mean the Corporation’s Employee Stock Purchase Plan, as set forth in this document.

Q. Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

R. Purchase Date shall mean the last business day of each Purchase Interval.

S. Purchase Interval shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

T. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

2021 Proxy Statement	B-10

Appendix C

AMENDMENT TO CERTIFICATE OF INCORPORATION
(Adoption of a Stockholder Written Consent Right)

ARTICLE VIII

Section 1. Stockholders of the Corporation shall take action by meetings held pursuant to this Certificate of Incorporation and the Bylaws and shall have no right to take any action by written consent without a meeting, except as provided in Section 2 of this Article VIII. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Special meetings of the stockholders, for any purpose or purposes, may only be called by the Chief Executive Officer, President, Chairman of the Board or a majority of the members of the Board of Directors. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

Section 2. (a) Actions required or permitted to be taken by stockholders at an annual or special meeting of stockholders may be effected by the written consent of the stockholders of the Corporation entitled to vote thereon, only if and as provided in this Section 2. The Board of Directors shall determine in good faith whether all applicable requirements set forth in this Section 2 have been satisfied and such determination shall be binding on the Corporation and its stockholders.

(b)(i) No stockholders may act by written consent in lieu of a meeting of stockholders except (A) in accordance with this Section 2(b) (including, without limitation, the requirements set forth herein with respect to submitting a request that the Board of Directors fix a record date for determining the stockholders entitled to take such action) or (B) pursuant to resolutions adopted by the Board of Directors authorizing one or more actions to be taken by the stockholders by written consent. Any written consent to take action in lieu of a meeting of stockholders may be revoked by the stockholder who executed such consent prior to the effectiveness of the stockholder action or actions set forth in such written consent by delivery to the Corporation of a revocation of such consent.

(ii) The record date for determining stockholders entitled to authorize or take corporate action by written consent shall be as fixed by the Board of Directors of the Corporation or as otherwise established under this Section 2. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice addressed to the secretary and delivered to the principal executive offices of the Corporation and signed by one or more stockholder or stockholders that has or have Owned (as defined in Section 3.15(e) of the Bylaws of the Corporation, as may be amended from time to time) as of the date of such written notice, continuously for at least six (6) months, a number of shares of common stock of the Corporation that represents not less than 25% of the outstanding shares of common stock of the Corporation (the “Requisite Percentage”), request that a record date be fixed for such purpose (each such notice, a “Request”). The Request must contain the information set forth in Section 2(b)(iii) of this Article VIII. If, before the earlier of the time when the Board of Directors of the Corporation shall have determined the validity of any Request and the time permitted for the Board of Directors of the Corporation to do so pursuant to the immediately following sentence, either the stockholder or stockholders who were signatories to such Request shall cease to Own the Requisite Percentage or any stockholder or stockholders among the signatories to the Request shall have revoked its consent thereto such that the remaining signatories thereto shall not Own the Requisite Percentage, then such Request shall be invalid, null and void without any further action by the Board of Directors of the Corporation. By the later of (A) ten (10) days after delivery of a valid Request and (B) five (5) days after delivery of any information requested by the Corporation pursuant to Section 2(b)(iii), the Board of Directors of the Corporation shall determine the validity of the Request and whether the Request relates to an action that may be authorized or taken by written consent pursuant to this Section 2 and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the Request has been determined to be valid and to relate to an action that may be authorized or taken by written consent pursuant to this Section 2 or if no such determination shall have been made by the date required by this Section 2, and in either event no record date has been fixed by the Board of Directors, the record date shall be the day on which the first signed written consent is delivered to the Corporation in the manner described in Section 2(b)(vii); except that, if prior action by the Board of Directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

C-1

Appendix C

(iii) Any Request (A) must be delivered by the holders of record who have Owned the Requisite Percentage continuously for at least six (6) months, as of the date such Request is delivered to the Corporation (with evidence of such ownership attached), who shall not revoke such request; (B) must describe the action proposed to be authorized or taken by the written consent; and (C) must contain (x) such other information and representations, to the extent applicable, then required by Section 2.12 of the Bylaws of the Corporation as though each stockholder submitting such Request was submitting a notice of a nomination for election to the Board of Directors or of other business to be brought before a meeting of stockholders and (y) the text of the proposal (including the text of any resolutions to be adopted by written consent and the language of any proposed amendment to the Bylaws of the Corporation). The Board of Directors may require the stockholders submitting a Request to furnish such other information as it may require to determine the validity of the Request. Stockholders seeking to authorize or take action by written consent shall update the information provided in the Request as required by the Bylaws of the Corporation with respect to information provided concerning nominations for elections to the Board or other business at meetings of stockholders.

(iv) Stockholders are not entitled to authorize or take action by written consent if (A) the action relates to an item of business that is not a proper subject for stockholder action under applicable law; (B) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than twelve (12) months before the Request is delivered; (C) a Similar Item was presented at an annual or special meeting of stockholders held not more than ninety (90) days before the Request is delivered (and, for purposes of this clause (C), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (D) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within ninety (90) days of the receipt by the Corporation of the Request (and, for purposes of this clause (D), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors), or (E) such Request was made in a manner that involved a violation of Regulation 14A promulgated under the Exchange Act, or other applicable law.

(v) Stockholders may authorize or take action by written consent only if such written consents are solicited from all holders of common stock of the Corporation.

(vi) Every written consent purporting to take or authorize the taking of corporate action must bear the date of signature of each stockholder who signs the written consent, and no written consent shall be effective to take or authorize the taking of the action referred to therein unless, within sixty (60) days of the earliest dated written consent delivered in the manner required by this Section 2(b)(vi), written consents signed by a sufficient number of stockholders to authorize or take such action are so delivered to the Corporation.

(vii) Every written consent purporting to take or authorize the taking of corporate action must be dated and delivered to the Corporation no earlier than sixty (60) days after the delivery of a valid Request. Written consents must be delivered to the Corporation’s principal place of business and must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the secretary at the principal executive offices of the Corporation. The secretary of the Corporation, or such other officer of the Corporation as the Board of Directors of the Corporation may designate (“Other Officer”), shall provide for the safe-keeping of such written consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all written consents and any related revocations and of the validity of the action to be authorized or taken by written consent as the secretary of the Corporation or Other Officer, as the case may be, deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the written consents have given consent; provided, however, that if the action to which the written consents relate is the removal or replacement of one or more members of the Board of Directors, the secretary of the Corporation or Other Officer, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors (“Inspectors”) with respect to such written consents and such Inspectors shall discharge the functions of the secretary of the Corporation or Other Officer, as the case may be, under this Section 2. If after such investigation the secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, shall determine that the action has been duly authorized or taken by the written consents, that fact shall be certified on the records of the Corporation and the written consents shall be filed in such records. In conducting the investigation required by this Section 2, the secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, may retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate, at the expense of the Corporation, and shall be fully protected in relying in good faith upon the advice of such counsel or advisors.

2021 Proxy Statement	C-2

Appendix C

(viii) No action may be authorized or taken by the stockholders by written consent except in accordance with this Section 2. If the Board of Directors of the Corporation shall determine that any Request was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to this Section 2, or any stockholder seeking to authorize or take such action does not otherwise comply with this Section 2, then the Board of Directors of the Corporation shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. No written consent shall be effective until such date as the secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, shall certify to the Corporation that the written consents delivered to the Corporation in accordance with Section 2(b)(vii) represent at least the minimum number of votes that would be necessary to authorize or take the corporate action at a meeting at which all shares entitled to vote thereat were present and voted, in accordance with Delaware law and the Bylaws of the Corporation.

(ix) Nothing contained in this Section 2 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any written consent or related revocations, whether before or after such certification by the secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(x) Notwithstanding anything to the contrary set forth above, (A) none of the foregoing provisions of this Section 2 shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors and (B) the Board of Directors shall be entitled to solicit stockholder action by written consent in any manner permitted by applicable law.

C-3

Appendix D

BYLAW AMENDMENT
(Adoption of a Stockholder Written Consent Right)

Section 2.13. The stockholders of the corporation may ~~not~~ take action by written consent without a meeting ~~but shall take any such actions at a duly called annual or special meeting~~ in accordance with these Bylaws and Article VIII of the Certificate of Incorporation.

2021 Proxy Statement	D-1

© 2021 NetApp

3060 Olsen Drive
San Jose, CA 95128
United States

COMPUTERSHARE C/O NETAPP, INC. 2 NORTH LASALLE STREET, 3RD FLOOR CHICAGO, IL 60602

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NTAP2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D57921-P58386	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY
NETAPP, INC.
The Board of Directors unanimously recommends a vote FOR each of the nominees named in proposal 1.

1.	Election of Directors

Nominees:		For	Against	Abstain

1a.	T. Michael Nevens				The Board of Directors unanimously recommends a vote FOR proposals 2, 3, 4, 5 and 6.		For	Against	Abstain

1b.	Deepak Ahuja				2.	To hold an advisory vote to approve Named Executive Officer compensation.

1c.	Gerald Held				3.	To ratify the appointment of Deloitte & Touche LLP as NetApp's independent registered public accounting firm for the fiscal year ending April 29, 2022.

1d.	Kathryn M. Hill				4.	To approve the NetApp, Inc. 2021 Equity Incentive Plan.

1e.	Deborah L. Kerr				5.	To approve an amendment to NetApp's Employee Stock Purchase Plan to increase the share reserve by an additional 3,000,000 shares of common stock.

1f.	George Kurian				6.	To approve a management Proposal for Stockholder Action by Written Consent.

1g.	Carrie Palin				The Board of Directors unanimously recommends a vote AGAINST proposal 7.		For	Against	Abstain

1h.	Scott F. Schenkel				7.	To approve a stockholder Proposal for Stockholder Action by Written Consent.

1i.	George T. Shaheen

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on
September 10, 2021: The Notice and Proxy Statement and Form 10-K are available at
 www.proxyvote.com.

D57922-P58386

NETAPP, INC.
Annual Meeting of Stockholders
September 10, 2021
3:30 PM PDT

This Proxy Is Solicited On Behalf Of The Board Of Directors

George Kurian and Michael J. Berry, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of the common stock of NetApp, Inc. ("NetApp") that the undersigned is entitled to vote at NetApp's Annual Meeting of Stockholders to be held on Friday, September 10, 2021, at 3:30 p.m. Pacific Time and at any adjournments or postponements thereof (the "Annual Meeting"). The Annual Meeting will be held virtually and you may attend via the Internet at www.virtualshareholdermeeting.com/NTAP2021.

This proxy will be voted as directed, or, if no direction is indicated, will be voted FOR the election of each of the nominees named in proposal 1, FOR proposals 2, 3, 4, 5 and 6, AGAINST proposal 7, and in the discretion of the persons named above as proxies upon such other matters as may properly come before the Annual Meeting. This proxy may be revoked at any time before it is voted.

PLEASE VOTE PROMPTLY BY USING THE TELEPHONE OR INTERNET VOTING OPTIONS OR SIGN, DATE AND RETURN THIS CARD USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

(Continued and to be signed on reverse side)